                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive proxy statement
[X] Definitive additional materials
[ ] Soliciting material pursuant to sec. 240.14a-11(c) or sec.240.14a-12

Integrated Technology USA, Inc.
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(Name of Registrant as Specified in Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check the appropriate box):
[ ] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:


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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and show how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[X] Fee paid previously with preliminary materials.

Fee was $0

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

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(2) Form, schedule or registration statement no.:

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(3) Filing party:

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(4) Date filed:

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

                               EXPLANATORY NOTE

The original filing of this definitive proxy statement omitted the Annexes to the proxy statement and the form of proxy. This filing includes the definitive proxy statement, the Annexes to the proxy statement, and the form of proxy.

                         Integrated Technology USA, Inc.
                         444 Madison Avenue, 38th Floor
                            New York, New York 10022



Dear stockholders of Integrated Technology USA, Inc.:

         You are invited to attend the annual meeting of stockholders of Integrated Technology USA, Inc. ("Integrated") to be held on September 15, 1999, at 9:30 a.m., local time, at 1585 Broadway, 26th Floor, New York, New York 10036.

         At the meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of February 22, 1999 (the "Merger Agreement"), among Integrated, Empire Resources, Inc., a Delaware corporation ("Empire"), Empire Resources Pacific Ltd., a Delaware corporation ("Empire-Pacific"), and the stockholders of Empire and Empire-Pacific. The Merger Agreement provides for, among other things, that:

         o    Integrated will merge with Empire;

         o the certificate of incorporation of the surviving corporation will be amended to change the name of the surviving corporation to "Empire Resources, Inc.";

         o there will be issued to the stockholders of Empire an aggregate of 9,384,761 shares of common stock of the surviving corporation, of which 3,824,511 shares will be deposited into escrow and be subject to an earn-out formula described herein; and

         o the board of directors of the surviving corporation will have nine members, comprised of four current directors of Integrated and five new directors that have been designated by Empire.

         The Integrated board of directors believes that the merger is fair to you, and is in your best interests, and recommends a vote "for" the proposal to approve and adopt the Merger Agreement.

         At the meeting, you will also be asked to elect directors and ratify the appointment of KPMG LLP (effective upon completion of the merger) as independent auditors for the fiscal year ending December 31, 1999.

         It is important that your shares be represented at the meeting, regardless of the number of shares you own. Therefore, please sign, date and return your proxy card as soon as possible, whether or not you plan to attend the meeting. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                                              Sincerely,

                                              William Spier
                                              Acting Chief Executive Officer



         This proxy statement is dated August 6, 1999, and is expected to be first mailed to stockholders on August 12, 1999.

                         Integrated Technology USA, Inc.
                         444 Madison Avenue, 38th Floor
                            New York, New York 10022

                    Notice of Annual Meeting of Stockholders
                        To be held on September 15, 1999

To the stockholders of Integrated Technology USA, Inc.:

         The annual meeting of stockholders of Integrated Technology USA, Inc., a Delaware corporation ("Integrated"), will be held on September 15, 1999, at 9:30 a.m., local time, at 1585 Broadway, 26th Floor, New York, New York 10036, for the following purposes:

         1. You will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger dated as of February 22, 1999 (the "Merger Agreement"), among Integrated, Empire Resources, Inc., a Delaware corporation ("Empire"), Empire Resources Pacific Ltd., a Delaware corporation ("Empire-Pacific"), and the stockholders of Empire and Empire-Pacific. The Merger Agreement provides for, among other things, that:

         o    Integrated will merge with Empire;

         o the certificate of incorporation of the surviving corporation will be amended to change the name of the surviving corporation to "Empire Resources, Inc.";

         o there will be issued to the stockholders of Empire an aggregate of 9,384,761 shares of common stock of the surviving corporation, of which 3,824,511 shares will be deposited into escrow and be subject to an earn-out formula described herein; and

         o the board of directors of the surviving corporation will have nine members, comprised of four current directors of Integrated and five new directors that have been designated by Empire.

         2. You will be asked to elect as directors the nominees identified herein.

         3. You will be asked to ratify the appointment of KPMG LLP (effective upon completion of the merger) as independent auditors for the fiscal year ending December 31, 1999.

         The Integrated board of directors believes that the merger is fair to you, and is in your best interests, and recommends a vote "for" the proposal to approve and adopt the Merger Agreement. The Integrated board also recommends a vote "for" each of the other proposals.

         The board of directors of Integrated has fixed the close of business on July 19, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment thereof. Only holders of record of shares of Integrated common stock at the close of business on the record date are entitled to notice of, and to vote at, the meeting.

         Your vote is important. Even if you plan to attend the meeting in person, we request that you sign and return the enclosed proxy to ensure that your shares will be represented at the meeting if you are unable to attend. If you do attend the meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                                             By Order of the Board of Directors,

                                             William Spier
                                             Acting Chief Executive Officer

                                TABLE OF CONTENTS

         QUESTIONS AND ANSWERS ABOUT THE MERGER................................1

         CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS................4

         WHERE YOU CAN FIND MORE INFORMATION...................................4

         INCORPORATION BY REFERENCE............................................4

         SUMMARY...............................................................5

         INTEGRATED SELECTED HISTORICAL FINANCIAL DATA........................16

         EMPIRE COMPANIES SELECTED HISTORICAL FINANCIAL DATA..................17

         UNAUDITED PRO FORMA FINANCIAL STATEMENTS.............................20

         CAPITALIZATION.......................................................27

         MARKET PRICE DATA AND DIVIDEND POLICY................................28

         COMPARATIVE UNAUDITED PER SHARE DATA.................................29

         THE COMPANIES........................................................31

         RISK FACTORS.........................................................31

         THE MEETING..........................................................34

         THE MERGER AND RELATED TRANSACTIONS..................................37

         MATERIAL TERMS OF THE MERGER AGREEMENT...............................45

         MANAGEMENT FOLLOWING THE MERGER......................................53

         BUSINESS OF EMPIRE...................................................59

         EMPIRE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
          RESULTS OF OPERATIONS...............................................62

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          FOLLOWING THE MERGER................................................69

         ELECTION OF DIRECTORS................................................71

         RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS..................71

         STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING....................72

         LEGAL MATTERS........................................................72

         INDEPENDENT AUDITORS.................................................72

         EMPIRE RESOURCES, INC. FINANCIAL STATEMENTS.........................F-1
                                 List of Annexes
Annex A-Agreement and Plan of Merger
Annex B-Voting Agreement
Annex C-Employment Agreement with Nathan Kahn
Annex D-Employment Agreement with Sandra Kahn
Annex E-Escrow Agreement
Annex F-Opinion of Seidman & Co., Inc.
Annex G-Annual Report on Form 10-KSB of Integrated Technology USA, Inc. for the year ended December 31, 1998.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:       Why are we proposing to merge?

A: Integrated was formerly in the business of designing and marketing certain computer-related products. We completely discontinued these operations at the end of 1997 due to our inability to achieve profitability. Since that time, our only activity has been seeking a business combination opportunity that would enable us to redeploy our remaining cash ($10.1 million at June 30, 1999) into a new operating business. We believe that the merger with Empire, a distributor of value added, semi-finished aluminum products, will enable our stockholders to obtain an interest in an established operating business with a track record of earnings over many years and the potential for future growth.

Q: When is the stockholder meeting relating to the merger and what specific proposals will I be asked to consider?

A: The Integrated annual meeting will take place on September 15, 1999 at 9:30 a.m. At the meeting, Integrated stockholders will be asked to approve and adopt the Agreement and Plan of Merger dated as of February 22, 1999, among Integrated, Empire, Empire- Pacific, and the stockholders of Empire and Empire Pacific.

Q:       What will happen to Integrated if the merger is approved?

A: If the merger is approved, Empire will be merged with and into Integrated, and Integrated will be the surviving corporation. The surviving corporation will continue the business of Empire.

Q:       What will the name of the surviving corporation be?

A: Following the merger, the surviving corporation will continue the business of Empire under the name "Empire Resources, Inc."

Q:       What will the stockholders of Empire receive in the Merger?

A: The surviving corporation in the merger will issue to the stockholders of Empire an aggregate of 9,384,761 shares of common stock of the surviving corporation. However, the stockholders of Empire will be required to deposit 3,824,511 of these shares into escrow. Some or all of the escrowed shares may be released to the stockholders of Empire based on a two-year earn-out formula described herein. Any escrowed shares not required to be released to the stockholders of Empire based on the earn-out formula will be returned to the surviving corporation and canceled. The stockholders of Empire will have the right to vote the shares held in escrow.

Q: What percentage of the surviving corporation will the stockholders of Empire own following the merger?

A: The stockholders of Empire will own approximately 47.5% of the outstanding common stock of the surviving corporation after the merger, assuming none of the escrowed shares are released to the stockholders of Empire, and approximately 60.5%, assuming all of the escrowed shares are released. Such percentages would be reduced to approximately 44.9% and 57.9%, respectively, assuming exercise of certain outstanding options and warrants that provide for an exercise price of $2.00 per share or less.
                                       1

Q:       Who will control the surviving corporation following the merger?

A: Following the merger, Nathan Kahn and Sandra Kahn, the sole stockholders of Empire, will have effective control of the surviving corporation.

Q:       Who will be on the board of directors of the surviving corporation?

A: Following the merger, the board of directors will have nine members. The nine members will include (1) Nathan Kahn and Sandra Kahn, the sole stockholders of Empire, (2) three other directors designated by Empire and (3) four current directors of Integrated.

Q:       Who will the executive officers of the surviving corporation be?

A: Following the merger, (1) Nathan Kahn (currently President of Empire) will become Chief Executive Officer of the Surviving Corporation, (2) Sandra Kahn (currently Secretary and Treasurer of Empire) will become Chief Financial Officer of the Surviving Corporation and (3) Harvey Wrubel (currently an Empire employee) will become Vice President of Sales of the Surviving Corporation.

Q: Will the stockholders of Integrated receive any shares or other payments in connection with the merger?

A: No. The current stockholders of Integrated will not receive any shares or other payments in connection with the merger.

Q: What will happen to the currently outstanding shares of Integrated common stock as a result of the merger?

A: Nothing. These shares will remain outstanding and will not be affected by the merger.

Q:       Should I send in my stock certificates?

A: No. You should keep your stock certificates. They will not be a ffected by the merger.

Q:       What do I need to do now?

A: Just mail your signed proxy card in the enclosed return envelope as soon as possible so that your shares can be voted at the September 15, 1999 meeting of Integrated.

Q:       If my shares are held in "street name" by my broker, will my broker
         vote my   shares for me?

A: Your broker will only vote your shares if you provide instructions on how to vote. Without instructions, your shares will not be voted. You should instruct your broker to vote your shares by following the directions provided by your broker. If you do not instruct your broker to vote your shares, this will have the effect of a vote against the proposal relating to approval and adoption of the Merger Agreement and approval of the merger.

Q:       Can I change my vote after I have mailed my signed proxy card?

A: Yes. You can change your vote at any time before your proxy card is voted at the meeting. You can do this in one of three ways. First, you can send Integrated a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card. Third, you can attend the meeting and vote in person. Your attendance alone will not, however, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q:       What are the tax consequences of the merger to Integrated stockholders?

A: The merger will not have any effect on Integrated stockholders for federal income tax purposes.

Q: Do I have dissenters' rights of appraisal in connection with the merger?

A: No. The stockholders of Integrated do not have any right to an appraisal of the value of their shares in connection with the merger.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         Certain statements contained in, or incorporated by reference in, this Proxy Statement are forward-looking in nature. Such statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. You are cautioned that the business and operations of Integrated and Empire are subject to a variety of risks and uncertainties and, consequently, our actual results may materially differ from those projected by any forward-looking statements. Certain of such risks and uncertainties are discussed below under the heading "Risk Factors." We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date such any such statement is made.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company.

                           INCORPORATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any information we incorporate in this manner is considered part of this Proxy Statement (except for any information superseded by information in this Proxy Statement). Any information we file with SEC after the date of this Proxy Statement will automatically update and supersede the information contained in this Proxy Statement.

         We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the merger is consummated:

         o    Annual Report on Form 10-KSB for the year ended December 31,1998;
         o Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1999 and June 30, 1999; and
         o    Current Report on Form 8-K dated March 9, 1999.

         We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this Proxy Statement (other than the Annual Report on Form 10-KSB for the year ended December 31,1998, which is attached as Annex G to this Proxy Statement). Requests should be directed to: Integrated Technology USA, Inc., Attention:
Corporate Secretary, 444 Madison Avenue, 38th Floor, New York, New York 10022, telephone number: (212) 759-3287 (ext. 122).

         You should rely only on the information provided or incorporated by reference in this Proxy Statement. We have authorized no one to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than the date on the front of this Proxy Statement.

                                     SUMMARY

         This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the proposed merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document (including the appendices) and the documents that we have incorporated by reference.

The Companies

     Integrated

         Integrated was formerly in the business of designing and marketing certain computer-related products. Integrated completely discontinued these operations at the end of 1997 due to its inability to achieve profitability. Since that time, Integrated's only activity has been seeking a business combination opportunity that would enable it to redeploy its remaining cash ($10.1 million at June 30, 1999) into a new operating business. Integrated's principal executive offices are located at 444 Madison Avenue, 38th Floor, New York, NY 10022.

     Empire Resources and Empire Resources Pacific

         Empire is a distributor of value added, semi-finished aluminum products. Empire-Pacific is an affiliate of Empire that acts as Empire's sales agent in Australia. Empire-Pacific, which is currently owned by the Empire Stockholders, will become a subsidiary of Empire before the merger is completed. The principal executive offices of Empire and Empire-Pacific (the "Empire Companies") are located at One Parker Plaza, Fort Lee, NJ 07024.

The Integrated Meeting

         The Integrated annual meeting will be held on September 15, 1999, at 9:30 a.m., local time, at 1585 Broadway, 26th floor, New York, New York 10036. At the meeting, you will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement. At the meeting, you will also be asked to elect directors and ratify the appointment of KPMG LLP (effective upon completion of the merger) as independent auditors for the fiscal year ending December 31, 1999. You are entitled to vote at the meeting if you owned shares of Integrated as of the close of business on July 19, 1999, the record date. At the close of business on the record date, 6,139,401 shares of Integrated common stock were outstanding and entitled to vote at the meeting. You will have one vote at the meeting for each share of Integrated common stock that you owned as of the record date.

Vote Required

         The affirmative vote of a majority of the shares of Integrated common stock entitled to vote at the meeting is required to approve and adopt the Merger Agreement.

         Directors will be elected by a plurality of the votes cast.

         Ratification of the appointment of KPMG LLP (effective upon completion of the merger) as independent auditors for the fiscal year ending December 31, 1999 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

Voting Agreements

         The directors of Integrated and certain of their affiliates have agreed that they will vote their shares of Integrated common stock in favor of approval of the Merger Agreement. These directors and affiliates beneficially own an aggregate of 1,761,570 shares of Integrated common stock, which constitutes approximately 28.69% of the outstanding shares. The form of voting agreement is attached as Annex B hereto.

Recommendation of the Board of Directors

         The Integrated board of directors believes that the merger is fair to you, and is in your best interests, and recommends a vote "for" the proposal to approve and adopt the Merger Agreement. This recommendation was made unanimously, except that Simon Kahn (who is the brother of Nathan Kahn) did not participate.

Interest of Certain Directors in the Merger

         In considering the recommendation of the Integrated board with respect to the merger, you should be aware that the directors have certain interests in the merger that are in addition to the interests of the stockholders generally. These interests include, but are not limited to, the vesting of certain options and the modification of certain options. These interests are described under "The Merger and Related Transactions--Conflicts of Interests."

 Fairness Opinion

         On January 19, 1999, Seidman & Co., Inc. delivered to the Integrated board of directors its oral opinion to the effect that, as of that date, the terms of the merger were fair, from a financial point of view, to the stockholders of Integrated. Seidman & Co. has confirmed such opinion by delivery of a written opinion dated February 22, 1999 (the date of the Merger Agreement). The full text of this opinion, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken, is attached as Annex F hereto.

Form of the Merger

         Pursuant to the Merger Agreement, (1) Empire will merge with and into Integrated, (2) Integrated will be the surviving corporation (the "Surviving Corporation") and (3) all of the assets and liabilities of Empire will become the assets and liabilities of the Surviving Corporation. Following the merger, the Surviving Corporation will continue the business of the Empire Companies. The Merger Agreement is attached as Annex A hereto.

         Empire-Pacific will become a wholly owned subsidiary of Empire before the merger is completed. As a result, upon completion of the merger, Empire-Pacific will be a wholly owned subsidiary of the Surviving Corporation.

Name Change

         The certificate of incorporation of the Surviving Corporation will be amended to change the name of the Surviving Corporation to "Empire Resources, Inc."

Management of the Surviving Corporation

     Board of Directors

         Following the merger, the board of directors of the Surviving Corporation will have nine members. The nine nominees for director are: (1) Nathan Kahn and Sandra Kahn (the "Kahns" or the "Empire Stockholders"), (2) three other directors designated by Empire (Jack Bendheim, Peter G. Howard and Nathan Mazurek), and (3) four current directors of Integrated (Barry W. Blank, Barry L. Eisenberg, Morris J. Smith, and William Spier).

     Officers

         Following the merger, (1) Nathan Kahn (currently President of Empire) will become Chief Executive Officer of the Surviving Corporation, (2) Sandra Kahn, (currently Secretary and Treasurer of Empire) will become Chief Financial Officer of the Surviving Corporation and (3) Harvey Wrubel (currently an Empire employee) will become Vice President of Sales of the Surviving Corporation.

Distribution of Surplus Net Worth of Empire

         In February 1999, Empire determined to distribute to the Empire Stockholders an amount ("Surplus Net Worth") equal to 60% of the pre-distribution total fair value of Empire's business and net assets inclusive of good will and going concern value, and in particular the full premium value of Empire's supply contracts (which total value Empire and the Empire Stockholders agreed was not less than $19 million), but in no event more than the total stockholders equity of Empire as shown on the balance sheet of Empire as of December 31, 1998 (or $10,922,475). Empire carried out the foregoing through the distribution to the Empire Stockholders of the Asset Backed Notes described under "--Distribution of Promissory Notes" below.

         Empire also determined to recalculate its Surplus Net Worth as of the effective time of the merger (with Empire's Surplus Net Worth equaling for such purpose the total stockholders' equity of Empire as shown on its balance sheet as of the effective time), and to make additional distributions (described under "--Possible Additional Distributions" below) to the Empire Stockholders to reduce such Surplus Net Worth to approximately zero.

         As a consequence of the foregoing, Empire has made, and expects to make, certain distributions to the Empire Stockholders as described below.

     Distribution of Promissory Notes

         On February 19, 1999, Empire distributed to the Empire Stockholders two promissory notes (the "Asset Backed Notes") in the aggregate principal amount of $10,922,475. The Asset Backed Notes: (1) bear interest at the rate of 6% per annum, (2) are due and payable in full on August 31, 1999 (as extended from June 30, 1999) and (3) are secured by all accounts receivable and inventory of Empire that were in existence on the date the notes were issued and by any proceeds received in respect of such collateral. Empire is required to deposit any proceeds constituting collateral into a segregated collateral account. The funds in this account will be used to repay the notes at maturity.

     Possible Additional Distributions

         Prior to completion of the merger, Empire expects to make, in accordance with the provisions of the Merger Agreement, such additional distributions to the Empire Stockholders as is necessary to reduce Empire's Surplus Net Worth, measured as of the effective time of the merger, to approximately zero. Such distributions may be in the form of cash or notes.

Expected use of Integrated's Cash

         Integrated had $10.1 million of cash as of June 30, 1999, and expects to have a minimum of $9.8 million of cash as of the effective time of the merger. Integrated expects that this cash will be used by the Surviving Corporation for working capital and repayment of indebtedness under Empire's revolving credit facility.

Issuance of Shares to the Empire Stockholders

         Upon completion of the merger, the Surviving Corporation will issue to the Empire Stockholders an aggregate of 9,384,761 shares of common stock of the Surviving Corporation. The Empire Stockholders will be required to deposit 3,824,511 of these shares (the "Contingent Shares") into escrow. The Contingent Shares will be subject to the earn-out described below.

Earn-Out Formula

         The number of the Contingent Shares (if any) that will be released to the Empire Stockholders will depend on the Surviving Corporation's cumulative after-tax, net income during the two-year period commencing April 1, 1999 and ending March 31, 2001, as indicated in the table below. Any shares not required to be released to the Empire Stockholders will be returned to the Surviving Corporation and canceled. For purposes of this calculation, the net income or loss of the Surviving Corporation for the measurement period will be adjusted as follows:

         o any extraordinary expenses (within the meaning of the Merger Agreement) relating to the merger (such as legal and accounting fees and printing expenses) will be excluded;

         o if during any portion of the measurement period, Integrated, Empire or Empire-Pacific is treated as an S Corporation for federal or state tax purposes, such-after tax income will be calculated on a pro forma basis as if all such corporations were liable for federal and state income taxes as taxable corporate entities throughout the entire period; and

         o such after-tax net income will be based upon the income of Empire (and not of Integrated) with respect to any portion of the measurement period that is prior to the effective time of the merger.

         The table below shows (1) the number of Contingent Shares that would be released to the Empire Stockholders based upon different amounts of cumulative after-tax, net income of the Surviving Corporation during the period indicated,
(2) the total number of shares of common stock of the Surviving Corporation that would be outstanding giving effect to the release of a specified number of Contingent Shares (and the return of any remaining shares to the Surviving Corporation), (3) the percentage of such outstanding shares that would be owned by the Empire Stockholders, and (4) the percentage of such outstanding shares that would be owned by the Empire Stockholders on a pro forma basis assuming the exercise of all outstanding options and warrants that have been issued by Integrated and provide for an exercise price per share of $2.00 or less. The information in the table below is based upon the number of shares of Integrated common stock that was outstanding as of July 19, 1999, the record date for the meeting to which this Proxy Statement relates.



                                                  Number of
                                                  Contingent Shares    Total Shares of                      Pro Forma
Cumulative After-Tax Income During the Two-Year   to Be Released to    Surviving           Percent Owned    Percent Owned
Period Ending March 31, 2001 (in Millions of      the Empire           Corporation         by Empire        by Empire
Dollars)                                          Stockholders         Outstanding         Stockholders     Stockholders
------------------------------------------------- -------------------- ------------------- ---------------- ---------------
         less than 4.4                                          0          11,699,651            47.5%            44.9%

         4.4 to but excluding 4.8                         228,817          11,928,468            48.5%            45.9%

         4.8 to but excluding 5.2                         466,268          12,165,919            49.5%            46.9%

         5.2 to but excluding 5.6                         712,853          12,412,504            50.5%            47.9%

         5.6 to but excluding 6.0                         969,107          12,668,758            51.5%            48.9%

         6.0 to but excluding 6.4                       1,235,611          12,935,262            52.5%            49.9%

         6.4 to but excluding 6.8                       1,512,993          13,212,644            53.5%            50.9%

         6.8 to but excluding 7.2                       1,801,933          13,501,584            54.5%            51.9%

         7.2 to but excluding 7.6                       2,103,168          13,802,819            55.5%            52.9%

         7.6 to but excluding 8.0                       2,417,500          14,117,151            56.5%            53.9%

         8.0 to but excluding 8.4                       2,745,802          14,445,453            57.5%            54.9%

         8.4 to but excluding 8.8                       3,089,028          14,788,679            58.5%            55.9%

         8.8 to but excluding 9.2                       3,448,217          15,147,868            59.5%            56.9%

         9.2 or greater                                 3,824,511          15,524,162            60.5%            57.9%


Escrow Arrangements Relating to the Contingent Shares

         The Contingent Shares will be held in escrow, pursuant to an Escrow Agreement in the form of Annex E hereto, until the earn-out is calculated. While the Contingent Shares are held in escrow, the Empire Stockholders will have the right to (1) vote such shares and (2) receive any dividends or distributions with respect to such shares. The Empire Stockholders have agreed to refund to the Surviving Corporation any dividends or distributions that are attributable to any Contingent Shares that are required to be returned to the Surviving Corporation. The Empire stockholders have also agreed that, as long as any Contingent Shares remain in escrow, they will not take any action (whether as stockholders or directors of the Surviving Corporation) to approve any dividends or distributions with respect to the common stock of the Surviving Corporation, unless such action is approved by a majority of the directors then in office who were directors of Integrated prior to the merger.

Closing Date Balance Sheet and Possible Related Adjustments

         As soon as reasonably practicable following the date on which the merger is completed (the "Closing Date"), the Empire Stockholders are required to provide to the board of directors of the Surviving Corporation an audited consolidated balance sheet of the Empire Companies as of the Closing Date (the "Closing Date Balance Sheet"). Based upon the Closing Date Balance Sheet, certain adjustments may be required as described below.

         Adjustment for Net Capital Deficiency. If the Closing Date Balance Sheet shows that the total stockholders' equity of the Empire Companies immediately prior to the merger was negative, then the Empire Stockholders are required to pay to the Surviving Corporation the amount of the net capital deficiency shown on the Closing Date Balance Sheet.

         Adjustment Relating to Receivables. Within 270 days following the Closing Date, the Empire Stockholders are required to deliver to the board of directors of the Surviving Corporation a certificate of the chief financial officer of the Surviving Corporation that shows, as of a date within 180 days of the Closing Date, the aggregate proceeds (including any insurance proceeds and credits and refunds from suppliers) that the Surviving Corporation realized from the collection of the accounts receivable reflected on the Closing Date Balance Sheet. If the amount realized from these accounts receivable is less than the aggregate amount of the accounts receivable (less allowance for doubtful accounts) shown on the Closing Date Balance Sheet, the Empire Stockholders are required to pay to the Surviving Corporation the shortfall.

         Adjustment Relating to Inventory. Within 455 days following the Closing Date, the Empire Stockholders are required to deliver to the board of directors of the Surviving Corporation a certificate of the chief financial officer of the Surviving Corporation that shows, as of a date, within 365 days of the Closing Date, the aggregate amount of sales proceeds (including any insurance proceeds and credits and refunds from suppliers) that the Surviving Corporation realized from the disposition of the inventories reflected on the Closing Date Balance Sheet. If the amount of such sales proceeds is less than the aggregate book value of the inventories shown on the Closing Date Balance Sheet, the Empire Stockholders are required to pay to the Surviving Corporation the shortfall.

         Adjustment Relating to Loans to Employees. The Empire Stockholders are required to pay to the Surviving Corporation the amount of any loans to employees which are reflected on the Closing Date Balance Sheet and which remain outstanding as of January 1, 2000.

Employment Agreements

         The Surviving Corporation will enter into an employment and non-compete agreement with each of Nathan Kahn and Sandra Kahn. The forms of these agreements are attached hereto as Annex C and Annex D, respectively. These agreements will provide, among other things, that:

         o Nathan Kahn will be paid (i) a base salary of $250,000 per annum (subject to a cost of living adjustment) plus (ii) an annual bonus with respect to each year equal to 5% of the amount by which the earnings before taxes of the Surviving Corporation (calculated as described below) for such year exceeded $4 million; and

         o Sandra Kahn will be paid (i) a base salary of $100,000 per annum (subject to a cost of living adjustment) and (ii) an annual bonus with respect to each year equal to 2% of the amount by which the earnings before taxes of the Surviving Corporation (calculated as described below) for such year exceeded $4 million.

         For purposes of calculating the annual bonus amounts payable to the Kahns, earnings before taxes of the Surviving Corporation shall be calculated excluding (1) charges to earnings for extraordinary items and (2) the annual bonus amounts payable to the Kahns.

         The Surviving Corporation will also enter into an employment and non-compete agreement with Mr. Wrubel as described under "Management Following the Merger--Certain Agreements to be Entered Into by Executive Officers."

Representations and Warranties

     Representations and Warranties Relating to Empire

         The Merger Agreement contains various representations and warranties made by the Empire Stockholders with respect to the Empire Companies and the proposed merger. These include, among others, representations and warranties as to organization and qualification under applicable law; subsidiaries; execution of the Merger Agreement; the merger not violating agreements and instruments; consents and approvals required for the merger; capitalization and share ownership; officers and directors; books and records; absence of undisclosed liabilities; absence of certain changes; suppliers and customers; inventory; accounts receivables; returns; relationships with related parties; offices; contracts; permits; compliance with laws, permits and instruments; litigation; assets; bank accounts; powers of attorney; absence of improper payments; taxes; employee benefit matters; brokers; accredited investor status; and information supplied for use in this Proxy Statement.

         The representations and warranties made by the Empire Stockholders will survive the merger. However, the obligation of the Empire Stockholders to indemnify the Surviving Corporation for any inaccuracy or breach of these representations and warranties is subject to certain limitations described below under "--Indemnification Obligation of the Empire Stockholders."

     Representations and Warranties Relating to Integrated

         The Merger Agreement also contains various representations and warranties made by Integrated. These representations and warranties will not survive the merger.

Indemnification Obligation of the Empire Stockholders

         The Empire Stockholders have agreed to indemnify the Surviving Corporation and its successors, assigns, officers, directors, partners, employees, servants and agents against any losses that result from any inaccuracy or breach of any of the representations, warranties or agreements made by the Empire Stockholders in the Merger Agreement. This indemnification obligation of the Empire Stockholders is subject to the following qualifications and limitations:

         Time Limitation. The indemnification obligation of the Empire Stockholders will generally terminate on the first anniversary of the merger or, if later, on the 31st day after the Surviving Corporation files with the SEC a Form 10-KSB in respect of 1999. However, certain indemnification obligations will continue after such date as follows:

         o any indemnification claim that is pending or asserted as of such date may continue to be asserted and indemnified against;

         o any claim based on a violation of the representations and warranties contained in Section 5.5 of the Merger Agreement (relating to capitalization and share ownership) may continue to be asserted and shall be indemnified against at any time; and

         o any claim based on a violation of the representations and warranties contained in Section 5.25 of the Merger Agreement (relating to taxes) may continue to be asserted and shall be indemnified against until the 181st day following the expiration of the applicable statute of limitations (and, if asserted prior to such time, may continue to be asserted and shall be indemnified against).

         Deductible. An amount of $100,000 is deductible from the aggregate amount payable by the Empire Stockholders in respect of all inaccuracies and breaches of the representations and warranties contained in the Merger Agreement. However, this deductible does not apply with respect to any amount payable in respect of any inaccuracy or breach of the representations and warranties set forth in the following Sections of the Merger Agreement: 4.1 (relating to information supplied for use in this Proxy Statement); 5.5 (relating to capitalization and share ownership); 5.25 (relating to taxes); or
5.27 (relating to absence of brokers).

Conditions to the Merger

         Completion of the Merger is subject to a number of conditions. These include, among others, those set forth below. See "Material Terms of the Merger--Conditions to the Merger."

     Conditions Applicable to All Parties

         The respective obligations of Integrated and Empire to complete the merger are subject to a number of conditions, including among others:

         o approval of the Merger Agreement by the stockholders of Integrated as contemplated by this Proxy Statement;

         o the shares issuable to the Empire Stockholders in the merger shall have been authorized for listing on the American Stock Exchange; and

         o certain conditions relating to Empire's existing revolving credit facility shall have been satisfied, including among others: (1) the lenders shall have consented to the Merger Agreement and the assumption of the credit facility by the Surviving Corporation,
              (2) the "commitment" provided by the credit facility shall be at least $25 million, (3) the date on which the facility terminates shall be no earlier than March 31, 2001 and (4) upon completion of the merger, there shall not be any default under the agreements governing the credit facility.

     Additional Conditions Applicable to Integrated

         The obligation of Integrated to complete the merger is subject to a number of additional conditions, including among others:

         o since the date of the Merger Agreement, there shall not have occurred any material adverse change in the financial condition, results of operations, properties, or business of the Empire Companies taken as a whole;

         o there shall be in effect $10 million of key-man life insurance on the life of Nathan Kahn (with the proceeds being payable to the Surviving Corporation); and

         o all of the issued and outstanding capital stock of Empire-Pacific shall be owned by Empire, free and clear of all liens.

     Additional Conditions Applicable to Empire

         The obligation of Empire to complete the merger is subject to a number of additional conditions, including among others:

         o since the date of the Merger Agreement, there shall not have occurred any material adverse change in the financial condition of Integrated and at the time of the Merger Integrated shall have (1) a minimum net worth of at least $9.75 million and (ii) cash and cash equivalents of at least $9.8 million;

         o the Empire Stockholders shall have received evidence from the American Stock Exchange that Integrated's listing will be continued following the merger; and

         o each of the directors of Integrated shall have executed a general release in favor of Integrated with respect to all claims arising prior to the merger, except that such release shall not release
              (1) any rights such person may have to acquire securities of Integrated under existing option or warrant agreements, (2) any claims under existing indemnification agreements or (3) any claim under the Merger Agreement.

Effective Time of the Merger

         The merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. Such filing will be made simultaneously with or promptly following the closing of the merger, which will take place as soon as practicable following approval of the Merger Agreement by the stockholders of Integrated and the satisfaction or waiver of the other conditions to each party's obligation to consummate the merger.

Termination of the Merger Agreement

         The Merger Agreement may be terminated at any time prior to completion of the merger, whether before or after the approval by the stockholders of Integrated, as follows:

         o    by the mutual consent of Integrated and the Empire Stockholders;

         o by either Integrated or the Empire Stockholders, if the merger shall not have been consummated prior to September 30, 1999, unless such date is extended by mutual consent of Integrated and the Empire Stockholders;

         o by Integrated, if (1) any other party to the Merger Agreement materially breaches in any material respect any of its material obligations under the Merger Agreement and such breach is not cured by such party within 10 days after being given notice of such breach or (2) the representations and warranties of the Empire Stockholders set forth in the Merger Agreement are not true and correct in all material respects;

         o by the Empire Stockholders, if (1) Integrated materially breaches in any material respect any of its material obligations under the Merger Agreement and such breach is not cured by Integrated within 10 days after being given notice of such breach, (2) the representations and warranties of Integrated set forth in the Merger Agreement are not true and correct in all material respects or (3) the board of directors of Integrated withdraws its recommendation of the merger or modifies such recommendation in any manner adverse to Empire or the Empire Stockholders;

         o by Integrated, if any event shall have occurred which renders any of the conditions to Integrated's obligation to complete the merger incapable of fulfillment;

         o by the Empire Stockholders, if any event shall have occurred which renders any of the conditions to their obligation to complete the merger incapable of fulfillment;

         o by Integrated or the Empire Stockholders, if the stockholders of Integrated fail to approve the Merger Agreement at a duly held meeting of Integrated stockholders (including any adjournment thereof) called for such purpose; and

         o by the Empire Stockholders, if any director of Integrated (1) becomes a participant in a solicitation in opposition to the merger or (2) becomes a member of a group which tenders or announces a tender for Integrated common stock.

Termination Fee

         Integrated will be required to pay Empire a termination fee of $250,000, if (a) any director of Integrated that owns shares of Integrated common stock fails to vote all such shares in favor of the merger and (b) the Merger Agreement is terminated because the requisite stockholder approval is not obtained. Integrated will also be required to pay Empire a termination fee of $250,000 if the Merger Agreement is terminated as a result of any director of Integrated becoming a participant in a solicitation in opposition to the merger or becoming a member of a group which tenders or announces a tender for Integrated common stock.

Amendment of the Merger Agreement

         To the extent permitted by applicable law, the Merger Agreement may be amended by the parties thereto at any time before or after approval of the Merger Agreement by the stockholders of Integrated or Empire.

Expenses of the Transaction

         Whether or not the merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including, without limitation, investment banking, legal and accountant fees and printing costs) will be paid by the party incurring such costs and expenses, except that those costs and expenses incurred in connection with the printing and filing of this Proxy Statement and the solicitation of proxies will be shared equally by Integrated and Empire. Empire will bear all costs and expenses in connection with satisfying the condition relating to its credit facility described above under "--Conditions to the Merger." Any costs that Empire is responsible for will be reflected in the Closing Date Balance Sheet to the extent that such expenses are accrued and unpaid as of the Closing Date.

Listing and Market Price Data

         Integrated's common stock trades on the American Stock Exchange (the "AMEX"). It is a condition to the merger that the shares of Integrated common stock to be issued in the merger shall be authorized for listing on the AMEX.

         On February 19, 1999, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing sales price of Integrated common stock on the AMEX was $1.625 per share. On August 5, 1999, the last trading day prior to the date of this Proxy Statement, the closing sales price of Integrated common stock on the AMEX was $1.938 per share.

Accounting Treatment

         For accounting and other financial reporting purposes, the merger will be treated as a "reverse acquisition." Under this treatment, the Surviving Corporation will be treated as a continuation of Empire, and the merger will be treated as an issuance of shares by Empire to the stockholders of Integrated in exchange for Integrated's cash.

Certain Federal Income Tax Consequences of the Merger

         The merger is intended to qualify as a tax-free reorganization for federal income tax purposes, in which case no gain or loss should be recognized by Integrated, the Surviving Corporation or the stockholders of Integrated as a result of the merger.

         The tax discussion set forth above is included for general information only and is based upon present law. No private letter ruling from the Internal Revenue Service as to the tax consequences of the merger has been or will be sought or obtained. Each Integrated stockholder should consult his or her tax advisor as to the specific tax consequences of the merger to him or her, including the application and effect of federal, state, local and other tax laws and the possible effects of changes in federal law or other tax laws.

No Appraisal Rights

         The stockholders of Integrated are not entitled to any right to an appraisal of the value of their shares in connection with the merger under the General Corporation Law of the State of Delaware.

                  INTEGRATED SELECTED HISTORICAL FINANCIAL DATA

         The following table sets forth selected income statement and balance sheet data of Integrated. The balance sheet data as of December 31, 1998, and the income statement data for each of the years in the two-year period ended December 31, 1998 have been derived from the consolidated financial statements of Integrated, which have been audited by PricewaterhouseCoopers LLP, independent accountants, and are included in Integrated's Annual Report on Form 10-KSB for the year ended December 31, 1998, which is attached as Annex G hereto. The balance sheet data as of March 31, 1999, and the income statement data for the three month periods ended March 31, 1998 and 1999, have not been audited by independent accountants, but in Integrated's opinion reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial condition and results of operations of Integrated as of the dates and for the periods presented. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the year ended December 31, 1999.

         The data set forth below should be read in conjunction with, and are qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the notes thereto included in (1) Integrated's Annual Report on Form 10-KSB for the year ended December 31, 1998, which is attached as Annex G hereto, and
(2) Integrated's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 1999, which is incorporated by reference into this Proxy Statement.


                                                                                           Three Months Ended
                                                    Year Ended December 31,                    March 31,
                                                  ------------------------------ ------------------------------------

                                                       1997             1998             1998              1999
                                                       ----             ----             ----              ----
Statement of Operations Data :                                                               (unaudited)
Interest income, net                              $     622,333       $ 546,920         $ 39,411        $   123,759

General and administrative expenses                           -         488,543           92,810            197,957
                                                  -------------       ---------         --------        -----------

Income (loss) from continuing operations                622,333          58,377           46,601            (74,198)
Discontinued operations:

Loss from discontinued operations                    (3,166,236)        (30,336)               -                  -


Loss on disposal of discontinued operations            (888,321)              -                -                  -
                                                  -------------                         --------        -----------

     Loss from discontinued operations               (4,054,557)        (30,336)             -                    -
                                                  -------------       ---------         --------        -----------
                Net (loss) income                 $  (3,432,224)     $   28,041         $ 46,601         $  (74,198)
                                                  =============      ==========         ========        ===========
Earnings (loss) per share from continuing
     operations-basic:                                    $0.10           $0.01            $0.01             $(0.01)


                                    December 31, 1998          March 31, 1999
                                    -----------------          --------------
Balance Sheet Data:                                                (unaudited)
Cash and cash equivalents             $10,109,736                   $10,115,955
Working capital                        10,017,862                    10,014,725
Total assets                           10,192,526                    10,189,530
Total liabilities                         174,664                       174,805
Stockholders' equity                   10,017,862                    10,014,725

               EMPIRE COMPANIES SELECTED HISTORICAL FINANCIAL DATA

         The following table sets forth selected income statement and balance sheet data for Empire and Empire Pacific.

Empire

          The table below sets forth selected income statement and balance sheet data for Empire. The data (other than the pro forma data) for the years ended December 31, 1996, 1997 and 1998 and as of December 31, 1997 and 1998 have been derived from the financial statements of Empire, which have been audited by KPMG LLP, independent accountants, and are included elsewhere in this Proxy Statement. The data for the years ended December 31, 1994 and 1995 and as of December 31, 1994, 1995 and 1996 have been derived from the financial statements of Empire, which have been audited by KPMG LLP, independent accountants, but are not contained in or incorporated by reference herein. The data (other than the pro forma data) for the three months ended March 31, 1998 and 1999, and as of March 31, 1999, have been derived from the unaudited financial statements of Empire, and in Empire's opinion include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial condition and results of operations of Empire as of the dates and for the periods presented. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of results to be expected for the year ending December 31, 1999. The data set forth below should be read in conjunction with, and are qualified by reference to, "Empire Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of Empire and the notes thereto included elsewhere in this Proxy Statement.


                                                                                                   Three Months Ended
                                                  Year Ended December 31,                                March 31,
                                  -------------------------------------------------------       ------------------------
                                      1994        1995        1996        1997       1998         1998           1999
                                      ----        ----        ----        ----       ----         -----          ----
                                                                                                     (unaudited)
                                                                     (in thousands)
Income Statement Data:
Net sales                         $100,379    $159,142    $119,716    $111,169    $101,163         $26,773       $21,132
Cost of goods sold                  92,115     145,335     107,805     102,607      94,228          25,025        19,526
Selling, general and
administrative expenses              3,530       4,499       4,869       3,438       3,080             667           681
Interest expense, net                  701       2,092       1,845       1,229       1,331             378           463
Income taxes                           190         128          68          50          39              10             6
                                  --------    --------    --------    --------    --------         -------       -------
Net income                        $  3,843    $  7,088    $  5,129    $  3,845    $  2,485         $   693       $   457
                                  ========    ========    ========    ========    ========         =======       =======
Earnings per share                $    384     $   709    $    513    $    385    $    249         $    69       $    46
                                                                      (unaudited)
Pro forma income taxes (1)           1,505       2,503       1,887       1,393         904             246           166
Pro forma net income (1)             2,527       4,713       3,310       2,502       1,621             457           297
Pro forma earnings per
  share(1)                             253         471         331         250         162              46            30




                                                                  December 31,
                                           ------------------------------------------------------------
                                               1994          1995       1996        1997          1998      March 31, 1999
                                           ---------      --------   --------    --------     ---------  --------------------
                                                                                                              (unaudited)
Balance Sheet Data:                                              (in thousands)
Cash                                       $     171      $   553    $    406    $    560     $   147         $      331
Trade accounts receivable, net                25,768       32,571      20,409      22,975       20,439            18,649
Inventories                                    6,776       17,561      16,184      23,055       14,005            14,681
Other current assets                             112          130       1,351         120          148               211
Furniture and equipment, net                      71           84          75          53           80                77
Other assets                                      29            -           -         402          367               352
Total assets                                                                                                      34,302
Notes payable - banks                         15,539       25,200      16,100      17,700       15,900            19,050
Notes payable-stockholders                         -            -           -           -            -            10,922(2)
Trade accounts payable                         8,810       14,303      10,637      17,276        7,835             4,232
Accrued expenses                               1,258          373         481         457          529               190
Stockholders' equity                           7,320       11,023      11,207      11,732       10,922              (93)
                                                                           (unaudited)
Pro forma accrued expenses (1)             $   2,574      $ 4,063    $  5,990    $  7,309     $  8,245        $    8,091
Pro forma stockholders' equity (1)             6,005        7,333       5,698       4,880        3,206            (7,994)


------------------------------
(1) Empire has heretofore been taxed as a Subchapter S Corporation. In general, the income or loss of a Subchapter S Corporation is passed through to its owners rather than being subjected to tax at the entity level. Empire's status as a Subchapter S Corporation will terminate upon completion of the merger. Pro forma income taxes reflects a provision for income taxes as if Empire had been liable for federal and state income taxes as a taxable corporate entity for all periods presented. Pro forma net income, pro forma earnings per share, pro forma accrued expenses and pro forma stockholders' equity reflect such pro forma income taxes.

(2) For information concerning these notes, see "Empire Management's Discussion and Analysis of Financial Condition and Results of Operations--Distribution of Surplus Net Worth."

Empire-Pacific

         The table below sets forth selected income statement and balance sheet data for Empire-Pacific. This data as of and for the years ended December 31, 1996, 1997 and 1998 and as of and for the three months ended March 31, 1998 and 1999, have been derived from the unaudited financial statements of Empire-Pacific. These financial statements were prepared in accordance with generally accepted accounting principles in Australia. These principles, as they relate to the selected historical financial data presented below, do not differ in any material respects from generally accepted accounting principles in the United States of America.


                                                             (unaudited--in thousands)
                                                                                         Three Months Ended
                                          Year Ended December 31,                            March 31,
                                  -------------------------------------------- --------------------------------------
                                   1996       1997       1998         1998         1998        1999          1999
                                  ------     ------     ------    ------------   --------    --------    ------------
                                                                   (in US         (in Australian          (in US
                                   (in Australian dollars)        dollars)(1)         dollars)           dollars)(1)
Income Statement Data:
Australian GAAP
Commission income                 $    5      $ 283     $  274    $        172   $     50    $     60    $         38
General and administrative
  expenses                           234        365        269             169         61          68              43
Net income (loss)                   (229)       (82)         5               3        (11)         (8)             (5)


                                               December 31,
                                   1996       1997       1998         1998              March 31, 1999
                                  ------     ------     ------    -----------   --------------------------
                                                                                    (in
                                                                   (in US        Australian       (in US
                                   (in Australian dollars)        dollars)(1)      dollars)     dollars)(1)
Balance Sheet Data:
Australian GAAP
Cash                              $    8     $    4     $    1    $         1        $     5       $     3
Other current assets                   1          -          -              -              -             -
Net, furniture and equipment           5          6          5              3              5             3
Loan from stockholders               208          -          -              -              -             -
Loan from Empire                       -        312        312            191            311           198
Accrued expenses                      35          9          -              -             13             8
Stockholders' deficit               (229)      (311)      (306)          (187)          (314)         (200)

------------------------------
(1) The translation of Australian dollar amounts into US dollar amounts is unaudited and included solely for the convenience of readers outside of Australia and has been performed using the following exchange rates: (i) in the case of income statement data for the year ended December 31, 1998, the average exchange rate during such period of Australian dollars 0.6291 to US dollar 1.00, (ii) in the case of income statement data for the three months ended March 31, 1999, the average exchange rate during such period of Australian dollars 0.6330 to US dollar 1.00, (iii) in the case of balance sheet data as of December 31, 1998, the exchange rate as of such date of Australian dollars 0.6123 to US dollar 1.00, and (iv) in the case of balance sheet data as of March 31, 1999, the exchange rate as of such date of Australian dollars 0.6352 to US dollar 1.00. These translations should not be construed as a representation that Australian dollar amounts could be converted to US dollars at these or any other rates.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

         For accounting and other financial reporting purposes, the merger will be treated as a "reverse acquisition." Under this treatment, the Surviving Corporation will be treated as a continuation of Empire, and the merger will be treated as an issuance of shares by Empire to the stockholders of Integrated in exchange for Integrated's cash. In view of this treatment, the following unaudited pro forma consolidated financial statements do not include the historical financial position or results of operations of Integrated.

         The following unaudited pro forma consolidated financial statements are based on the financial statements of Empire and the financial statements of Empire-Pacific included elsewhere in this Proxy Statement and are adjusted to reflect:

         o completion of the merger and Empire-Pacific becoming a subsidiary of Empire;

         o    treatment of Empire as a C Corporation for income tax purposes;

         o the use of Integrated's cash to repay indebtedness under the Empire credit facility following the merger;

         o compensation to be paid to Nathan Kahn and Sandra Kahn pursuant to their respective employment agreements that will be entered into concurrently with the merger; and

         o in the case of income statement data, the issuance by Empire of certain promissory notes to the Empire Stockholders representing the total stockholders' equity of Empire as of December 31, 1998 and the accrual of interest thereon.

         The unaudited pro forma consolidated balance sheet assumes that the transactions outlined above were consummated on March 31, 1999. The unaudited pro forma consolidated income statement assumes that the transactions outlined above were consummated as of January 1, 1998. The unaudited pro forma consolidated financial statements should be read in conjunction with the consolidated financial statements of Integrated and the financial statements of the Empire Companies included elsewhere in, or incorporated by reference in, this Proxy Statement.

         The unaudited pro forma financial statements do not purport to be indicative of the results that would have actually been obtained had the transactions outlined above occurred on the dates indicated or of the results that may be obtained in the future. The unaudited pro forma consolidated financial statements are provided for informational purposes only.


                                      Surviving Corporation
                         Unaudited Pro Forma Consolidated Balance Sheet
                                         March 31, 1999
                                                                       Empire
                                                         Empire        Pacific         Pro Forma
                                                         Historical    Historical      Adjustments      Pro Forma
                                                       -------------  -----------     ------------     ------------
Assets:
Cash                                                      $ 331,407   $    2,840      $          -     $    334,247

Trade accounts receivable                                18,649,310            -                 -       18,649,310

Inventories                                              14,680,673            -                 -       14,680,673
Other current assets                                        210,844          168           (35,403)D        175,609
      Total current assets                               33,872,234        3,008           (35,403)      33,839,839


Furniture and equipment                                     284,385        7,763                 -          292,148

Less: accumulated depreciation                            (206,959)       (4,291)                -        (211,250)

   Net furniture and equipment                               77,426        3,472                 -           80,898

Other assets                                                352,150            -          (202,150)A        150,000
                                                       -------------  -----------     ------------     ------------
      Total assets                                     $ 34,301,810   $    6,480      $   (237,553)    $ 34,070,737
                                                       =============  ===========     ============     ============

Liabilities and Stockholders' Equity
Notes payable - banks                                  $  19,050,000      $    -      $ (9,696,150)B   $  9,353,850

Notes payable to stockholders                             10,922,475           -          (297,256)C     10,625,219

Trade accounts payable                                     4,232,406           -           319,597 D      4,552,003

Accrued expenses                                             190,312       8,203                 -          198,515
                                                       -------------  -----------     ------------     ------------
      Total current liabilities                           34,395,193        8,203       (9,673,809)      24,729,587
                                                       -------------  -----------     ------------     ------------


Loan from Empire Resources, Inc.                                  -      198,095          (198,095)A              -
                                                       -------------  -----------     ------------     ------------

      Total liabilities                                   34,395,193      206,298       (9,871,904)      24,729,587
                                                       -------------  -----------     ------------     ------------
Stockholders' Equity:
Preferred stock, $.01 par value, 5,000,000
    shares authorized; none issued and
    outstanding (historical and pro forma)
Common stock, no par value (Empire), $.01 par
    value (Empire-Pacific), $.01 par value
    (Surviving Corporation pro forma); 200
    shares authorized (Empire), 1,000 shares
    authorized (Empire-Pacific), 40,000,000
    shares authorized (Surviving Corporation
    pro forma);10 shares issued and
    outstanding (Empire), 1,000 shares issued
    and outstanding (Empire-Pacific),
    15,524,162 issued and outstanding
    (Surviving Corporation pro forma)                         50,000            -          (50,000)C              -
                                                                                           155,242 B        155,242

Additional paid-in capital                                         -            -        9,540,908 B      9,185,908

                                                                                          (355,000)D

Cumulative translation adjustment                                  -       42,673                -           42,673

Accumulated deficit                                         (143,383)    (242,491)          (4,055)A        (42,673)

                                                                                           347,256 C
                                                       -------------  -----------     ------------     ------------

      Total stockholders' equity (deficit)                 (93,383)      (199,818)       9,634,351        9,341,150
                                                       -------------  -----------     ------------     ------------

      Total liabilities and stockholders'
      equity                                           $ 34,301,810   $     6,480       $ (237,553)    $ 34,070,737
                                                       ============   ===========      ============    ============

-----------------------

         A. To record the elimination of the outstanding loan from Empire to Empire-Pacific. Since the functional currency of Empire-Pacific is the Australian dollar, the adjustment also eliminates the transaction loss recorded by Empire-Pacific relating to the translation of the loan, which is denominated in U.S. dollars.

         B. To record the recapitalization of the Surviving Corporation and issuance of 6,139,401 shares to the Integrated stockholders in exchange for the net cash of Integrated, which will be used to repay a portion of the outstanding indebtedness under the Empire credit facility. Net cash reflects Integrated's cash balance at March 31, 1999, net of accounts payable and accrued expenses as of such date and expected costs of the merger of $245,000 to be borne by Integrated.

         C. To record a contribution by the Empire Stockholders to the Surviving Corporation (effected by a reduction in the principal amount of the promissory notes payable to the Empire Stockholders) in order to eliminate the pro forma net capital deficiency of Empire and Empire-Pacific at March 31, 1999, as required by the provisions of the Merger Agreement described under "Material Terms of the Merger Agreement--Closing Date Balance Sheet and Related Adjustments."

         D. To reflect costs of the merger to be borne by Empire.

                            Surviving Corporation
              Unaudited Pro Forma Consolidated Income Statement
                     For the Year Ended December 31, 1998


                                                                       Empire
                                                         Empire        Pacific         Pro Forma
                                                         Historical    Historical      Adjustments      Pro Forma
                                                       -------------  -----------     ------------     ------------

Net sales                                              $ 101,163,278  $         -     $          -     $101,163,278
Cost of goods sold                                        94,227,249            -         (172,365)A     94,054,884
                                                       -------------  -----------     ------------     ------------
      Gross profit                                         6,936,029            -          172,365        7,108,394
                                                       -------------  -----------     ------------     ------------

Selling, general and administrative expenses               3,079,983      169,506           12,226 B      3,942,669
                                                                                           243,000 C
                                                                                           437,954 J
                                                       -------------  -----------     ------------     ------------

Operating income (loss)                                    3,856,046     (169,506)        (520,815)       3,165,725

Interest and other (expense) income                      (1,331,056)      172,365         (172,365)A     (1,218,665)
                                                                                           767,740 D
                                                                                          (655,349)E
                                                       -------------  -----------     ------------     ------------

Income before income taxes                                 2,524,990        2,859         (580,789)       1,947,060

Income taxes                                                  39,300            -          658,138 F        697,438
                                                       -------------  -----------     ------------     ------------
Net income                                             $   2,485,690  $     2,859      $(1,238,927)   $   1,249,622
                                                       =============  ===========     ============    =============

Pro forma earnings per share:
      Basic                                            $        0.45                                  $        0.11
                                                       =============                                  =============
      Diluted                                          $        0.45                                  $        0.10
                                                       =============                                  =============

Shares  used in the computation of earnings per share:

      Basic                                                5,560,250 G                                   11,699,651 H
                                                      ==============                                  =============
      Diluted                                              5,560,250 G                                   11,961,279 I
                                                      ==============                                  =============

----------------------------


         A. To eliminate commissions paid by Empire to Empire-Pacific.

         B. To record the transaction loss of Empire-Pacific on the conversion of the dollar denominated loan from Empire.

         C. To record pro forma expense for compensation for Nathan and Sandra Kahn, pursuant to their respective employment agreements that will be entered into concurrently with the merger, as if such employment agreements had been in effect since January 1, 1998.

         D. To reduce the interest expense recorded by Empire on borrowings under the Empire credit facility as a result of the pro forma adjustment for the application of the Integrated cash to reduce outstanding borrowings under the Empire credit facility, as if such transactions had occurred as of January 1, 1998. Outstanding borrowings under the Empire credit facility accrued interest at an average annual rate of 7.92% for the year ended December 31, 1998.

         E. To record interest expense at a rate of 6% per annum on promissory notes payable to the Empire Stockholders in the aggregate amount of $10.9 million, as described under "Empire Management's Discussion and Analysis of Financial Condition and Results of Operations--Distribution of Surplus Net Worth", as if such notes had been outstanding since January 1, 1998.

         F. To record the provision for income taxes as if Empire had been a C Corporation since January 1, 1998.

         G. Shares used in the computation of basic earnings per share were based on the 10 shares of Empire common stock outstanding as of December 31, 1998 and adjusted for the 938,476.1 exchange ratio contemplated by the merger and as further adjusted to exclude the 3,824,511 Contingent Shares which will be placed in escrow, as described under "Material Terms of the Merger Agreement--Earn-Out Formula." The Contingent Shares were excluded from the computation of earnings per share, in accordance with the provisions of Statement of Financial Accounting Standards No. 128, Earnings per Share ("FAS 128").

         H. Shares used in the computation of basic earnings per share were based on the 15,524,162 shares that will be outstanding after the merger, excluding the 3,824,511 Contingent Shares which will be placed in escrow, as described under "Material Terms of the Merger Agreement--Earn-Out Formula." The Contingent Shares were excluded from the computation of earnings per share in accordance with the provisions of FAS 128.

         I . Shares used in the computation of diluted earnings per share include an additional 261,628 shares assuming the conversion of an aggregate 660,882 outstanding warrants and options with exercise prices per share equal to or less than $2.00, using the treasury stock method, and an assumed price per share of $2.00.

         J. Concurrently with the merger, the Kahns will transfer to Mr. Wrubel 469,238 shares ("Restricted Shares") of common stock of the Surviving Corporation, which represents a portion of the shares to be received by the Kahns in the merger. The transfer of the Restricted Shares from the Kahns to Mr. Wrubel will not involve the issuance of any shares by the Surviving Corporation or any cash expenditure by the Surviving Corporation. However, under applicable accounting rules, the transfer of the Restricted Shares from the Kahns to Mr. Wrubel will be treated the same as if the Surviving Corporation had issued such shares to Mr. Wrubel as compensation for services and, accordingly, the Surviving Corporation will be required to recognize an expense relating thereto. See "Empire Management's Discussion and Analysis of Financial Condition and Results of Operations--Accounting Treatment of Restricted Stock Agreement." The adjustment to selling, general and administrative expenses in the amount of $437,954 reflects the expenses relating to the Restricted Shares that would have been recognized during the period had the grant of the Restricted Shares occurred at January 1, 1998 (assuming a fair market value per share as of the grant date of $2.00).

                            Surviving Corporation
              Unaudited Pro Forma Consolidated Income Statement
                  For the Three Months Ended March 31, 1999

                                                                       Empire
                                                         Empire        Pacific         Pro Forma
                                                         Historical    Historical      Adjustments      Pro Forma
                                                       -------------  -----------     ------------     ------------
Net sales                                              $  21,132,340  $         -     $          -     $ 21,132,340
Cost of goods sold                                        19,525,716            -          (40,003)A     19,485,713
                                                       -------------  -----------     ------------     ------------
         Gross profit                                      1,606,624            -           40,003        1,646,627

Selling, general and administrative expenses                 680,870       43,554            1,739 A        845,195
                                                                                             4,055 B
                                                                                            65,209 C
                                                                                            49,768 J
                                                       -------------  -----------     ------------     ------------
Operating income (loss)                                      925,754      (43,554)         (80,768)         801,432

Interest and other (expense) income                         (462,723)      38,264          (38,264)A       (379,697)
                                                                                           174,046 D
                                                                                           (91,020)E
                                                       -------------  -----------     ------------     ------------
Income before income taxes                                   463,031       (5,290)         (36,006)         421,735
Income taxes                                                   6,414            -          144,567 F        150,981
                                                       -------------  -----------     ------------     ------------
Net income                                             $     456,617  $    (5,290)    $   (180,573)    $    270,754
                                                       =============   ===========    ============     ============
Pro forma earnings per share
         Basic                                         $        0.08                                   $       0.02
                                                       =============                                   ============
         Diluted                                       $        0.08                                   $       0.02
                                                       =============                                   ============
Shares used in the computation of earnings
         per share
         Basic                                             5,560,250 G                                   11,699,651 H
                                                       =============                                   ============
         Diluted                                           5,560,250 G                                   11,961,279 I

--------------------------------

         A. To eliminate commissions paid by Empire to Empire-Pacific.

         B. To record the transaction loss of Empire-Pacific on the conversion of the dollar denominated loan from Empire.

         C. To record pro forma expense for compensation for Nathan and Sandra Kahn, pursuant to their respective employment agreements that will be entered into concurrently with the merger, as if such employment agreements had been in effect since January 1, 1998.

         D. To reduce the interest expense recorded by Empire on borrowings under the Empire credit facility as a result of the pro forma adjustment for the application of the $9,696,150 of Integrated cash to reduce outstanding borrowings under the Empire credit facility, as if such transactions had occurred as of January 1, 1998. Outstanding borrowings under the Empire credit facility accrued interest at an average rate of 7.18% for the quarter ended March 31, 1999.

         E. To record interest expense at a rate of 6% per annum on promissory notes payable to the Empire Stockholders in the aggregate amount of $10.9 million, as described under "Empire Management's Discussion and Analysis of Financial Condition and Results of Operations--Distribution of Promissory Notes", as if such notes had been outstanding since January 1, 1998.

         F. To record the provision for income taxes as if Empire had been a C Corporation since January 1, 1998.

         G. Shares used in the computation of basic earnings per share were based on the 10 shares of Empire common stock outstanding as of March 31, 1999 and adjusted for the 938,476.1 exchange ratio contemplated by the merger and as further adjusted to exclude the 3,824,511 Contingent Shares which will be placed in escrow, as described under "Material Terms of the Merger Agreement--Earn-Out Formula." The Contingent Shares were excluded from the computation of earnings per share, in accordance with the provisions of FAS 128.

         H. Shares used in the computation of basic earnings per share were based on the 15,524,162 shares that will be outstanding after the merger, excluding the 3,824,511 Contingent Shares which will be placed in escrow, as described under "Material Terms of the Merger Agreement--Earn-Out-Formula." The Contingent Shares were excluded from the computation of earnings per share in accordance with the provisions of FAS 128.

         I. Shares used in the computation of diluted earnings per share include an additional 261,628 shares assuming the conversion of an aggregate 660,882 outstanding warrants and options with exercise prices per share equal to or less than $2.00, using the treasury stock method, and an assumed price per share of $2.00.

         J. Concurrently with the merger, the Kahns will transfer to Mr. Wrubel 469,238 shares ("Restricted Shares") of common stock of the Surviving Corporation, which represents a portion of the shares to be received by the Kahns in the merger. The transfer of the Restricted Shares from the Kahns to Mr. Wrubel will not involve the issuance of any shares by the Surviving Corporation or any cash expenditure by the Surviving Corporation. However, under applicable accounting rules, the transfer of the Restricted Shares from the Kahns to Mr. Wrubel will be treated the same as if the Surviving Corporation had issued such shares to Mr. Wrubel as compensation for services and, accordingly, the Surviving Corporation will be required to recognize an expense relating thereto. See "Empire Management's Discussion and Analysis of Financial Condition and Results of Operations--Accounting Treatment of Restricted Stock Agreement." The adjustment to selling, general and administrative expenses in the amount of $49,768 reflects the expenses relating to the Restricted Shares that would have been recognized during the period had the grant of the Restricted Shares occurred at January 1, 1998 (assuming a fair market value per share as of the grant date of $2.00).

                                 CAPITALIZATION

         The following table shows, as of March 31, 1999, (1) the actual capitalization of each of Integrated and Empire and (2) the pro forma capitalization of the Surviving Corporation. The pro forma capitalization gives effect to following transactions, as if they had occurred as of March 31, 1999:

         o completion of the merger and Empire-Pacific becoming a subsidiary of Empire;

         o treatment of Empire as a C Corporation for income tax purposes;

         o the use of Integrated's cash to repay indebtedness under the Empire credit facility following the merger; and

         o a contribution by the Empire Stockholders to the Surviving Company (effected by a reduction in the principal amount of the promissory notes payable to the Empire Stockholders) in order to eliminate the pro forma net capital deficiency of Empire and Empire-Pacific, as required by the provisions of the Merger Agreement described under "Material Terms of the Merger Agreement--Closing Date Balance Sheet and Related Adjustments."

         The pro forma capitalization shown below does not reflect additional borrowings made by Empire under its credit facility subsequent to March 31, 1999 in order fund working capital requirements. See "Empire Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." The information below should be read in conjunction with (1) the historical financial statements of Integrated and the Empire Companies appearing elsewhere herein or incorporated by reference herein, (2) the pro forma financial statements appearing elsewhere herein and (3) "Empire Management's Discussion and Analysis of Financial Condition and Results of Operations--Distribution of Surplus Net Worth."


                                                                                      March 31, 1999
                                                                    ------------------------------------------------
                                                                                                          Pro Forma
                                                                                                          Surviving
                                                                     Integrated         Empire           Corporation
                                                                    ------------     -----------         -----------
Notes payable - banks                                                    $    -      $19,050,000         $ 9,353,850
Notes payable to stockholders                                                 -       10,922,475          10,625,219
Stockholders' equity:
Preferred stock, $0.01 par value, 5,000,000 shares
  authorized; none issued and outstanding (historical and
  pro forma)                                                                  -                -                   -
Common stock, $0.01 par value (Integrated), no par value
  (Empire), $0.01 par value (Surviving Corporation pro
  forma);  40,000,000 shares authorized (Integrated), 200
  shares authorized (Empire), 40,000,000 shares authorized
  (Surviving Corporation pro forma); 6,139,401 shares issued and outstanding (Integrated), 10 shares issued and
  outstanding (Empire), 15,524,162 shares issued and
  outstanding (Surviving Corporation pro forma)                          62,425           50,000            155,242
Additional paid-in capital                                           21,768,888                -          9,185,908
Treasury stock, at cost, 107,048 shares                                (217,500)               -                  -
Cumulative translation adjustment                                             -                -             42,673
Accumulated deficit                                                 (11,599,088)        (143,383)           (42,673)
                                                                    -----------         --------           --------
Total stockholders' equity (deficit)                                 10,014,725          (93,383)         9,341,150
                                                                    -----------      -----------        -----------
Total capitalization                                                $10,014,725      $29,879,092        $29,320,219
                                                                    ===========      ===========        ===========

MARKET PRICE DATA AND DIVIDEND POLICY

Market Price Data

         The Integrated common stock commenced trading on the AMEX on October 1, 1996, under the symbol ITH.

         The table below sets forth for the periods indicated the high and low sales prices for the Integrated common stock as reported on the AMEX.



                                                       High              Low
1996
     Fourth Quarter                                    5 3/8             2
1997
     First Quarter...............................      2 5/8             1 1/8
     Second Quarter..............................      1 7/8             7/8
     Third Quarter...............................      1 15/16           1 1/4
     Fourth Quarter..............................      2 1/16            1 1/4
1998
     First Quarter...............................      1 13/16           1 1/8
     Second Quarter..............................      1 11/16           1 3/16
     Third Quarter...............................      1 5/8             1 1/8
     Fourth Quarter..............................      1 3/4             1 3/16
1999
     First Quarter ..............................      1 7/8             1 3/8
     Second Quarter .............................      2 3/4             1 3/8
     Third Quarter (through August 5, 1999)......      2 5/8             1 13/16


         On February 19, 1999, the last trading day prior to the public announcement of the execution of the Merger Agreement, the closing sales price of Integrated common stock on the AMEX was $1.625 per share. On August 5, 1999, the last trading day prior to the date of this Proxy Statement, the closing sales price of Integrated common stock on the AMEX was $1.938 per share.

         Empire and Empire-Pacific are privately-held corporations, and no public trading market exists for their common stock.

Dividend Policy

          No cash dividends have ever been declared by Integrated on its common stock. We expect that following the merger, the Surviving Corporation will retain its earnings to finance the development and growth of its business. Accordingly, we do not anticipate that any dividends will be declared on the common stock for the foreseeable future. Future payment of cash dividends, if any, will depend on the Surviving Corporation's financial condition and results of operations, business conditions, capital requirements, restrictions contained in agreements, future prospects and other factors deemed relevant by the board of directors of the Surviving Corporation.

                      COMPARATIVE UNAUDITED PER SHARE DATA

         The following table shows for the periods and as of the dates indicated:

         o net income (loss) from continuing operations per share of Integrated common stock on a historical and pro forma basis;

         o net income from continuing operations per share of Empire common stock on a historical and pro forma equivalent basis;

         o book value per share of Integrated common stock on a historical and pro forma basis; and

         o book value per share of Empire common stock on a historical and pro forma equivalent basis.

          The information in the table should be read in conjunction with (1) the historical financial statements of Integrated and Empire appearing elsewhere herein or incorporated by reference herein and (2) the pro forma financial statements appearing elsewhere herein.

         The pro forma data for Integrated for the year ended December 31, 1998, gives effect to the following transactions, as if they had occurred as of the beginning of the period:

         o the issuance by Empire of certain promissory notes to the Empire Stockholders as described under "Empire Management's Discussion and Analysis of Financial Condition and Results of Operations--Distribution of Surplus Net Worth"; and

         o completion of the merger and Empire-Pacific becoming a subsidiary of Empire.

         The pro forma data for Integrated for the three months ended March 31, 1999 and as of March 31, 1999, gives effect to completion of the merger and Empire-Pacific becoming a subsidiary of Empire, as if such transactions had occurred as of the beginning of the period, in the case of net income data, and as of the end of the period, in the case of book value data.

         The pro forma equivalent data for Empire is equal to the pro forma data for Integrated multiplied by 556,025. This multiplier represents the exchange ratio based upon the issuance to the Empire Stockholders of 5,560,250 shares of common stock of the Surviving Corporation (excluding 3,824,511 Contingent Shares) in exchange for the 10 shares of Empire common stock that are currently outstanding.

         The pro forma data is provided for your information. However, this data may not be indicative of the actual results that would have been achieved had the merger occurred at the beginning or end of the period.


Integrated:
    net income from continuing operations per share for year ended
    December 31, 1998..................................................          $0.01

    pro forma net income from continuing operations per share for year
    ended December 31, 1998............................................          $0.11

    net loss from continuing operations per share for three months ended
    March 31, 1999.....................................................         $(0.01)

    pro forma net income from continuing operations per share for three
    months ended March 31, 1999........................................          $0.02

    book value per share at March 31, 1999.............................          $1.63

    pro forma book value per share at March 31, 1999...................          $0.60



Empire:
    net income from continuing operations per share for year ended
    December 31, 1998..................................................    $248,569.00
    pro forma equivalent net income from continuing operations per share
    for year ended December 31, 1998...................................     $59,388.19
    net income from continuing operations per share for three months
    ended March 31, 1999...............................................     $45,661.70
    pro forma equivalent net income from continuing operations per share
    for three months ended March 31, 1999..............................     $12,867.56
    book value per share at March 31, 1999.............................     $(9,338.30)
    pro forma equivalent book value per share at March 31, 1999(1).....    $334,569.62

-----------------------

         (1) Including the Contingent Shares in the calculation, such pro forma equivalent book value per share is $564,696.89

                                  THE COMPANIES

Integrated

         Integrated was formerly in the business of designing and marketing certain computer-related products. Integrated completely discontinued these operations at the end of 1997 because it was unable to achieve profitability. Since that time, Integrated's only activity has been seeking a business combination opportunity that would enable it to redeploy its remaining cash ($10.1 million at June 30, 1999) into a new operating business.

Empire Resources and Empire-Pacific

        Empire is a distributor of value added, semi-finished aluminum products. Empire-Pacific is an affiliate of Empire that acts as Empire's sales agent in Australia. Empire-Pacific will become a subsidiary of Empire before the merger is completed. The principal executive offices of Empire and Empire-Pacific are located at One Parker Plaza, Fort Lee, NJ 07024.

                                  RISK FACTORS

Empire's Foreign Supply Sources are Subject to Substantial Risks.

         Empire generally purchases aluminum products from foreign suppliers. Thus, its operations could be materially and adversely affected by changes in economic, political and social conditions in the countries where Empire currently purchases or may in the future purchase such products. Among other things, changes in laws, regulations, or the interpretation thereof, or restrictions on currency conversions and exports, could negatively affect Empire's business. Although the trend in the markets in which Empire operates has been towards open markets and trade policies and the fostering of private economic activity, no assurance can be given that the governments will continue to pursue these policies or that such policies may not be significantly altered, especially in the event of a change in the leadership, or as a result of social or political upheaval or unforeseen circumstances affecting economic, political or social life.

Consolidation of Suppliers has Materially Impacted Empire's Operations.

         During the last several years, consolidations have been taking place among aluminum suppliers. As indicated under "Empire Management's Discussion and Analysis of Financial Condition and Results of Operations," two of Empire's principal suppliers were acquired in 1996 and 1997, with resultant negative impact on its sales volume. Although Empire believes that it has effectively replenished its sources of supply, there can be no assurance that Empire would be able to replace the volume of production or the type of products supplied by any of its current vendors, if they were acquired or their operations terminated or were interrupted.

Empire is Highly Dependent on Supplier Relationships.

         Empire's operations and its sales strategy are highly dependent upon its supplier relationships. Empire's strategy also is based in large part upon its ability to maintain and increase its supplier base, permitting it to purchase sufficient materials at competitive prices. As a result, the termination or limitation by any principal supplier of its relationship with Empire could have a material adverse effect on Empire's business.

         Empire's loss of any one of its material suppliers (or material default by any such supplier in its obligations to Empire) due to bankruptcy, financial difficulties, expropriation, social unrest,

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destruction, sabotage, strikes, acquisition by a person or entity unwilling to provide products to Empire, or for any other reason, would have at least a short-term material adverse effecton Empire's business.

Changing Aluminum Prices Could Impact Empire's Profit Margins.

         Empire relies on long-term relationships with its suppliers, but generally has no long-term, fixed-price purchase contracts; it purchases at prevailing market prices at the time orders are placed, with appropriate discounts for quantity purchases. The aluminum industry is highly cyclical, and the prices that Empire pays for aluminum and the prices it charges will be influenced by a variety of factors outside of its control, including general economic conditions (both domestic and international), competition, production levels, import duties and other trade restrictions, and currency fluctuations.

If Suppliers Fail to Provide Products of the Quality They Certify, Customer Relationships and Prices Could be Negatively Affected.

         Empire's relationships with its customers depend, in part, on its ability to deliver products of the quality specified by those customers. Empire obtains certifications from its suppliers as to the quality of the products being supplied. However, if the product is not of the quality certified, Empire may be forced to buy product of the specified quality from another source to fulfill the customer's order. While Empire would then be left with a claim against the supplier for any loss sustained by Empire, Empire may not be able to successfully prosecute these claims, particularly in foreign jurisdictions.

Empire is Exposed to Credit Risk From its Customers.

         Empire does not require collateral for customer receivables. Empire has significant balances owing from customers that operate in cyclical industries and under leveraged conditions, which may impair the collectability of these receivables. Empire carries credit insurance with a 15% co-pay provision and specific limits on each customer's receivables. Empire's failure to collect a significant portion of the amount due on its receivables directly from customers or through insurance claims (or other material default by customers in their obligations to Empire) could have a material adverse effect on Empire's financial condition.

Increased Tariffs Could Adversely Affect Empire's Financial Condition.

         During 1998, in excess of 20% of Empire's sales represented sales of aluminum products from countries considered developing countries under the generalized system of preference, which program expired on June 30, 1999. Although Congress is expected to renew the program in 1999, if it does not take such action, then imports from developing countries will be subjected to a tariff, instead of the duty-free treatment those imports now enjoy. To the extent these increased costs could not be passed on to its customers, Empire's profit margins could be negatively affected.

Antidumping and Other Duties Could be Imposed on Empire, its Suppliers and Their Products.

         The imposition of an antidumping or other increased duty on any products imported by Empire could have a material adverse effect on Empire's financial condition. For example, Empire's imports of aluminum products could be subject to an antidumping duty. Under United States law, an antidumping duty may be imposed on any imports if two conditions are met. First,

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

the Department of Commerce must decide that the imports are being sold in the United States at less than fair value. Second, the International Trade Commission must determine that the United States industry is materially injured or threatened with material injury by reason of the imports. The Commission's determination of injury involves a two-prong inquiry: first, whether the industry is materially injured, and second, whether the dumping, not other factors, caused the injury. The Commission is required to analyze the volume of imports, the effect of imports on United States prices for like merchandise, and the effects the imports have on United States producers of like products, taking into account many factors, including lost sales, market share, profits, productivity, return on investment, and utilization of production capacity.

If Empire Fails to Deliver Products on a Timely Basis, it May Suffer Losses.

         Interruption of shipping schedules upon which Empire relies for foreign purchases could result in untimely deliveries to Empire's customers or cause Empire to purchase the products in the United States at a higher cost in order to meet delivery schedules. Consequently, Empire's profit margins could be reduced or it could suffer losses. Empire assures its customers that it will deliver products within the period specified in their purchase orders. Any interruption of the means of transportation used by Empire to transport products could cause delays in delivery of products, could force Empire to buy the products from domestic suppliers at a higher cost in order to fulfill its commitments, and also could result in the loss of the customer.

Empire is Subject to Competition From Companies With Captive Sources of Supply.

         Many of Empire's competitors are significantly larger than Empire and many have captive sources of supply and access to greater capital and other resources. Thus, if Empire's sources of supply are interrupted, its competitors could be in a position to capture Empire's customers.

After the Merger, Integrated will be Controlled by the Current Stockholders of Empire.

         After the merger, the Empire Stockholders will have approximately 61% of the combined voting power of all outstanding shares of Integrated common stock. As a result, acting together, they would be able to effectively control virtually all matters requiring approval by the stockholders of the Surviving Corporation.

Empire is Dependent on its President.

         Empire is highly dependent on the services of its President, Nathan Kahn, the loss of whom could have a significant adverse impact on Empire's business.

Third Party Year 2000 Problems Could Affect Empire

         Some computer software programs and computer hardware and computer chips embedded in operating systems may not recognize correctly dates beginning on and after January 1, 2000. This could result in those programs, hardware or systems becoming inoperable or experiencing other adverse consequences. Empire has reviewed its internal computer software programs and hardware and believes that they will be year 2000 compliant before January 1, 2000. Empire's costs in connection with this review and making its software and hardware year 2000 compliant have not been and are not expected to be material.

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

         Empire has sought assurances from its suppliers, shippers and customers that their operations are year 2000 compliant, and has received assurances from many of them. However, Empire has no control over their compliance efforts. Furthermore, most of Empire's suppliers are located in foreign countries in which companies may not be as advanced in achieving year 2000 compliance as companies in the United States. There can be no assurance that year 2000 problems at Empire's suppliers or shippers will not interfere with Empire's ability to obtain supplies in a timely manner, if at all. Any such occurrence would have a material adverse effect on Empire's business. Furthermore, year 2000 problems may have a negative impact on the general economy or on the ability of businesses generally to receive essential services (such as telecommunications, banking services, etc.).

The Large Number of Integrated Shares Eligible for Future Sale Could Adversely Affect the Market for those Shares.

         Integrated cannot predict the affect, if any, that future sales of Integrated common stock or the availability of Integrated common stock for future sales, will have on the market price of Integrated common stock. After the merger, 15,524,162 shares of Integrated common stock will be issued and outstanding, of which 9,384,761 shares will be issued to the Empire Stockholders pursuant to the merger. The shares issued in the merger will be subject to certain transfer restrictions because (1) they will not be registered under the Securities Act of 1933 and, therefore, may not be sold unless they are registered or are sold under an exemption from registration and (2) 3,824,511 of the shares to be issued to the Empire Stockholders are Contingent Shares and may not be sold prior to the end of the two-year earn-out period applicable to these shares. Nevertheless, these shares, other than the Contingent Shares, may be sold in the public market without registration after a one-year holding period has elapsed (subject to certain volume and other restrictions on sale in the case of shares held by affiliates of the Surviving Corporation, which would include the Empire Stockholders).

                                   THE MEETING

Purposes of the Meeting

     The Merger

         At the meeting, you will be asked to consider and vote upon the approval and adoption of the Merger Agreement. The merger will occur only if this proposal is approved.

         The Integrated board of directors believes that the merger is fair to you, and is in your best interests, and recommends a vote "for" the proposal to approve and adopt the Merger Agreement. This recommendation was made unanimously, except that Simon Kahn (who is the brother of Nathan Kahn) did not participate.

     Election of Directors and Ratification of Auditors

         At the meeting, you will also be asked to elect directors and ratify the appointment of KPMG LLP (effective upon completion of the merger) as independent auditors for the fiscal year ending December 31, 1999.

Date, Time and Place of Meeting

         The meeting will be held on September 15, 1999 at 9:30 a.m. local time, at 1585 Broadway, 26th Floor, New York, New York 10036.

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

Record Date; Voting Rights

         The Board has fixed the close of business on July 19, 1999 as the record date for determining holders of Integrated common stock entitled to notice of, and to vote at, the meeting. As of the record date, there were 6,139,401 shares of Integrated common stock issued and outstanding. You will have one vote at the meeting for each share of Integrated common stock that you owned as of the record date.

Quorum

         The presence, in person or by properly executed proxies, of holders of at least a majority of the issued and outstanding shares of common stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business at the meeting. If a share is considered present at the meeting for any matter, it will be considered present for all other matters. Shares held by a nominee for a beneficial owner ("Broker Shares") that are voted on any matter and abstentions will be included in determining the number of shares present. Broker Shares that are not voted on any matter will not be included in determining the number of shares present.

Required Vote

     Approval of the Merger Agreement

         Approval of the Merger Agreement requires the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Integrated common stock entitled to notice of, and to vote at, the meeting. Abstentions and broker non-votes will have the same effect as votes cast against the proposal to approve the Merger Agreement.

     Election of Directors

         Directors will be elected by a plurality of the votes cast.

     Ratification of Appointment of Independent Auditors

         Ratification of the appointment of KPMG LLP (effective as of completion of the merger) as independent auditors for the fiscal year ending December 31, 1999 requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Abstentions will have the same effect as a vote against such ratification, whereas broker non-votes and shares not represented at the meeting will not be counted for purposes of determining whether such ratification has been approved.

Voting Agreements

         The directors of Integrated and certain of their affiliates have agreed that they will vote their shares of Integrated common stock in favor of approval of the Merger Agreement. These directors and affiliates beneficially own an aggregate of 1,761,570 shares of Integrated common stock, which constitutes approximately 28.69% of the outstanding shares as of the record date. A copy of the Voting Agreement is attached as Annex B to this Proxy Statement.

Voting and Revocation of Proxies

         All properly executed proxies that are not revoked will be voted at the meeting in accordance with the instructions contained therein. If a holder of Integrated common stock executes and returns a proxy and does not specify otherwise, the shares represented by such proxy will be voted (1) "for" approval of the Merger Agreement, (2) "for" election of the

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

nominees for director identified herein, (3) "for" ratification of the appointment of KPMG LLP (effective upon completion of the merger) as independent auditors for the fiscal year ending December 31, 1999 and (4) in the discretion of the proxy holder with respect to any other matter which may properly come before the meeting, including any adjournment or postponement thereof.

         A stockholder who has executed and returned a proxy may revoke it at any time before it is voted at the meeting by (1) executing and returning a proxy bearing a later date, (2) filing written notice of such revocation with the Secretary of Integrated stating that the proxy is revoked or (3) attending the meeting and voting in person. Later-dated proxies and written revocations should be sent to Integrated at 444 Madison Avenue, 38th Floor, New York, New York 10022, Attention: Secretary. A stockholder's attendance at the meeting will not, by itself, revoke a proxy. Any stockholder who has instructed a broker to vote his or her shares must follow the procedure provided by the broker to revoke those instructions.

Solicitation of Proxies

         The accompanying proxy is solicited by the Integrated board of directors for use at the meeting or any adjournments or postponements thereof, for the purposes set forth in this Proxy Statement and the attached notice of meeting. This Proxy Statement and accompanying proxy were first sent to stockholders on or about August 12, 1999.

         We are soliciting proxies by mail. In addition, our directors and officers may solicit proxies by personal interview, telephone, telegram or otherwise. We have engaged the services of Mackenzie Partners, Inc. to assist us in the solicitation of proxies. We expect to pay Mackenzie Partners a fee of $5,000 plus reimbursement of reasonable out-of-pocket expenses.

         We will reimburse brokerage firms, fiduciaries, nominees and others for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the shares of Integrated common stock held in their names.

         The costs and expenses incurred in connection with the printing and filing of this Proxy Statement and the solicitation of proxies will be shared equally by Integrated and Empire.

Other Matters

         At the date of this Proxy Statement, the board of directors of Integrated does not know of any business to be presented at the meeting other than as set forth in this Proxy Statement. If any other matters should properly come before the meeting, it is intended that, in the absence of instructions to the contrary set forth on a proxy, the shares represented by each proxy will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies, provided that no proxy which is voted against the adoption of the Merger Agreement will be voted in favor of any adjournment or postponement of the meeting.

Independent Accountants

          Representatives of PricewaterhouseCoopers LLP, Integrated's independent auditors, and representatives of KPMG LLP, Empire's independent auditors, are expected to be present at the meeting. These representatives will have an opportunity to make statements at the meeting if they so desire and will be available to respond to appropriate questions.

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

                       THE MERGER AND RELATED TRANSACTIONS

General Description of the Merger

         Empire will merge with and into Integrated, and Integrated will be the Surviving Corporation. The Surviving Corporation will change its name to "Empire Resources, Inc." and will continue the business of the Empire Companies.

         Upon completion of the merger, the Surviving Corporation will issue to the Empire Stockholders an aggregate of 9,384,761 shares of common stock of the Surviving Corporation. However, the Empire Stockholders will be required to deposit 3,824,511 of these shares into escrow. Some or all of the escrowed shares may be released to the Empire Stockholders based on a two year earn-out formula described herein. Any escrowed shares not required to be released to the Empire Stockholders based on the earn-out formula will be returned to the Surviving Corporation and canceled.

Background of the Merger

     Background of Integrated's Search for a Business Combination

         We were formerly in the business of designing and marketing certain computer-related products. We completely discontinued these operations at the end of 1997 because we were unable to achieve profitability. Since that time, our only activity has been seeking a business combination opportunity that would enable us to redeploy our remaining cash ($10.1 million at June 30, 1999) into a new operating business.

         We estimate that, since November 1997, we have preliminarily reviewed over 30 potential acquisition candidates. From this group, there were approximately 10 candidates (other than Empire) that we chose to investigate in greater depth. Our investigation of these candidates varied from having one or more meetings to having certain financial and due diligence procedures performed. These candidates were in diverse industries, including travel, software, computer distribution and school supply manufacturing and distribution.

         In evaluating potential acquisition candidates, we considered, among other things, all or a majority of the following factors concerning the target company:

         o    valuation;

         o    quality of management;

         o    earnings history;

         o    strategy and potential for future growth;

         o    capital structure and capital needs;

         o    competition;

         o    characteristics of the target's industry; and

         o in the case of technology companies, the nature of the technology and associated proprietary rights.

         We ultimately did not pursue a business combination with the candidates that we chose to investigate (other than Empire) because of one or more of the following reasons:

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

         o    the parties could not agree on valuation issues;

         o the target did not have historical earnings and could not demonstrate to our satisfaction that it would be able to achieve profitability in the near-term;

         o we were not satisfied with the results of our due diligence investigation; or

         o    the target withdrew from consideration.

     Integrated's Reasons For Selecting Empire as a Merger Partner

         The Integrated board considered, among other things, the following factors in reaching its decision to approve a merger with Empire:

         o the fact that Empire is an established company with a demonstrated ability to generate profits;

         o    the significant experience of Empire's management;

         o Empire's strategy for future growth as described under "Business of Empire--Business Strategy;"

         o the willingness of Empire's stockholders to agree to the earn-out formula and related escrow arrangements provided for by the Merger Agreement, as described under "Material Terms of the Merger Agreement--Earn-Out Formula" and "--Escrow Arrangements Relating to the Contingent Shares;"

         o the willingness of Empire's stockholders to make certain representations and warranties concerning Empire's business and to agree to certain indemnification obligations as described under "Material Terms of the Merger Agreement--Representations and Warranties" and "--Indemnification Obligation of the Empire Stockholders."

         o the potential benefits that will accrue to Empire as a result of its becoming a public company, including: (1) greater access to capital markets; (2) enhanced ability to use its stock as consideration for possible future acquisitions and (3) greater visibility among potential customers and suppliers; and

         o the fairness opinion rendered by Seidman & Co., Inc. as described under "--Opinion of Financial Advisor to Integrated."

         The Integrated board also identified and considered a variety of potentially negative factors in its deliberations concerning the merger, including, but not limited to, the following:

         o the downward trend in Empire's earnings discussed under "Empire Resources Management's Discussion and Analysis of Financial Condition and Results of Operations;"

         o the fact that Empire's business is highly dependent on the services of Nathan Kahn;

         o the fact that Empire's business is highly dependent on its relationship with its suppliers; and

         o    the other risks described under "Risk Factors."

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

         The Integrated board concluded that these risks were outweighed by the potential benefits of the merger.

         In view of the wide variety of factors considered by the Integrated board in connection with its evaluation of the merger, the board did not find it practical to, and did not, quantify or otherwise attempt to assign relative weight to the specific factors considered in reaching its determination.

     Background of Contacts with Empire

         In July of 1998, William Spier (Acting Chief Executive Officer of Integrated) met with Nathan Kahn (the President of Empire and one of its two owners) in order to discuss the possibility of a business combination with Empire. This meeting was arranged by Simon Kahn, who is a director of Integrated and the brother of Nathan Kahn.

         Following the initial meeting between Mr. Spier and Mr. Kahn, additional meetings took place in July and August between representatives of both companies at which the terms of a possible merger were discussed. In addition, in August, Integrated and Empire each commenced their respective due diligence investigations of the other party. These investigations continued until the signing of the Merger Agreement.

         On August 19, 1998, Nathan Kahn and Sandra Kahn met with the Integrated board of directors and provided the board with information concerning Empire's business and plans. Following this meeting with the Kahns, the Integrated board authorized Mr. Spier to negotiate a letter of intent with Empire that would outline the general terms of a possible merger with Empire.

         On September 23, 1998, the Integrated board approved a draft letter of intent with Empire. This letter of intent was signed by both Integrated and Empire at the end of September. The letter of intent contemplated that the Empire Stockholders would own 58% of the surviving corporation (calculated on a pro forma basis giving effect to the exercise of 656,460 options and warrants). The letter of intent was not legally binding on the parties (subject to certain exceptions). As part of the letter of intent, Integrated agreed that it would not consider alternative transactions for a 45-day period.

         In October of 1998, Empire management informed Mr. Spier that Empire's earnings for 1998 would be lower in 1998 than in 1997 ($2.5 million in 1998 compared with $3.8 million in 1997). Empire's management explained the reason for the earnings decline was principally a slower than expected start-up of new production facilities by one of Empire's suppliers which had been expected to contribute revenues during the fourth quarter of 1998.

         In view of the shortfall in Empire's 1998 earnings, representatives of both companies met several times in order to determine whether they could negotiate revised terms for the merger that would be acceptable to both parties. As a result of these negotiations, the terms of the merger were restructured to provide that a portion of the merger consideration would be placed in escrow and be subject to the two-year earn-out formula as described under "Material Terms of the Merger Agreement--Earn-Out Formula."

    In November of 1998, Integrated retained Seidman & Co., Inc., in order to advise Integrated whether the proposed merger would be fair, from a financial point of view, to the Integrated stockholders.

         On January 19, 1999, the Integrated board reviewed and approved the revised merger terms. At this meeting, Seidman & Co., Inc. rendered its oral opinion to the effect that, as of that date, the terms of the merger were fair, from a financial point of view, to the existing stockholders of Integrated.

         On February 18, 1999, the Integrated Board reviewed and approved the final terms of the merger.

         On February 22, 1999, Integrated and Empire signed the Merger Agreement, and Integrated made a public announcement concerning the merger.

Recommendation of the Board of Directors of Integrated

         The Integrated board of directors believes that the merger is fair to you, and is in your best interests, and recommends a vote "for" the proposal to approve and adopt the Merger Agreement. This recommendation was made unanimously, except that Simon Kahn (who is the brother of Nathan Kahn) did not participate. The factors considered by the board in making this recommendation are discussed above under "-- Integrated's Reasons For Selecting Empire as a Merger Partner."

Opinion of Financial Advisor to Integrated

     General

         In November 1998, Integrated engaged Seidman & Co., Inc. ("Seidman") to render an opinion to the Integrated board of directors as to the fairness of the merger from a financial point of view to the existing stockholders of Integrated. Seidman is an investment banking firm which has specialized in financial and market analysis and fair market valuations for approximately the past 30 years. Integrated chose Seidman to render a fairness opinion on the basis of Seidman's long-term experience in this area, reputation in the investment community, and expertise in transactions similar to the merger. There were no material relationships between Integrated and Seidman and no compensation paid by Integrated to Seidman during the past two years.

         Seidman's engagement was limited to rendering a fairness opinion as to the terms of the merger. These terms were negotiated between the parties to the merger. Seidman did not make any recommendation as to these terms. No limitations were imposed by Integrated on Seidman with respect to the investigations made or procedures followed by Seidman in rendering its opinion.

         As compensation for rendering its fairness opinion, Integrated has agreed to pay Seidman a fee of approximately $17,000, plus reimbursement of Seidman's out-of-pocket expenses. Integrated has also agreed to indemnify Seidman against certain liabilities in connection with its fairness opinion, including certain liabilities under the federal securities laws.

     Rendering of Fairness Opinion

         On January 19, 1999, Seidman delivered to the Integrated board of directors its oral opinion to the effect that, as of that date, the terms of the merger were fair, from a financial point of view, to the stockholders of Integrated. Seidman confirmed its oral opinion by delivery of a written opinion dated February 22, 1999 (the date of the Merger Agreement).

         THE FULL TEXT OF SEIDMAN'S WRITTEN OPINION TO THE BOARD DATED AS OF FEBRUARY 22, 1999 IS ATTACHED HERETO AS APPENDIX F AND IS

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


INCORPORATED HEREIN BY REFERENCE. THE FOLLOWING SUMMARY OF SEIDMAN'S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. SEIDMAN'S OPINION IS DIRECTED TO THE BOARD AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER OF INTEGRATED AS TO HOW SUCH STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER. SEIDMAN'S OPINION ADDRESSES ONLY THE FINANCIAL FAIRNESS OF THE CONSIDERATION TO BE PAID BY INTEGRATED IN THE MERGER AND DOES NOT ADDRESS THE RELATIVE MERITS OF THE MERGER, THE COMPETITIVENESS OR PROFITABILITY OF THE COMBINED COMPANY, ANY ALTERNATIVES TO THE MERGER, OR ANY OTHER ASPECT OF THE MERGER.

         In connection with its opinion, Seidman examined and considered all available information and data deemed relevant by it in connection with rendering its opinion, including the information and data referred to in the full opinion attached as Appendix F hereto.

     Summary of Analysis Relating to the Opinion

         Seidman analyzed separately (1) the portion of the merger consideration (the "Vested Consideration") that is not contingent on the future earnings of the Surviving Corporation and (2) the portion of the merger consideration (the "Contingent Consideration") that is subject to the two-year earn-out formula described under "Material Terms of the Merger Agreement--Earn-Out Formula."

         Analysis Relating to the Vested Consideration

         For purposes of its analysis, Seidman viewed the Vested Consideration as consisting of 5,560,250 shares of Integrated common stock (representing the shares to be issued in the merger which will not be subject to the earn-out formula). In addition, Seidman took into account the promissory notes in the aggregate principal amount of $10.9 million that were distributed by Empire to the Empire Stockholders on February 19, 1999 as described under "Empire Management's Discussion and Analysis of Financial Condition and Results of Operations--Distribution of Surplus Net Worth." Seidman valued the Vested Consideration and such promissory notes at approximately $19.2 million, based on
(a) an assumed value for the Integrated common stock of a $1.50 per share (representing the closing price of the common stock on the AMEX on February 12, 1999) and (b) the aggregate principal amount of the notes distributed to the Empire Stockholders.

         The following is a summary of certain of the financial analyses used by Seidman in connection with providing its opinion with respect to the Vested Consideration.

         Selected Public Company Analysis. Seidman selected six publicly-traded companies (the "Specified Companies") that Seidman considered to be generally comparable to Empire on a qualitative or quantitative basis. The Specified Companies included: (1) A.M. Castle & Co., (2) Central Steel & Wire Co., (3) Meridian National Corp., (4) Olympic Steel Inc., (5) Reliance Steel & Aluminum Co., and (6) Russel Metals Inc.

         After identifying the Specified Companies, Seidman derived certain capitalizing ratios for the Specified Companies, including stock price as a multiple of (1) average revenues over various periods, (2) average operating income over various periods, and (3) pre-tax income over various periods. Seidman then derived a range of values for Empire by applying these ratios to Empire. Seidman then compared these derived values for Empire with the value of the Vested

Consideration. This analysis indicated a range of values for Empire that compared favorably with the value of the Vested Consideration of $19.2 million. Seidman determined that this was the case whether the capitalizing ratios were based on the most recent five-years, three-years or one-year of data for the Specified Companies and Empire.

         Seidman noted that, in the context of a merger, it would be appropriate to apply a 30% control premium to the values for Empire derived by using the ratios described above. However, Seidman indicated that fairness was indicated without factoring in any control premium.

         None of the Specified Companies is identical to Empire. Accordingly, the foregoing analysis was not mathematical; rather, it involved complex considerations and judgments concerning differences in the financial and operating characteristics of the Specified Companies and Empire and other factors that could affect the public trading value of the Specified Companies.

         Analysis of the Effect of the Merger on Pro Forma Earnings and Book Value Per Share. Seidman analyzed the pro forma effect of the merger on Integrated's earnings before taxes per share and book value per share. This analysis was calculated based on (1) earnings and book value of Integrated for the 12 months ended September 30, 1998 and as of September 30, 1998, and (2) earnings and book value of Empire for the 12 months ended December 31, 1998 and as of December 31, 1998. This analysis indicated that on a pro forma basis (a) Integrated's earnings before taxes per share would increase from a pre-merger level of $0.01 to a post-merger level of approximately $0.21 (representing an increase of more than 2,800%) and (b) Integrated's book value per share would decrease from a pre-merger level of approximately $1.51 per share to a post-merger level of approximately $0.96 per share (representing a decrease of approximately 36%). Seidman concluded that with the material gain in earnings before taxes per share, and notwithstanding the decrease in book value per share, this analysis, overall, indicated fairness of the merger to the Integrated stockholders from a financial point of view.

         Analysis Relating to the Contingent Consideration

         The following is a summary of certain of the financial analyses used by Seidman in connection with providing its opinion with respect to the Contingent Consideration.

         Incremental Valuation Analysis. The number of Contingent Shares (if any) that will be released to the Empire Stockholders will depend on the Surviving Corporation's after-tax earnings (excluding extraordinary expenses relating to the merger as defined in the Merger Agreement) over a two-year period as described under "Material Terms of the Merger Agreement--Earn-Out Formula." Seidman calculated the number of Contingent Shares that would be released to the Empire Stockholders based on different levels of average annual after-tax earnings of the Surviving Corporation during such two-year period. Seidman then calculated the price of the Contingent Shares to be released as a multiple of the level of average annual after-tax earnings that would trigger the release. In calculating such multiple, Seidman considered the value of each Contingent Share to be $1.50 (representing the closing price of Integrated common stock on the AMEX on February 12, 1999). The derived multiples ranged from 1.72x to 2.21x at various levels of average annual after-tax earnings. Seidman noted that the derived multiples compared favorably with price multiples of market comparable companies.

         Pro Forma Earnings Per Share Analysis. Seidman calculated the pro forma effect that the release of the Contingent Shares would have on earnings per share. In making this calculation, Seidman took into account the level of average annual after-tax earnings that was required in order to trigger the release of a specified number of Contingent Shares. Seidman noted that at all levels pro forma earnings per share would increase in connection with the release of the Contingent Shares to the Empire Stockholders.

Conflicts of Interest

         In considering the recommendation of the Integrated board with respect to the merger, you should be aware that the directors have certain interests in the merger that are in addition to the interests of the stockholders generally. Certain of these interests are described below.

          Vesting of Certain Options. In the third quarter of 1997 and the first quarter of 1998, certain directors were granted options that were intended to motivate these directors to seek acquisition opportunities for Integrated. These options provided that the options would become exercisable upon (or in certain cases a specified period following) completion of an acquisition transaction by Integrated within 18 months of the grant date (provided that in all events they would be become exercisable on the day preceding the tenth anniversary of the grant date). Following the execution of the Merger Agreement with Empire on February 22, 1999, the board amended these options to provide that they will become exercisable upon (or in certain cases a specified period following) the closing of the merger with Empire, even if this closing occurs after the 18-month period originally specified in these options. Certain information concerning these options is shown in the table below:


                                                           Number of shares    Exercise
                                                           of Common Stock     Price Per
                                                           Underlying          Share
         Name of Director                 Date of Grant    Option                          Vesting
         ----------------                 -------------    ----------------    ----------- --------
         William Spier..............      10/7/97          20,000                $ 1.4063  completion of merger

                                          12/10/97         50,000                  1.4063  completion of merger

                                                                                           180 days following
                                          12/10/97         25,000                  2.0000  completion of merger

                                                                                           one year following
                                          12/10/97         25,000                  2.0000  completion of merger

         Bernard S. Appel...........      10/7/97          16,000                  1.4063  completion of merger

         Barry W. Blank.............      2/2/98           16,000                  1.6563  completion of merger

         Nicole R. Kubin............      10/7/97          16,000                  1.4063  completion of merger

         Morton L. Landowne.........      10/7/97          16,000                  1.4063  completion of merger

         Morris J. Smith............      10/7/97          16,000                  1.4063  completion of merger

         Michael Yudin..............      2/2/98           16,000                  1.6563  completion of merger


         Modification of Certain Options. The Merger Agreement contemplates that six of the current 10 directors of Integrated will cease to be directors upon completion of the merger. The Integrated options held by these directors have been amended to provide that ceasing to be a director as contemplated by the Merger Agreement will not cause such person's options to terminate. Without this amendment, certain of the options held by these directors would have terminated three months after they ceased to be directors.

         Extension of Certain Options. At the same meeting at which the Integrated board approved the merger, the board also approved extending the expiration date of certain options held by Alan Haber, who is a director of Integrated. These options were originally granted to Mr. Haber in 1994. The board agreed to extend these options because Mr. Haber was precluded from selling the shares underlying these options as a result of trading restrictions that were imposed during the extended period during which Integrated was engaged in seeking a business combination opportunity. The table below provides certain information concerning these options.


         Number of shares of Common        Exercise Price   Original             New Expiration Date
         Stock Underlying                  Per Share        Expiration
         Option                                             Date
         --------------------------        --------------   -------------------- -------------------
         66,936                            $1.6434          December 31, 1998    July 31, 2001

         66,175                            $1.6434          December 31, 1999    December 31, 2001


         Granting of Certain Options. The initial contact between Integrated and Empire was arranged by Simon Kahn, who is a director of the Company and the brother of Nathan Kahn (one of the Empire Stockholders). See "The Merger and Related Transactions--Background of Contacts with Empire." In recognition of Simon Kahn's contribution to the merger transaction, Integrated, in July 1999, granted to Simon Kahn an option to purchase 10,000 shares of Integrated common stock at an exercise price of $2.00 per share. This option will become exercisable with respect to 50% of the shares subject thereto on the 180th day following the closing of the merger with Empire and with respect to the balance on the first anniversary of such closing.

         Bonus Payment. In July 1999, Integrated paid to William Spier, the Acting Chief Executive Officer of Integrated, a bonus of $25,000 for his work relating to the proposed merger with Empire.

          Possible Compensation of Continuing Directors. The directors of Integrated who will continue as directors of the Surviving Corporation may be compensated by the Surviving Corporation for their services as directors. The amount of this compensation has not been fixed. It is expected that the issue of director compensation will be addressed by the board of directors of the Surviving Corporation following the merger.

Certain Federal Income Tax Consequences

         The following is a summary of the material United States federal income tax consequences of the merger to the Integrated stockholders and Integrated. The summary is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to the merger. The summary is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change.

         The merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code and Section 1.368.2 of the Treasury Regulations. If the merger qualifies as a reorganization, no gain or loss will be recognized by Integrated, the Surviving Corporation or the stockholders of Integrated as a result of the merger.

         The tax discussion set forth above is included for general information only and is based upon present law. No private letter ruling from the Internal Revenue Service as to the tax consequences of the merger has been or will be sought or obtained. Each Integrated stockholder should consult his or her tax advisor as to the specific tax consequences of the merger to him or her, including the application and effect of federal, state, local and other tax laws and the possible effects of changes in federal law or other tax laws.

Accounting Treatment

         For accounting and other financial reporting purposes, the merger will be treated as a "reverse acquisition." Under this treatment, the Surviving Corporation will be treated as a continuation of Empire, and the merger will be treated as an issuance of shares by Empire to the stockholders of Integrated in exchange for Integrated's cash.

Stock Exchange Listing

         Integrated's common stock trades on the AMEX. It is a condition to the merger that the shares of Integrated common stock to be issued in the merger shall be authorized for listing on the AMEX. An application to obtain such authorization has been filed.

No Appraisal Rights

         The stockholders of Integrated are not entitled to dissenters' rights of appraisal in connection with the merger under the General Corporation Law of the State of Delaware.

                     MATERIAL TERMS OF THE MERGER AGREEMENT

         The following is a summary of material provisions of the Merger Agreement, a copy of which is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the Merger Agreement. You are encouraged to read the Merger Agreement carefully and in its entirety.

General Description of the Merger

         At the effective time of the merger, Empire will be merged with and into Integrated. Following the merger, Integrated will continue as the Surviving Corporation.

Effective Time

         The merger will become effective (the "Effective Time") upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. Such filing will be made simultaneously with or promptly following the closing of the merger, which will take place as soon as practicable following approval of the Merger Agreement by the stockholders of Integrated and the satisfaction or waiver of the other conditions to each party's obligation to consummate the merger.

Name Change

         At the Effective Time, the certificate of incorporation of the Surviving Corporation will be amended to change the name of the Surviving Corporation to "Empire Resources, Inc."

Management of the Surviving Corporation

         For information concerning the management of the Surviving Corporation, see "Management Following the Merger."

Issuance of Shares to Empire Stockholders

         At the Effective Time, the outstanding shares of Empire common stock will be converted into an aggregate of 9,384,761 shares of common stock of the Surviving Corporation. The Empire Stockholders will be required to deposit 3,824,511 of these shares (the "Contingent Shares") into escrow. The Contingent Shares will subject to the earn-out described below.

Earn-Out Formula

         The number of the Contingent Shares (if any) that will be released to the Empire Stockholders will depend on the Surviving Corporation's cumulative after-tax, net income during the two-year period commencing April 1, 1999 and ending March 31, 2001, as indicated in the table below. Any shares not required to be released to the Empire Stockholders will be returned to the Surviving Corporation and canceled. For purposes of this calculation, the net income of the Surviving Corporation for the measurement period will be adjusted as follows:

         o any extraordinary expenses (within the meaning of the Merger Agreement) relating to the merger (such as legal and accounting fees and printing expenses) will be excluded;

         o if during any portion of the measurement period, Integrated, Empire or Empire-Pacific is treated as an S Corporation for federal or state tax purposes, such-after tax income will be calculated on a pro forma basis as if all such corporations were liable for federal and state income taxes as taxable corporate entities throughout the entire period; and

         o such after-tax net income will be based upon the income of Empire (and not of Integrated) with respect to any portion of the measurement period that is prior to the effective time of the merger.

         The table below shows (1) the number of Contingent Shares that would be released to the Empire Stockholders based upon different amounts of cumulative after-tax, net income of the Surviving Corporation during the period indicated,
(2) the total number of shares of common stock of the Surviving Corporation that would be outstanding giving effect to the release of a specified number of Contingent Shares (and the return of any remaining shares to the Surviving Corporation), (3) the percentage of such outstanding shares that would be owned by the Empire Stockholders, and (4) the percentage of such outstanding shares that would be owned by the Empire Stockholders on a pro forma basis assuming the exercise of all outstanding options and warrants that have been issued by Integrated and provide for an exercise price per share of $2.00 or less. The information in the table below is based upon the number of shares of Integrated common stock that were outstanding as of July 19, 1999, the record date for the meeting to which this Proxy Statement relates.


                                                  Number of
                                                  Contingent Shares    Total Shares of                      Pro Forma
Cumulative After-Tax Income During the Two-Year   to Be Released to    Surviving           Percent Owned    Percent Owned
Period Ending March 31,  2001 (in Millions of     the Empire           Corporation         by Empire        by Empire
Dollars)                                          Stockholders         Outstanding         Stockholders     Stockholders
------------------------------------------------- -------------------- ------------------- ---------------- ---------------

         less than 4.4                                          0          11,699,651            47.5%            44.9%

         4.4 to but excluding 4.8                         228,817          11,928,468            48.5%            45.9%

         4.8 to but excluding 5.2                         466,268          12,165,919            49.5%            46.9%

         5.2  to but excluding 5.6                        712,853          12,412,504            50.5%            47.9%

         5.6 to but excluding 6.0                         969,107          12,668,758            51.5%            48.9%

         6.0 to but excluding 6.4                       1,235,611          12,935,262            52.5%            49.9%

         6.4 to but excluding 6.8                       1,512,993          13,212,644            53.5%            50.9%

         6.8 to but excluding 7.2                       1,801,933          13,501,584            54.5%            51.9%

         7.2 to but excluding 7.6                       2,103,168          13,802,819            55.5%            52.9%

         7.6 to but excluding 8.0                       2,417,500          14,117,151            56.5%            53.9%

         8.0 to but excluding 8.4                       2,745,802          14,445,453            57.5%            54.9%

         8.4 to but excluding 8.8                       3,089,028          14,788,679            58.5%            55.9%

         8.8 to but excluding 9.2                       3,448,217          15,147,868            59.5%            56.9%

         9.2 or greater                                 3,824,511          15,524,162            60.5%            57.9%


Escrow Arrangements Relating to the Contingent Shares

         The Contingent Shares will be held in escrow, pursuant to an Escrow Agreement in the form of Annex E hereto, until the earn-out is calculated. While the Contingent Shares are held in escrow, the Empire Stockholders will have the right to (1) vote such shares and (2) receive any dividends or distributions with respect to such shares. The Empire Stockholders have agreed to refund to the Surviving Corporation any dividends or distributions that are attributable to any Contingent Shares that are required to be returned to the Surviving Corporation. The Empire Stockholders have also agreed that, as long as any Contingent Shares remain in escrow, they will not take any action (whether as stockholders or directors of the Surviving Corporation) to approve any dividends or distributions with respect to the common stock of the Surviving Corporation, unless such action is approved by a majority of the directors then in office who were directors of Integrated prior to the merger.

Closing Date Balance Sheet and Possible Related Adjustments

         As soon as reasonably practicable following the date on which the merger is completed (the "Closing Date"), the Empire Stockholders are required to provide to the board of directors of the Surviving Corporation an audited consolidated balance sheet of the Empire Companies as of the Closing Date (the "Closing Date Balance Sheet"). Based upon the Closing Date Balance Sheet, certain adjustments may be required as described below.

         Adjustment for Net Capital Deficiency. If the Closing Date Balance Sheet shows that the total stockholders' equity of the Empire Companies immediately prior to the merger was negative, then the Empire Stockholders are required to pay to the Surviving Corporation the amount of the net capital deficiency shown on the Closing Date Balance Sheet.

         Adjustment Relating to Receivables. Within 270 days following the Closing Date, the Empire Stockholders are required to deliver to the board of directors of the Surviving Corporation a certificate of the chief financial officer of the Surviving Corporation that shows, as of a date within 180 days of the Closing Date, the aggregate proceeds (including any insurance proceeds and credits and refunds from suppliers) that the Surviving Corporation realized from the collection of the accounts receivable reflected on the Closing Date Balance Sheet. If the amount realized from these accounts receivable is less than the aggregate amount of the accounts receivable (less allowance for doubtful accounts) shown on the Closing Date Balance Sheet, the Empire Stockholders are required to pay to the Surviving Corporation the shortfall.

         Adjustment Relating to Inventory. Within 455 days following the Closing Date, the Empire Stockholders are required to deliver to the board of directors of the Surviving Corporation a certificate of the chief financial officer of the Surviving Corporation that shows, as of a date, within 365 days of the Closing Date, the aggregate amount of sales proceeds (including any insurance proceeds and credits and refunds from suppliers) that the Surviving Corporation realized from the disposition of the inventories reflected on the Closing Date Balance Sheet. If the amount of such sales proceeds is less than the aggregate book value of the inventories shown on the Closing Date Balance Sheet, the Empire Stockholders are required to pay to the Surviving Corporation the shortfall.

         Adjustment Relating to Loans to Employees. The Empire Stockholders are required to pay to the Surviving Corporation the amount of any loans to employees which are reflected on the Closing Date Balance Sheet and which remain outstanding as of January 1, 2000.

Employment Agreements

         For information concerning certain employment and non-compete agreements to be entered into by the Surviving Corporation, see "Management Following the Merger--Certain Agreements to be Entered Into with Executive Officers."

Representations and Warranties

     Representations and Warranties Relating to Empire

         The Merger Agreement contains various representations and warranties made by the Empire Stockholders with respect to the Empire Companies and the proposed merger. These include, among others, representations and warranties as to organization and qualification under applicable law; subsidiaries; execution of the Merger Agreement; the merger not violating agreements and instruments; consents and approvals required for the merger; capitalization and share ownership; officers and directors; books and records; absence of undisclosed liabilities; absence of certain changes; suppliers and customers; inventory; accounts receivables; returns; relationships with related parties; offices; contracts; permits; compliance with laws, permits and instruments; litigation; assets; bank accounts; powers of attorney; absence of improper payments;

taxes; employee benefit matters; brokers; accredited investor status; and information supplied for use in this Proxy Statement.

         The representations and warranties made by the Empire Stockholders will survive the merger. However, the obligation of the Empire Stockholders to indemnify the Surviving Corporation for any inaccuracy or breach of these representations and warranties is subject to certain limitations described below under "--Indemnification Obligation of the Empire Stockholders."

     Representations and Warranties Relating to Integrated

         The Merger Agreement also contains various representation and warranties made by Integrated. These representations and warranties will not survive the merger.

Indemnification Obligation of the Empire Stockholders

         The Empire Stockholders have agreed to indemnify the Surviving Corporation and its successors, assigns, officers, directors, partners, employees, servants and agents against any losses that result from any inaccuracy or breach of any of the representations, warranties or agreements made by the Empire Stockholders in the Merger Agreement. This indemnification obligation of the Empire Stockholders is subject to the following qualifications and limitations:

         Time Limitation. The indemnification obligation of the Empire Stockholders will generally terminate on the first anniversary of the merger or, if later, on the 31st day after the Surviving Corporation files with the SEC a Form 10-KSB in respect of 1999. However, certain indemnification obligations will continue after such date as follows:

         o any indemnification claim that is pending or asserted as of such date may continue to be asserted and indemnified against;

         o any claim based on a violation of the representations and warranties contained in Section 5.5 of the Merger Agreement (relating to capitalization and share ownership) may continue to be asserted and shall be indemnified against at any time; and

         o any claim based on a violation of the representations and warranties contained in Section 5.25 of the Merger Agreement (relating to taxes) may continue to be asserted and shall be indemnified against until the 181st day following the expiration of the applicable statute of limitations (and, if asserted prior to such time, may continue to be asserted and shall be indemnified against).

         Deductible. An amount of $100,000 is deductible from the aggregate amount payable by the Empire Stockholders in respect of all inaccuracies and breaches of the representations and warranties contained in the Merger Agreement. However, this deductible does not apply with respect to any amount payable in respect of any inaccuracy or breach of the representations and warranties set forth in the following Sections of the Merger Agreement: 4.1 (relating to information supplied for use in this Proxy Statement); 5.5 (relating to capitalization and share ownership); 5.25 (relating to taxes); or
5.27 (relating to absence of Brokers).

Conditions to the Merger

     Conditions Applicable to All Parties

         The respective obligations of Integrated and Empire to complete the merger are subject to a number of conditions, including among others:

         o the Merger Agreement shall have been approved by the stockholders of Integrated as contemplated by this Proxy Statement;

         o the shares issuable to the Empire Stockholders in the merger shall have been authorized for listing on the AMEX;

         o certain conditions relating to Empire's existing revolving credit facility shall have been satisfied, including among others: (1) the lenders shall have consented to the Merger Agreement and the assumption of the credit facility by the Surviving Corporation,
              (2) the "commitment" provided by the credit facility shall be at least $25 million, (3) the date on which the facility terminates shall be no earlier than March 31, 2001 and (4) upon completion of the merger, there shall not be any default under the agreements governing the credit facility;

         o there shall not be threatened or pending any litigation or similar proceeding which challenges or seeks to restrain or prohibit the merger or which seeks to impose any material restriction on any party in connection with the merger, and which in the reasonably exercised opinion of Integrated or the Empire Stockholders makes it inadvisable to complete the merger; and

         o there shall not be in effect any statutes, rules, regulations, judgments, decrees, injunctions or other orders which prohibit the merger or impose any material restriction on any party in connection with completion of the merger.

     Additional Conditions Applicable to Integrated

         The obligation of Integrated to complete the merger is subject to a number of additional conditions, including among others:

         o the representations and warranties of the Empire Stockholders in the Merger Agreement shall continue to be true in all material respects as of the Closing Date (except for any that speak as of a specific time and except for changes contemplated by the Merger Agreement);

         o the Empire Stockholders and the Empire Companies shall in all material respects have fulfilled their obligations under the Merger Agreement;

         o since the date of the Merger Agreement, there shall not have occurred any material adverse change in the financial condition, results of operations, properties, or business of the Empire Companies taken a whole;

         o Integrated shall have received certain certificates from officers of Empire and certain opinions from counsel to Empire;

         o Integrated shall have received certain evidence that the merger will not violate the New Jersey Environmental Cleanup Responsibility Act;

         o there shall be in effect $10 million of key-man life insurance on the life of Nathan Kahn (with the proceeds being payable to the Surviving Corporation);

         o the employment and noncompete agreements and the escrow agreement contemplated by the Merger Agreement shall have been entered into by the parties thereto (other than Integrated);

         o all of the issued and outstanding capital stock of Empire-Pacific shall be owned by Empire, free and clear of all liens.

     Additional Conditions Applicable to Empire

         The obligation of Empire to complete the merger is subject to a number of additional conditions, including among others:

         o the representations and warranties of Integrated in the Merger Agreement shall continue to be true in all material respects as of the Closing Date (except for any that speak as of a specific time and except for changes contemplated by the Merger Agreement);

         o Integrated shall in all material respects have fulfilled its obligations under the Merger Agreement;

         o since the date of the Merger Agreement, there shall not have occurred any material adverse change in the financial condition of Integrated and at the time of the Merger Integrated shall have (1) a minimum net worth of at least $9.75 million and (ii) cash and cash equivalents of at least $9.8 million;

         o the Empire Stockholders shall have received certain certificates from officers of Integrated and certain opinions from counsel to Integrated;

         o the employment and noncompete agreements and the escrow agreement contemplated by the Merger Agreement shall have been entered into by Integrated;

         o the Empire Stockholders shall have received evidence from the AMEX that Integrated's listing will be continued following the merger; and

         o each of the directors of Integrated shall have executed a general release in favor of Integrated with respect to all claims arising prior to the merger, except that such release shall not release
              (1) any rights such person may have to acquire securities of Integrated under existing option or warrant agreements, (2) any claims under existing indemnification agreements or (3) any claim under the Merger Agreement.

Termination of the Merger Agreement; Termination Fee

         The Merger Agreement may be terminated at any time prior to completion of the merger, whether before or after the approval by the stockholders of Integrated, as follows:

         (a)  by the mutual consent of Integrated and the Empire Stockholders;

         (b) by either Integrated or the Empire Stockholders, if the merger shall not have been consummated prior to September 30, 1999, unless such date is extended by mutual consent of Integrated and the Empire Stockholders;

         (c) by Integrated, if (1) any other party to the Merger Agreement materially breaches in any material respect any of its material obligations under the Merger Agreement and such breach is not cured by such party within 10 days after being given notice of such breach or (2) the representations and warranties of the Empire Stockholders set forth in the Merger Agreement are not true and correct in all material respects;

         (d) by the Empire Stockholders, if (1) Integrated materially breaches in any material respect any of its material obligations under the Merger Agreement and such breach is not cured by Integrated within 10 days after being given notice of such breach, (2) the representations and warranties of Integrated set forth in the Merger Agreement are not true and correct in all material respects or (3) the board of directors of Integrated withdraws its recommendation of the merger or modifies such recommendation in any manner adverse to Empire or the Empire Stockholders;

         (e) by Integrated, if any event shall have occurred which renders any of the conditions to Integrated's obligation to complete the merger incapable of fulfillment;

         (f) by the Empire Stockholders, if any event shall have occurred which renders any of the conditions to their obligation to complete the merger incapable of fulfillment;

         (g) by Integrated or the Empire Stockholders, if the stockholders of Integrated fail to approve the Merger Agreement at a duly held meeting of Integrated stockholders (including any adjournment thereof) called for such purpose; and

         (h) by the Empire Stockholders, if any director of Integrated (1) becomes a participant in a solicitation in opposition to the merger or (2) becomes a member of a group which tenders or announces a tender for Integrated common stock.

         Integrated will be required to pay Empire a termination fee of $250,000, if (a) any director of Integrated that owns shares of Integrated common stock fails to vote all such shares in favor of the merger and (b) the Merger Agreement is terminated because the requisite stockholder approval is not obtained. Integrated will also be required to pay Empire a termination fee of $250,000 if the Merger Agreement is terminated as a result of any director of Integrated becoming a participant in a solicitation in opposition to the merger or becoming a member of a group which tenders or announces a tender for Integrated common stock.

Amendment of the Merger Agreement

         To the extent permitted by applicable law, the Merger Agreement may be amended by the parties thereto at any time before or after approval of the Merger Agreement by the stockholders of Integrated or Empire.

Expenses of the Transaction

         Whether or not the merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby (including, without limitation, investment banking, legal and accountant fees and printing costs) will be paid by the party incurring such costs and expenses, except that those costs and expenses incurred in connection with the printing and filing of this Proxy Statement and the solicitation of proxies will be shared equally by Integrated and Empire. Empire will bear all costs and expenses in connection with satisfying the condition relating to its credit facility described above under "--Conditions to the Merger." Any costs that Empire is responsible for will be reflected in the Closing Date Balance Sheet to the extent that such expenses are accrued and unpaid as of the Closing Date.

Certain Other Covenants

     Conduct of Business Prior to the Merger

         Each of Empire and Empire-Pacific has agreed that, until the Effective Time, it will conduct its business in the usual, regular and ordinary course, in substantially the same manner as previously conducted, and will use commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with suppliers, customers and others having business dealings with it.

         Integrated has agreed that, until the Effective Time, it will not engage in any business operations, except as is required in the judgement of its officers in connection with (1) completing the transactions contemplated by the Merger Agreement or (2) maintaining its existence as a public company.

     Non-Solicitation of Other Offers

         Integrated has agreed that it will not, directly or indirectly, through any officer, director, agent or otherwise (1) solicit, initiate, facilitate or encourage any inquiries, or the submission of any proposals or offers from any person relating to any acquisition or purchase of all or a substantial amount of the assets of, or any equity interest in, or any merger, consolidation or business combination with Integrated or (2) participate in any discussions or negotiations, or assist or participate in any effort or attempt by the other person to do or seek to do any of the foregoing; provided, however, that the restrictions in clause (2) shall not prohibit any action by Integrated to the extent that the board of directors of Integrated in good faith believes, based upon an opinion of counsel, that the failure to take such action would involve the board of directors in a breach of their fiduciary duties under applicable law.

     Maintenance of Insurance for Directors and Officers

     Integrated has agreed that, for a period of six years after the Effective Time, the Surviving Corporation will cause to be maintained in effect policies of directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time for the benefit of directors and officers of Integrated who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage. The foregoing agreement is subject to the qualification that the Surviving Corporation will not be required to expend in any year an amount in excess of 150% of the annual aggregate premiums currently paid by Integrated for such insurance. If the annual premiums for such insurance coverage exceed such amount, the Surviving Corporation will be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the board of directors of the Surviving Corporation, for a cost not exceeding such amount.

                         MANAGEMENT FOLLOWING THE MERGER

Directors and Officers Following the Merger

         The Merger Agreement provides that, upon completion of the merger, the board of directors of the Surviving Corporation shall have nine members comprised of (1) four current directors of Integrated and (2) five directors designated by Empire. The Merger Agreement also provides that, upon completion of the merger, the officers of the Surviving Corporation will be Nathan Kahn, Sandra Kahn and Harvey Wrubel.

         The table below provides certain information concerning the persons that are expected to serve as directors and officers of the Surviving Corporation. Each person identified in the table as a director has consented to serve in such position following the merger. If any such person is unavailable (which event is not anticipated) to serve as a director at the Effective Time, then a replacement will be selected. Such replacement will be selected by Integrated, if the person unavailable is a current director of Integrated, and by Empire, if the person unavailable is one of the five directors that have been designated by Empire.

         All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Officers hold office until their successors are chosen and qualify, subject to earlier removal by the Board of Directors.


        Name                                        Age         Position
        ----                                        ---         --------

          Nathan Kahn(1)....................         44         Chief Executive Officer and Director
          Sandra Kahn(1)....................         41         Chief Financial Officer and Director
          Harvey Wrubel.....................         45         Vice President of Sales
          Jack Bendheim(1)..................         52         Director
          Barry Blank(2)....................         59         Director
          Barry L. Eisenberg(2).............         52         Director
          Peter G. Howard(1)................         63         Director
          Nathan Mazurek(1).................         37         Director
          Morris J. Smith(2)................         41         Director
          William Spier(2)..................         64         Director

-------------------------


(1) Nathan Kahn, Sandra Kahn, Jack Bendheim, Nathan Mazurek and Peter Howard have been designated by Empire to become directors of the Surviving Corporation upon completion of the merger.

(2) Barry W. Blank, Barry L. Eisenberg, Morris J. Smith, and William Spier are currently directors of Integrated and will continue as directors of the Surviving Corporation.

         Nathan Kahn has been the President and a Director of Empire since its formation in 1984. Mr. Kahn has also been the President and a Director of Empire-Pacific since its formation in 1996.

         Sandra Kahn has been the Secretary and Treasurer and a Director of Empire since its formation in 1984. Ms. Kahn has also been the Secretary and Treasurer and a Director of Empire-Pacific since its formation in 1996.

         Harvey Wrubel has been the Vice President-Sales/ Director of Marketing of Empire for more than the prior five years.

         Jack Bendheim has been the President, Chief Operating Officer and Chairman of the Board of Philipp Brothers Chemicals, Inc. for more than the prior five years. Mr. Bendheim is also a director of The Berkshire Bank, which is owned by Cooper Life Science.
                                       54

         Barry W. Blank became a director of Integrated in December 1997. Mr. Blank is a stockbroker and has been a member of the New York Stock Exchange since 1981 and a member of the American Stock Exchange since 1978. Since October 1998, he has served as branch manager of the Phoenix office of Dirks & Co. Prior thereto, he managed a branch office of Coleman & Co. Securities (1995 to 1997) and a branch office of RAS Securities (1994 to 1995). Mr. Blank is also a director of Adrien Arpel, Inc.

         Barry L. Eisenberg has been a Director of Integrated since 1990 and Secretary and Treasurer of Integrated since 1993. Since 1995, Mr. Eisenberg has been an active investor and director of private companies in Israel. Prior thereto, Mr. Eisenberg was, for a period of more than five years, a partner in the Roseland, New Jersey law firm of Lasser, Hochman, Marcus, Guryan & Kuskin.

         Peter G. Howard has been the General Manager of Empire-Pacific since 1996. For more than five years prior to joining Empire, Mr. Howard held various positions in the aluminum rolling industry, the most recent of which was Divisional General Manager Comalco Rolled Products, with Comalco Aluminum Ltd., an aluminum producer.

         Nathan Mazurek has been the President and Chief Executive Officer of American Circuit Breaker Corporation, a manufacturer of circuit breaker protection equipment for more than the prior five years. Since 1995, Mr. Mazurek has been President and Chief Executive Officer of Pioneer Transformers Ltd., a manufacturer of liquid filled power and distribution transformers.

         William Spier became a director of Integrated in October 1996 and became Acting Chief Executive Officer in November 1997. Mr. Spier has been a private investor since 1982 and is, and has been since 1989, the Chairman and President of Sutton Holding Corp., a private investment company. He also served as Chairman of DeSoto, Inc., a manufacturer and distributor of cleaning products, from May 1991 through September 1996, and as Chief Executive Officer of DeSoto, Inc., from May 1991 to January 1994 and from September 1995 through September 1996. From 1980 to 1981, Mr. Spier was Vice Chairman of Phibro-Salomon Inc. Mr. Spier also serves as a Director of Keystone Consolidated Industries, Inc., Moto Guzzi, Inc., Geotek Communications, Inc., and The Trident Rowan Group, Inc.

         Morris J. Smith has been a director of Integrated since January 1994. Since 1993, Mr. Smith has been a private investor and investment consultant. Prior thereto, Mr. Smith was employed for a period of more than five years by Fidelity Investments as a portfolio manager.

Certain Relationships

         Nathan Kahn and Sandra Kahn are husband and wife.

         Barry L. Eisenberg and Jack Bendheim are brothers-in-law.

Certain Agreements to be Entered Into with Executive Officers

     Employment Agreements with the Kahns

         Concurrently with the merger, the Surviving Corporation (referred to below as the "Company") will enter into employment agreements with each of Nathan Kahn and Sandra Kahn. Certain information regarding these agreements is set forth below. The forms of these agreements are attached as Annex C and Annex D to this Proxy Statement.

         Term. The scheduled term of each agreement is three years. Each agreement provides that the term will be extended automatically for successive two-year periods unless either party gives written notice of termination at least 180 days prior to the end of the original term or the then additional term, as the case may be. Each agreement provides that the Company may terminate the agreement upon the Disability of the executive or for Cause (as such terms are defined the agreement).

         Base Salary. The agreements provide for base salary to be paid at a rate per annum as follows: Nathan Kahn ($250,000) and Sandra Kahn ($100,000). These amounts may be increased, but not decreased, by the Board of Directors. The base salary provided for by each agreement is subject to possible upward annual adjustments based upon changes in a designated cost of living index.

          Bonus. The agreement with Nathan Kahn provides for an annual bonus equal to 5% of the amount by which the Company's earnings before taxes for such year exceed $4,000,000. The agreement with Sandra Kahn provides for an annual bonus equal to 2% of the amount by which the Company's earnings before taxes for such year exceed $4,000,000. For the purpose of calculating the annual bonus amounts, earnings before taxes shall be calculated excluding (1) charges to earnings for extraordinary items and (2) the annual bonus amounts payable to Nathan Kahn and Sandra Kahn.

         Non-Compete. Each agreement provides that during the Specified Period (as defined below) the employee will not, among other things, directly or indirectly, be engaged as a principal in any other business activity or conduct which competes with the business of the Company or be an employee, consultant, director, principal, shareholder, advisor of, or otherwise be affiliated with, any such business, activity or conduct. The "Specified Period" means the employee's period of employment and the four year period thereafter, provided that if the employee's employment is terminated for Disability or without Cause (or the employee voluntarily terminates his employment following a breach by the Company), the Specified Period will terminate two years after the employee's employment terminates.

     Employment Agreement With Harvey Wrubel

         Concurrently with the merger, the Surviving Corporation (referred to below as the "Company") will enter into an employment agreement with Harvey Wrubel. Certain information regarding this agreement is set forth below.

         Term. The scheduled term of the agreement is until December 31, 2002. The agreement provides that the term will be extended automatically for successive two-year periods unless either party gives written notice of termination at least 90 days prior to the end of the original term or the then additional term, as the case may be. The agreement provides that the Company may terminate the agreement any time with or without Cause (as such term is defined in the agreement). However, if the Company terminates the agreement without Cause, the employee is entitled to continue receiving his base salary until the scheduled end of the term.

         Base Salary. The agreement provides for base salary to be paid at a rate of $203,000 per annum. This amount may be increased, but not decreased, by the Board of Directors. The base salary is subject to possible upward annual adjustments based upon changes in a designated cost of living index.

         Performance-Based Compensation. In addition to base salary, the agreement provides that the Company shall pay the employee performance-based compensation in accordance with a formula provided for in the agreement. Based on his performance in 1998, the employee would have been entitled to approximately $300,000 of performance-based compensation had this agreement been in effect.

         Non-Compete. The agreement provides that, during the employment term and for 12 months thereafter, the employee will not, among other things, be engaged in, or be, an employee, director, partner, principal, shareholder, advisor of, any business, activity or conduct which competes with the business of the Company. During any period following termination of the employee's employment the foregoing will only apply to competition with regard to aluminum and such other commodities as were being sold by the Company within six months prior to such termination.

         Restricted Stock Arrangements. Concurrently with the merger, the Company and Nathan and Sandra Kahn will enter into a restricted stock agreement with Mr. Wrubel. Pursuant to this agreement, the Kahns will transfer to Mr. Wrubel 469,238 shares ("Restricted Shares") of common stock of the Surviving Corporation. (These shares will represent a portion of the shares to be received by the Kahns in the merger.) The Restricted Shares will be subject to the vesting requirements described below. If Mr. Wrubel's employment with the Company is terminated for Cause (as defined in his employment agreement) or Mr. Wrubel terminates employment with the Company for any reason, Mr. Wrubel will forfeit to the Kahns any Restricted Shares that are not then vested.

          The vesting of 358,327 of the Restricted Shares will be determined in accordance with the following vesting schedule: (i) 33.33% of such shares will vest on the first anniversary of the grant date (provided Mr. Wrubel has been continuously employed by the Company until such date), (ii) 33.33% will vest on the second anniversary of the grant date (provided Mr. Wrubel has been continuously employed by the Company until such date) and (iii) 33.34% will vest on the third anniversary of the grant date (provided Mr. Wrubel has been continuously employed by the Company until such date).

         The vesting of 110,911 of the Restricted Shares (the "Contingent Restricted Shares") will be determined in accordance with the vesting schedule set forth above and, in addition, will depend on the Surviving Corporation's cumulative after-tax, net income during the two-year period commencing April 1, 1999 and ending March 31, 2001, as indicated in the table below. (For this purpose, the Company's net income will be adjusted in the manner described under "Material Terms of the Merger Agreement--Earn-Out Formula.")


Cumulative After-Tax Income During the Two-Year
Period Ending March 31,  2001 (in Millions of     Number of Contingent Restricted Shares
Dollars)                                          that will Vest
------------------------------------------------- ----------------------------------------
         less than 4.4                                          0

         4.4 to but excluding 4.8                           6,636

         4.8 to but excluding 5.2                          13,522

         5.2  to but excluding 5.6                         20,673

         5.6 to but excluding 6.0                          28,104

         6.0 to but excluding 6.4                          35,833

         6.4 to but excluding 6.8                          43,877

         6.8 to but excluding 7.2                          52,256

         7.2 to but excluding 7.6                          60,992

         7.6 to but excluding 8.0                          70,108

         8.0 to but excluding 8.4                          79,628

         8.4 to but excluding 8.8                          89,582

         8.8 to but excluding 9.2                          99,999

         9.2 or greater                                   110,911



                             STOCKHOLDERS OF EMPIRE

         As of the date of this Proxy Statement, there are 10 shares of Empire common stock issued and outstanding. All of these shares are owned by Nathan and Sandra Kahn. Upon completion of the merger, all of the issued and outstanding shares of Empire common stock will be converted into shares of common stock of the Surviving Corporation.

         As of the date of this Proxy Statement, there are 1,000 shares of Empire-Pacific common stock issued and outstanding. All of these shares are owned by Nathan and Sandra Kahn. Immediately prior to completion of the merger, Nathan and Sandra Kahn will contribute their shares of Empire-Pacific to Empire. As a result, upon completion of the merger, Empire-Pacific will become a wholly-owned subsidiary of the Surviving Corporation.

         Following completion of the merger, the Kahns will transfer to Harvey Wrubel a portion of the Surviving Corporation common stock that they receive in the merger. This transfer will be made pursuant to the Restricted Stock Agreement described under "Management Following the Merger--Certain Agreements to be Entered Into With Executive Officers."

                               BUSINESS OF EMPIRE

         The term "Company" as used in this section of the Proxy Statement refers to Empire.

General

         Empire is a distributor of a broad range of semi-finished aluminum products. The Company distributes its products to a wide variety of customers in diverse industries, including transportation, automotive, housing, appliances and packaging. The Company currently serves customers throughout the United States and Canada and, to a lesser extent, Australia and New Zealand. Empire, a Delaware corporation, was founded in 1984 by Nathan Kahn and Sandra Kahn, who serve as Empire's President and Secretary and Treasurer, respectively.

Strategy

         The Company's strategy for growth involves the following key elements:

         Provide Customers with High Level of Service and Cost Effective, Quality Products. The Company places great emphasis on providing customers with a high level of service. In particular, the Company works closely with its customers in order to learn the specific requirements of each customer. This enables the Company to provide each customer with cost-effective, quality materials matching the customer's particular needs. The Company also provides various ancillary services to its customers, including (1) arranging for subsequent metal processing or finishing services required by the customer, (2) arranging for products to be stored in warehouse facilities for release to the customer on a just-in-time delivery basis and (3) providing customers with timely information concerning market trends and product development.

          Expand Sources of Supply and Serve as Effective Marketing Channel for Suppliers. The Company constantly endeavors to increase its supply sources by expanding its relationships with existing suppliers and forming relationships with new suppliers. The Company seeks to build its supply relationships by serving as an effective marketing channel for its suppliers. The Company believes that, as it increases its supply sources, it will be able to increase sales to existing customers and attract new customers because it will be in a position to offer customers greater quantities and a wider range of products.

          Expand Geographically. The Company in 1996 expanded geographically by forming an affiliate to market its products in Australia and New Zealand. The Company will selectively seek additional opportunities to expand into new geographic areas.

          Acquire Capability to Provide Additional Value Added Services. The Company may seek to acquire the capability to provide its customers with additional value-added services (such as various processing or finishing services). The Company may accomplish this through establishing joint venture arrangements with existing service providers or by selectively making acquisitions.

The Industry

         Semi-finished aluminum products are produced by processing primary aluminum or aluminum scrap. A product is considered "semi-finished" if it has not yet been converted into a final end-product. Semi-finished aluminum products include aluminum sheet; plate and foil; rod, bar and wire; extruded and cast products; and aluminum powder and paste.

         According to industry sources, an estimated 25,000 companies in the United States used semi-finished aluminum products in 1997. These users were in the following industries: transportation (32%); packaging (26%); building (16%); electrical (8%); consumer durables (8%); and other industries (10%).

         Although demand for aluminum products in the United States has been cyclical, over the longer-term demand has continued to increase. The Company believes that this growth reflects (1) general population and economic growth and (2) the advantages of aluminum products, including light weight, high degree of formability, resistance to corrosion and recyclability. According to industry sources, during the three years ended December 31, 1997, domestic consumption of aluminum products grew from 6.3 million metric tons to 6.9 million metric tons.

Sales, Marketing and Services

         Empire endeavors to build its distribution within the aluminum industry by providing customers with quality products, access to alternative sources of supply, and comprehensive customer service. Empire offers customers a full range of services, including:

         o sourcing aluminum products from the appropriate supplier in order to meet pricing and delivery requirements;

         o    handling foreign exchange transactions;

         o assuming responsibility for the shipment and timely delivery of the product to the customer;

         o assisting customers in identifying materials matching their particular needs;

         o where necessary, arranging for subsequent metal processing and/or finishing services which may be required by the customer;

         o arranging for materials that have been ordered by a customer (and are subject to a firm purchase commitment) to be stored at an appropriate warehouse for release to the customers on a just-in-time delivery basis; and

         o providing customers with timely information concerning market trends and product development.

         Empire carefully monitors the timing and processing of orders to meet customers' needs and commits to fill orders within a time-period mutually agreed with the customer. Empire maintains constant and ongoing communication with its suppliers in order to ensure that these delivery dates are met and that customers are apprised of the delivery status of their orders.

          Empire primarily sells its products through its own marketing and sales personnel. In addition, Empire sells its products through independent sales agents located in the United States who receive a commission on sales.

         Empire does not typically purchase inventory for stock. Rather, it places orders with its suppliers based upon orders that it has received from its customers.

         In 1996, Empire extended its distribution territory by establishing an affiliate to distribute its products in Australia and New Zealand. This affiliate (Empire Resources Pacific, Ltd.) will become a wholly-owned subsidiary of Empire prior to the merger.

Backlog

         At March 31, 1998 and March 31, 1999, the amount of backlog of firm orders was approximately $28 million. Empire expects to fill substantially all of the orders in the March 31, 1999 backlog during the period ending September 30, 1999.

Suppliers

         Empire enjoys exclusive representation arrangements with several foreign mills, as well as close and long-term relationships with a key domestic vendor. Empire provides important services to its suppliers by:

         o serving as an integrated marketing and distribution channel for the export volume of foreign suppliers;

         o    purchasing manufacturing capacity from suppliers in bulk;

         o assuming responsibility for transporting the products that it purchases;

         o    eliminating foreign currency risks for suppliers; and

         o    ensuring prompt payment to suppliers for materials purchased.

         Empire strives to maintain long-term relationships with its suppliers and to be a significant distributor for them. By being a significant distributor for its suppliers, Empire is able to obtain competitive pricing and to influence quality standards and delivery practices.

         During 1996 and 1997, two of Empire's significant suppliers were acquired and subsequently discontinued their relationships with Empire. Since then, Empire has succeeded in expanding its supply sources. Specifically, Empire in the second quarter of 1999 has been benefiting from a new supply relationship entered into during 1998. Empire expects that it will further expand its supply sources later in 1999 when an existing supplier, with whom Empire enjoys an exclusive, long-term relationship, is scheduled to begin production at a new facility.

Customers

         Empire serves over 150 customers in diverse industries, including transportation, automobile, housing, appliances and packaging. In 1998, Empire's top ten customers represented approximately 40% of its sales. These customers included five full-service distribution centers (i.e., distributors that have the capacity to provide additional processing services), as well as producers of various consumer and industrial products.

         The Company's customers are located throughout the United States and Canada and, to a lesser extent, Australia and New Zealand. In 1998, customers in the United States accounted for approximately 75% of revenues, customers in Canada for approximately 15% , and customers in Australia and New Zealand for approximately 10%. Empire's U.S. customer base is not regional.

         Empire insures its account receivables against credit risk by purchasing credit insurance. This insurance is subject to a 15% co-insurance provision with respect to each claim and there are limits on the amount of credit that Empire's insurance carrier will underwrite with respect to each customer.

Transportation

         Empire arranges for the transportation to customers of the products that they purchase from Empire. When Empire purchases products from an overseas supplier, it accepts delivery either at the port in the supplier's home country or at the port of destination. If Empire takes delivery at a foreign port, it will generally arrange for transportation to the port of destination on regularly scheduled port-to-port sea-going transportation. Upon delivery of the products at the destination port, Empire uses rail and trucking services to deliver the products to its customers.

         Empire is generally able to negotiate volume transportation rates with vendors. As a result, it generally obtains lower rates than its customers or suppliers could obtain for themselves.

Competition

         Empire's principal competitors are North American aluminum producers, including Alcoa and Alcan which dominate the aluminum industry in North America. These companies are significantly larger and have greater financial resources than Empire. Empire also competes with other importers and agents that act for foreign aluminum producers. Empire believes that agents of foreign mills are generally less capable of serving the needs of North American customers because these agents are generally captive to a single foreign source and often lack the flexibility and range of product offerings that Empire offers its customers.

Employees

         As of March 31, 1999, Empire had 18 employees in New Jersey. Empire also has independent sales representatives located in the United States. None of these employees are represented by a collective bargaining agreement.

         Empire Resources Pacific, Ltd. has four employees in Australia.

Properties

         Management believes that Empire's facilities are adequate to meet its current needs. Empire's corporate headquarters are located in Fort Lee, New Jersey, where Empire leases office space pursuant to a lease expiring in March 2000. The lease provides for an annual rental payment of $173,802.

            EMPIRE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

General

         Empire is a distributor of value added, semi-finished aluminum products. Consequently, Empire's sales volume has been, and will continue to be, a function of its continuing ability to secure quality aluminum products from its suppliers.

          During 1996 and 1997, two of Empire's significant suppliers were acquired and subsequently discontinued their relationships with Empire. Empire's sales volume in 1997 and 1998 was negatively impacted by the loss of these suppliers. In addition, gross profit margins were negatively impacted because certain of the products provided by these suppliers generated relatively high profit margins for Empire.

         Since 1997, Empire has succeeded in expanding its supply sources. Specifically, Empire in the second quarter of 1999 has been benefiting from a new supply relationship entered into in 1998. Empire expects that it will further expand its supply sources later in 1999 when an existing supplier, with whom Empire enjoys an exclusive, long-term relationship, is scheduled to begin production at a new facility.

Tax Status

         Empire has heretofore been taxed as a Subchapter S Corporation for federal income tax purposes. In general, the income or loss of a Subchapter S Corporation is passed through to its owners rather than being subjected to tax at the entity level. Empire's status as a Subchapter S Corporation will terminate upon completion of the merger. The pro forma income taxes included in the selected income statement data below reflects a provision for income taxes as if Empire had been liable for federal and state income taxes as a taxable corporate entity for all periods presented.

Selected Income Statement Data

         The following table sets forth selected income statement data for Empire for the periods indicated:


                                                                                        Three Months Ended
                                                                                             March 31,
                                                           1996      1997       1998          1998       1999
                                                           ----      ----       ----          ----       ----
                                                                                              (unaudited)
                                                                          (in millions)
         Net sales.............................          $119.7    $111.2     $101.2         $26.8      $21.1

         Gross profit..........................            11.9       8.6        6.9           1.7        1.6

         Selling, general and administrative
            expenses...........................             4.9       3.4        3.1           0.7        0.7
         Interest expense, net.................             1.8       1.2        1.3           0.4        0.5
         Income before taxes...................             5.2       3.9        2.5           0.7        0.4
         Pro forma income taxes................             1.9       1.4        0.9           0.2        0.2
         Pro forma net income..................             3.3       2.5        1.6           0.5        0.2


Results of Operations--the three months ended March 31, 1998 and 1999

         Net sales decreased $5.6 million, or 21%, from $26.8 million in the first quarter of 1998 to $21.1 million in the first quarter of 1999. This decrease primarily reflected a significant decrease in the price of metals on the world market combined with a change in mix of products sold from more expensive products to less expensive products. The quantity of product sold remained stable from period to period.

         Gross profit decreased 8% in the first quarter of 1999 compared to the first quarter of 1998. The percentage decrease in gross profit was significantly less than the percentage decrease in sales because Empire's cost of sales decreased commensurate with the decrease in metals prices discussed above.

         Gross profit as a percentage of sales increased from 6.5% in the first quarter of 1998 to 7.6% in the first quarter of 1999, reflecting the fact that, as discussed above, the percentage decrease in the dollar amount of gross profits was significantly less than the decrease in sales.

         Interest expense increased 22.3% from $0.4 million during the first quarter of 1998 to $0.5 million during the first quarter of 1999, primarily as a result of the issuance of promissory notes to stockholders, as described under "--Distribution of Surplus Net Worth--Distribution of Promissory Notes" below.

Results of Operations--1996, 1997 and 1998

         As described above, Empire's results in 1997 and 1998 were negatively impacted by the loss of two suppliers (one in 1996 and one in 1997). The loss of these supply sources was the principal reason why:

         o net sales (i) decreased 7% from 1996 to 1997 and (ii) decreased 9% from 1997 to 1998;

         o gross profit (i) decreased 28% from 1996 to 1997 and (ii) decreased 19% from 1997 to 1998; and

         o gross profit as a percentage of sales declined from 9.9% in 1996 to 7.7% in 1997 and 6.9% in 1998.

Empire expects that its supply sources will increase in 1999 as described above.

         The decline in selling, general and administrative expenses subsequent to 1996 primarily reflected a reduction in compensation paid to Nathan and Sandra Kahn. In connection with the merger, the Surviving Corporation will enter into employment agreements with Nathan and Sandra Kahn. Under the terms of these agreements, the combined base salary payable to Nathan and Sandra Kahn will increase to $350,000 compared with $107,000 in 1998. For additional information concerning these employment agreements, see "Management Following the Merger--Certain Agreements to be Entered Into with Executive Officers."

         The decline in interest expense in 1997 compared to 1996 primarily reflected reduced borrowings on lower sales volume and a decline in interest rates.

Distribution of Surplus Net Worth

         In February 1999, Empire determined to distribute to the Empire Stockholders an amount ("Surplus Net Worth") equal to 60% of the pre-distribution total fair value of Empire's business and net assets inclusive of good will and going concern value, and in particular the full premium value of Empire's supply contracts (which total value Empire and the Empire Stockholders agreed was not less than $19 million), but in no event more than the total stockholders' equity of Empire as shown on the balance sheet of Empire as of December 31, 1998 (or $10,922,475). Empire carried out the foregoing through the distribution to the Empire Stockholders of the Asset Backed Notes described under "--Distribution of Promissory Notes" below.

         Empire also determined to recalculate its Surplus Net Worth as of the effective time of the merger (with Empire's Surplus Net Worth equaling for such purpose the total stockholders' equity of Empire as shown on its balance sheet as of the Effective Time), and to make additional distributions (described under "--Possible Additional Distributions" below) to the Empire Stockholders to reduce such Surplus Net Worth to approximately zero.

         As a consequence of the foregoing, Empire has made, and expects to make, certain distributions to the Empire Stockholders as described below.

     Distribution of Promissory Notes

         On February 19, 1999, Empire distributed to the Empire Stockholders two promissory notes (the "Asset Backed Notes") in the aggregate principal amount of $10,922,475. The Asset Backed Notes: (1) bear interest at the rate of 6% per annum, (2) are due and payable in full on August 31, 1999 (as extended from June 30, 1999), and (3) are secured by all accounts receivable and inventory of Empire that were in existence on the date the notes were issued and by any proceeds received in respect of such collateral.

         Empire is required to deposit any proceeds constituting collateral into a segregated collateral account. The funds in this account will be used to repay the Asset Backed Notes at maturity. Because Empire has been segregating funds in a collateral account as described above, Empire has been required to increase its borrowings under its credit facility in order to fund its working capital requirements. This is the principal reason why the outstanding indebtedness under the credit facility (excluding letters of credit) increased from $15.9 million as of December 31, 1998, to $26.2 million as of June 30, 1999.

     Possible Additional Distributions

         Prior to completion of the merger, Empire expects to make such additional distributions to the Empire Stockholders as is necessary to reduce Empire's Surplus Net Worth, measured as of the effective time of the merger, to approximately zero. Such distributions may be in the form of cash or notes.

Accounting Treatment of  Restricted Stock Agreement

         Concurrently with the merger, the Surviving Corporation and Nathan and Sandra Kahn will enter into a restricted stock agreement with Mr. Wrubel. Mr. Wrubel is currently an employee of Empire and will become Vice President of Sales of the Surviving Corporation. Pursuant to the restricted stock agreement, the Kahns will transfer to Mr. Wrubel 469,238 shares ("Restricted Shares") of common stock of the Surviving Corporation, which represents a portion of the shares to be received by the Kahns in the merger. The Restricted Shares will be comprised of (i) 358,327 shares (the "Non-Contingent Restricted Shares") that will vest on specified dates over a three-year period, subject only to the condition that Mr. Wrubel continue to be employed by the Surviving Corporation as of the vesting date, and (ii) 110,911 shares (the "Contingent Restricted Shares") that will be subject to the same vesting criteria as the Non-Contingent Restricted Shares and, in addition, be subject to the condition that the number of shares (if any) that will vest will be a function of the after-tax net income of the Surviving Corporation over a specified period. For additional information concerning the Restricted Shares and the vesting requirements relating thereto, see "Management Following the Merger--Certain Agreements to be Entered Into with Executive Officers--Employment Agreement with Harvey Wrubel."

         The transfer of the Restricted Shares from the Kahns to Mr. Wrubel will not involve the issuance of any shares by the Surviving Corporation or any cash expenditure by the Surviving Corporation. However, under applicable accounting rules, such transfer will be treated the same as if the Surviving Corporation had issued such shares to Mr. Wrubel as compensation for services and, accordingly, the Surviving Corporation will be required to recognize an expense relating thereto. The expense relating to the Non-Contingent Restricted Shares will be based on the fair market value of the stock as of the grant date and be recognized over the vesting period. (Assuming a fair market value of $2.00 per share as of the grant date, the Surviving Corporation would recognize $145,985 of expense in 1999; $358,328 of expense in 2000; $159,257 of expense in 2001; and $53,085 of expense in 2002.) The expense relating to the Contingent Restricted Shares will be based on the fair market value of the stock as of the time of vesting and be recognized at the time of vesting. No expense will be recognized with respect to Contingent Restricted Shares that do not vest.

Liquidity and Capital Resources

         Empire currently operates under revolving lines of credit, including a commitment to issue letters of credit, with two commercial banks. The available line will be $35 million as of September 30, 1999. Borrowings under these lines of credit are collateralized by security interests in substantially all of Empire's assets. Under these credit agreements, Empire is required to maintain working capital and net worth ratios. These facilities expire on June 30, 2001. As of June 30, 1999, the amount outstanding under Empires' revolving lines of credit was $26.2 million (excluding letters of credit in the amount of $13.1 million).

         Management believes that cash from operations, together with funds available under its credit facility, will be sufficient to fund the cash requirements relating to Empire's existing operations for the next twelve months. Empire may require additional debt or equity financing in connection with the future expansion of its operations.

Commitments and Contingencies

         Empire has contingent liabilities in the form of letters of credit to some of its suppliers. As of June 30, 1999, Empire's outstanding letters of credit amounted to $13.1 million.

         Under the terms of some of its supply contracts, Empire is required to take minimum tonnages as specified in those contracts. As a result, Empire could, under certain circumstances, be forced to sell the required tonnage at a loss.

Market Risk, Sensitive Transactions

         Empire is exposed to market risks arising from adverse changes in foreign currency exchange rates and commodity prices. In the normal course of its business, the Company uses derivatives to hedge these exposures as part of its risk management. Empire enters into these transactions with substantial financial institutions, to reduce the risk of non-performance by counter parties.

         Foreign Currency Exchange Rate Risk. The Company hedges its foreign currency exposure by use of foreign exchange forward contracts as hedges of either trade receivables or payables.

         Commodity Price Risk. Generally, all industrial commodity transactions are hedged on a daily basis, as necessary, using forward, future or option contracts to substantially eliminate the exposure to price risk.

Quantitative and Qualitative Disclosures about Market Risk

         Interest Rate Sensitivity. Empire has exposure to changing interest rates in the United States. The table below provides information about Empire's indebtedness that is sensitive to changes in interest rates. The table presents cash flows with respect to principal on indebtedness by expected maturity dates. The interest rate on Empire's short term debt of $19.1 million is the Money Market Rate as quoted by The Chase Manhattan Bank. At March 31, 1999, the Money Market Rate was 7.0575%.

         Exchange Rate Sensitivity. Empire purchases and sells its products in a number of countries throughout the world and, as a result, is exposed to movements in foreign currency exchange rates. Empire's policy is to hedge net foreign currency cash exposures generally through foreign exchange forward and option contracts. The contracts are entered into with major financial institutions to minimize counterparty risk. These contracts generally have a duration of less than twelve months and are against the U.S. dollar. The table below provides information about Empire's foreign exchange financial instruments by functional currency and presents such information in U.S. dollar equivalents. For foreign currency forward exchange agreements, the table presents the gross notional amounts and weighted average exchange rates by contractual maturity dates. The fair value of foreign currency forward exchange contracts is the estimated amount Empire would receive (pay) to terminate the agreements. Empire does not hold or issue financial instruments for trading purposes.

         Commodity Price Sensitivity. Empire purchases its products only upon firm purchase orders from its customers. As such, Empire is not generally exposed to movements in commodity prices.


                                    Average              Expected Maturity Date
                                    Contractual          For Year Ended            Fair Value
                                    Rate(a)              December 31, 1999         March 31, 1999
                                    -----------          ----------------------    --------------
                                                                  (in thousands of US dollars)
Debt
  Short-term variable rate                                        19,050.0             19,050.0
Forward Contracts(b)
  Canadian Dollar                      1.53                          650.2                (10.4)
  Australian Dollar                    1.61                        1,621.8                (50.8)
  German Marks                         1.77                         (670.8)               (14.5)
  Great Britain Pounds                  .62                          (24.3)                (0.1)


----------------------

         (a)  Stated in units of local currency per U.S. dollar.

         (b) Maturity amounts for forward contracts are stated in contract notional amounts to sell (buy) local currency.

Year 2000 Issues

         Some computer software programs and computer hardware and computer chips embedded in operating systems may not recognize correctly dates beginning on and after January 1, 2000. This could result in those programs, hardware or systems becoming inoperable or experiencing other adverse consequences. Empire has reviewed its internal computer software programs and hardware and believes that they will be year 2000 compliant before January 1, 2000. Empire's costs in connection with this review and making its software and hardware year 2000 compliant have not been and are not expected to be material.

         Empire has sought assurances from its suppliers, shippers and customers that their operations are year 2000 compliant, and has received assurances from many of them. However,

Empire has no control over their compliance efforts. Furthermore, most of Empire's suppliers are located in foreign countries in which companies may not be as advanced in achieving year 2000 compliance as companies in the United States. There can be no assurance that year 2000 problems at Empire's suppliers or shippers will not interfere with Empire's ability to obtain supplies in a timely manner, if at all. Any such occurrence would have a material adverse effect on Empire's business. Furthermore, year 2000 problems may have a negative impact on the general economy or on the ability of businesses generally to receive essential services (such as telecommunications, banking services, etc.).

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                        MANAGEMENT FOLLOWING THE MERGER

         The following table sets forth as of July 1, 1999, certain historical and pro forma information with respect to beneficial ownership (as defined in Rule 13d-3 of the Securities and Exchange Act of 1934) of the common stock of Integrated by (i) each person that will be a director of the Surviving Corporation, (ii) each person that will be an executive officer of the Surviving Corporation, (iii) all such persons as a group and (iv) each person known to the Company to be the owner of more than 5% of the common stock of Integrated.

                                                                Number of Shares               Percent of Common
                                                             Beneficially Owned(2)                Stock Owned
                                                   ----------------------------------------  -----------------------
                                                                          Pro Forma                        Pro Forma
                                                                          After                            After
Name and Address(1)                                Actual                 Merger(3)           Actual       Merger(3)
------------------------------------------         --------------------   -----------------   ------       ---------
Directors and Executive Officers Following
the Merger:
Nathan Kahn and Sandra Kahn                                  -                 8,915,523(4)   -            57.4%

Harvey Wrubel                                                -                   469,238(5)   -            3.02%

Jack Bendheim                                                 36,666(6)           36,666(6)   *            *

Barry W. Blank                                               859,600(7)          859,600(7)   12.8%        5.3%

Barry L. Eisenberg                                           363,706(8)          363,706(8)   5.9%         2.3%

Peter G. Howard                                              -                            -   -            -

Nathan Mazurek                                               -                            -   -            -

Morris J. Smith                                               48,667(9)           48,667(9)   *            *

William Spier                                                 79,669(10)          79,669(10)  1.3%         *

All persons that will be executive officers or
directors following the merger as a group (10
persons)                                                   1,388,308(11)      10,773,069(12)  20.2%        66.2%
Other Stockholders:
Alan P. Haber                                              1,140,605(13)       1,140,605(13)  17.8%        7.2%

------------------

         * Less than 1%

(1) The address of Messrs. Blank, Eisenberg, Haber, Smith, and Spier is c/o Integrated, and the address of the other persons is c/o Empire.

(2) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Gives effect to completion of the merger and the transfer of certain shares from Nathan and Sandra Kahn to Mr. Wrubel as described under "Management Following the Merger--Certain Agreements to be Entered Into with Executive Officers--Employment Agreement With Harvey Wrubel."

(4) Consists of shares to be received in the merger (less the shares to be transferred to Mr. Wrubel). Of these shares, 3,824,511 share are Contingent Shares subject to the earn-out described under "Material Terms of the Merger Agreement--Earn-out Formula."

(5) Consists of shares to be transferred to Mr. Wrubel from Nathan and Sandra Kahn following completion of the merger. These shares will be subject to vesting and other conditions. See "Management Following the Merger--Certain Agreements to be Entered Into with Executive Officers--Employment Agreement With Harvey Wrubel."

(6) Consists of (i) 20,000 outstanding shares held by the Bendheim Foundation, an affiliate of Mr. Bendheim, and (ii) 16,666 shares underlying currently exercisable warrants held by Mr. Bendheim. Mr. Bendheim disclaims beneficial ownership of the shares owned by the Bendheim Foundation.

(7) Consists of (i) 259,600 outstanding shares held by Mr. Blank and (ii) 600,000 shares underlying currently exercisable warrants held by Mr. Blank. Excludes any shares which may be owned by Mr. Blank's customers, in which he disclaims any beneficial or other interest and over which he has no voting or dispositive power.

(8)      Consists of (i) 700 currently outstanding shares held by Mr. Eisenberg,
         (ii) 76,667 shares underlying currently exercisable options held by Mr. Eisenberg, (iii) 1,000 shares underlying currently exercisable warrants held by Mr. Eisenberg, (iv) 500 shares owned by Mr. Eisenberg's wife and (v) 284,839 currently outstanding shares held by 241 Associates LLC, a limited liability company. Noam Eisenberg is the sole manager of 241 Associates LLC and as such has voting and investment power with respect to the shares held by 241 Associates LLC. Noam Eisenberg is the son of Barry L. Eisenberg. A majority of the ownership interest of 241 Associates LLC is owned by Mr. Eisenberg and his wife and, as a result of such ownership interests, Mr. Eisenberg may influence the voting and disposition of the shares of common stock held by 241 Associates LLC. Mr. Eisenberg disclaims beneficial ownership of such shares and of the shares owned by his wife.

(9) Consists of (i) 7,000 currently outstanding shares held by Mr. Smith and (ii) 41,667 shares underlying currently exercisable options held by Mr. Smith. The Brook Road Nominee Trust, nominee for the Morris Smith Family Trust, is the owner of 163,653 outstanding shares of Common Stock. Esther Smith, the mother of Morris J. Smith, is the sole trustee of the Morris Smith Family Trust and as such has voting and investment power with respect to such shares. The Morris Smith Family Trust is a discretionary trust, the potential beneficiaries of which are Mr. Smith and members of his family. Mr. Smith disclaims any beneficial ownership of any and all shares owned by the Brook Road Nominee Trust.

(10) Consists of (i) 54,669 currently outstanding shares held by Mr. Spier and (ii) 25,000 shares underlying currently exercisable options held by Mr. Spier.

(11) Consists of 627,308 currently outstanding shares and 761,000 shares underlying currently exercisable options and warrants. Does not include 163,653 shares that Mr. Smith disclaims beneficial ownership of as described in footnote 9 above.

(12) Consists of 10,012,069 shares that will be outstanding following the merger and 761,000 shares underlying currently exercisable options and warrants. Does not include 163,653 shares that Mr. Smith disclaims beneficial ownership of as described in footnote 9 above.

(13) Consists of (i) 830,771 shares held by Mr. Haber, (ii) 276,444 shares underlying currently exercisable options held by Mr. Haber, (iii) 10,000 shares underlying currently exercisable warrants held by Mr. Haber and (iv) 23,390 shares held by Mr. Haber's wife. Mr. Haber disclaims any beneficial ownership of any stock owned by his wife.

                              ELECTION OF DIRECTORS

         If the merger is approved, you will be asked to elect as directors the nine persons identified as directors under "Management Following the Merger" to hold office until the 2000 Annual Meeting of Stockholders of the Surviving Corporation or until their successors are duly elected and have qualified. The merger will not be completed unless these persons (or, if a nominee is unavailable for any reason, a substitute approved by Integrated and Empire) are elected directors.

          If the merger is not approved, you will be asked to elect as directors the 10 current directors of Integrated to hold office until the 2000 Annual Meeting of Stockholders of Integrated or until their successors are duly elected and have qualified. Information concerning the current directors of Integrated is contained in Item 9 of the Annual Report on Form 10-KSB of Integrated for the year ended December 31, 1998, a copy of which is attached hereto as Appendix G.

          All nominees have consented to be named and serve if elected.

         Unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card, the shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned nominees. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the holders of such proxy.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has appointed KPMG LLP (effective upon completion of the merger) as independent auditors to audit the financial statements of the Surviving Corporation for the year ending December 31, 1999, subject to ratification by the stockholders.

        In the event that the stockholders fail to ratify this appointment, other certified public accountants will be considered upon recommendation of the audit committee. Even if this appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year, if the Board believes that such a change would be in the best interest of the Company and its stockholders.

        A representative of KPMG LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if he/she so desires and will be available to respond to appropriate questions.

                STOCKHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

Notice Required to Include Proposals in the Company's Proxy Statement

         The Company will review for inclusion in next year's proxy statement shareholder proposals received by March 31, 2000. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement. Proposals should be sent in writing to the Company's principal executive offices.

Notice Required to Bring Business Before an Annual Meeting

         The Company's By-laws establish an advance notice procedure for stockholders to make nominations of candidates for election of director or to bring other business before an annual meeting. Under these procedures, a stockholder that proposes to nominate a candidate for director or proposes other business at the 2000 Annual Meeting of Stockholders, must give the Company written notice of such nomination or proposal not less than 60 days and not more than 90 days prior to the scheduled date of the meeting (or, if less than 75 days' notice or prior public disclosure of the date of the meeting is given and the date of the meeting is not within five calendar days of the date of the 1999 Annual Meeting, then the 15th day following the earlier of (i) the date such notice was mailed or (ii) the day such public disclosure was made). Such notice must provide certain information as specified in the Company's By-laws and must be received at the Company's principal executive offices by the deadline specified above.

                                  LEGAL MATTERS

         The validity of the shares of Integrated common stock to be issued in connection with the merger will be passed upon for Integrated by Ehrenreich Eilenberg Krause & Zivian, LLP.

                              INDEPENDENT AUDITORS

         The consolidated financial statements of Integrated as of December 31,1998, and for the years ended December 31, 1997 and 1998 included in Integrated's Annual Report on Form 10-KSB for the year ended December 31, 1998, have been audited by PricewaterhouseCoopers LLP, independent accountants, as set forth in their report thereon included therein, and are incorporated herein by reference.

         The financial statements of Empire as of December 31, 1997 and 1998, and for the years ended December 31, 1996, 1997 and 1998 included in this Proxy Statement have been audited by KPMG LLP, independent accountants, as set forth in their report thereon appearing herein.

                             EMPIRE RESOURCES, INC.

                              FINANCIAL STATEMENTS

                                    CONTENTS


              For the years ended December 31, 1996, 1997 and 1998

Independent Auditors' Report................................................F-2
Balance Sheets..............................................................F-3
Statements of Income........................................................F-4
Statements of Cash Flows....................................................F-5
Statements of Stockholders' Equity..........................................F-6
Notes to the Financial Statements..............................F-7 through F-11

                    For the three months ended March 31, 1999
                                   (unaudited)

Balance Sheets.............................................................F-12
Statements of Income.......................................................F-13
Statements of Cash Flows...................................................F-14
Statements of Stockholders' Equity.........................................F-15
Notes to the Financial Statements..........................................F-16

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Empire Resources, Inc.


         We have audited the accompanying balance sheets of Empire Resources, Inc. as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Empire Resources, Inc. as of December 31, 1998 and 1997, and the results of its operations and cash flows for each of the years in the three-year period ended December 31, 1998, in conformity with generally accepted accounting principles.



KPMG LLP


New York, NY
February 5, 1999, except as to Note 8 (a) which is as of February 19, 1999 and except as to Note 8 (b) which is as of February 22, 1999

                             EMPIRE RESOURCES, INC.

                                 BALANCE SHEETS

                           December 31, 1997 and 1998


                                                                December 31
                                                        ----------------------------
                                                            1997            1998
                                                        ------------    ------------
                                 Assets
Current assets:
  Cash                                                  $    559,686         147,161
  Trade accounts receivable, less allowance for
      doubtful accounts of $125,788                       22,974,993      20,438,800
  Inventories                                             23,055,265      14,005,173
  Prepaid expenses                                            92,928          70,670
  Other current assets                                        26,932          76,932
                                                        ------------    ------------

                  Total current assets                    46,709,804      34,738,736
                                                        ------------    ------------

  Furniture and equipment                                    207,776         276,493
  Less accumulated depreciation                             (154,683)       (196,459)
                                                        ------------    ------------
                  Net furniture and equipment                 53,093          80,034
  Loan due from related party                                202,150         202,150
  Loans due from employees and third party                   200,000         165,000
                                                        ------------    ------------

                                                        $ 47,165,047      35,185,920
                                                        ============    ============

                  Liabilities and Stockholders's Equity

Current liabilities:
  Notes payable - banks                                 $ 17,700,000      15,900,000
  Trade accounts payable                                  17,275,618       7,834,845
  Accrued expenses                                           457,644         528,600
                                                        ------------    ------------

                  Total current liabilities               35,433,262      24,263,445
                                                        ------------    ------------
Stockholders' equity:
  Common stock, no par value. Authorized 200 shares;
      issued and outstanding 10 shares                        50,000          50,000
  Retained earnings                                       11,681,785      10,872,475
                                                        ------------    ------------

                  Total stockholders' equity              11,731,785      10,922,475
                                                        ------------    ------------

                                                        $ 47,165,047      35,185,920
                                                        ============    ============


See accompanying notes to financial statements.

                             EMPIRE RESOURCES, INC.

                              STATEMENTS OF INCOME

                    Years ended December 1996, 1997 and 1998



                                                        Years ended December 31
                                       ----------------------------------------------------------
                                             1996                1997                1998
                                       -------------        -------------        ------------
Net sales                              $ 119,716,130          111,169,339         101,163,278
Cost of goods sold                       107,804,848          102,606,814          94,227,249
                                       -------------        -------------        ------------
       Gross profit                       11,911,282            8,562,525           6,936,029

Selling, general and administrative
  expenses                                 4,868,607            3,437,851           3,079,983
Interest expense, net                      1,845,213            1,229,607           1,331,056
                                       -------------        -------------        ------------
       Income before income taxes          5,197,462            3,895,067           2,524,990

Income taxes                                  68,500               50,418              39,300
                                       -------------        -------------        ------------
       Net income                      $   5,128,962            3,844,649           2,485,690
                                       =============        =============        ============

See accompanying notes to financial statements.

                             EMPIRE RESOURCES, INC.

                            STATEMENTS OF CASH FLOWS

                    Years ended December 1996, 1997 and 1998


                                                                            Years ended December 31
                                                                --------------------------------------------
                                                                    1996            1997           1998
                                                                ------------    ------------    ------------
Cash flows from operating activities:
  Net income                                                    $  5,128,962       3,844,649       2,485,690
  Adjustments to reconcile net income to net cash
     provided by operating activities:
       Depreciation                                                   27,964          29,490          41,776
       Change in assets and liabilities:
        Decrease (increase) in accounts receivable                12,162,032      (2,565,874)      2,536,193
        Decrease (increase) in inventories                         1,376,052      (6,870,528)      9,050,092
        Decrease (increase) in prepaid expenses                      (70,209)         30,706          22,258
        Increase in other current assets                                --              --           (50,000)
        Decrease in loans due from employees and third party            --              --            50,000
        Increase (decrease) in trade accounts payable             (3,666,287)      6,638,399      (9,440,773)
        Increase (decrease) in accrued expenses                      108,479         (23,760)         70,956
                                                                ------------    ------------    ------------

          Net cash provided by operating activities               15,066,993       1,083,082       4,766,192
                                                                ------------    ------------    ------------

Cash flows from investing activities:
  Additions to fixed assets                                          (18,533)         (7,632)        (68,717)
  Issuance of loans due from employees and third party              (150,000)        (50,000)        (15,000)
  Repayment of loan due from employee                                   --            50,000            --
  Issuance of loans due from related parties                      (1,000,000)       (202,150)           --
  Repayment of loan due from related parties                            --         1,000,000            --
                                                                ------------    ------------    ------------

          Net cash (used in) provided by investing activities     (1,168,533)        790,218         (83,717)
                                                                ------------    ------------    ------------

Cash flows from financing activities:
  Proceeds from (repayments of) notes payable - banks             (9,100,000)      1,600,000      (1,800,000)
  Distributions to stockholders                                   (4,945,000)     (3,319,960)     (3,295,000)
                                                                ------------    ------------    ------------

          Net cash used in financing activities                  (14,045,000)     (1,719,960)     (5,095,000)
                                                                ------------    ------------    ------------

          Net increase (decrease) in cash                           (146,540)        153,340        (412,525)

Cash at beginning of year                                            552,886         406,346         559,686
                                                                ------------    ------------    ------------

Cash at end of year                                             $    406,346         559,686         147,161
                                                                ============    ============    ============

Supplemental disclosures of cash flow information:
  Cash paid during the year for:
     Interest                                                   $  1,845,213       1,229,607       1,331,056
                                                                ============    ============    ============

     Taxes                                                      $     68,500          90,367             300
                                                                ============    ============    ============

See accompanying notes to financial statements.

                             EMPIRE RESOURCES, INC.

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                  Years ended December 31, 1996, 1997 and 1998


                                   Common       Retained
                                   stock        earnings        Total
                                -----------   -----------    -----------

Balances at December 31, 1995   $    50,000    10,973,134     11,023,134
Net income                             --       5,128,962      5,128,962
Dividends                              --      (4,945,000)    (4,945,000)
                                -----------   -----------    -----------
Balances at December 31, 1996        50,000    11,157,096     11,207,096
Net income                             --       3,844,649      3,844,649
Dividends                              --      (3,319,960)    (3,319,960)
                                -----------   -----------    -----------
Balances at December 31, 1997        50,000    11,681,785     11,731,785
Net income                             --       2,485,690      2,485,690
Dividends                              --      (3,295,000)    (3,295,000)
                                -----------   -----------    -----------

Balances at December 31, 1998   $    50,000    10,872,475     10,922,475
                                ===========   ===========    ===========



See accompanying notes to financial statements.

                             EMPIRE RESOURCES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

(1)    Organization

       Empire Resources, Inc. (the "Company") is engaged principally in the purchase, sale and distribution of nonferrous metals to a diverse customer base located throughout North America. The Company purchases from a wide array of suppliers located throughout the world. Two different suppliers accounted for 21% and 42% each of total purchases in 1998 and 1997, respectively. One supplier accounted for 12% and 18% of total purchases in 1998 and 1997, respectively. In 1998 and 1997, no other supplier or customer accounted for 10% or more of the Company's purchases and sales.

       The Company's operation is dependent upon its supplier relationships. The termination or limitation by any principal supplier of its relationship with the Company could have a material adverse effect on the Company's results of operations.

(2)    Summary of Significant Accounting Policies

       (a)    Revenue Recognition

              Revenue is recognized when title to the goods passes to the customers.

       (b)    Inventories

              Inventories are stated at the lower of cost or market. Cost is determined by the specific-identification method.

       (c)    Furniture and Equipment

              Furniture and equipment are stated at cost. Depreciation of furniture and equipment is calculated on the straight-line method over their estimated useful lives of five years.

                             EMPIRE RESOURCES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

        (d)   Foreign Exchange Contracts

              The Company enters into foreign exchange forward contracts to hedge transactions primarily related to firm commitments to purchase or sell nonferrous metals denominated in international currencies. These contracts reduce currency risk from exchange rate movements. Gains and losses are deferred and accounted for as part of the underlying transactions. In entering into these contracts, the Company has assumed the risk which might arise from the possible inability of counterparties to meet the terms of their contracts. The Company does not expect any losses as a result of counterparty defaults because of the substantial size of the counterparties.

              In 1998, the FASB issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes new accounting and reporting standards for derivative instruments and hedging activities. The Company must adopt this statement by January 1, 2000. The Company has not determined the impact this statement will have on its financial position or results of operations.

       (e)    Option Contracts

              The Company enters into option contracts to lock in prices of nonferrous metals. The option premium paid is capitalized as prepaid options and is expensed on the maturity date.

       (f)    Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                             EMPIRE RESOURCES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

 (3)   Financial Instruments

       The carrying amounts of financial instruments including cash, trade accounts receivable, prepaid options, loans receivable, trade accounts payable and notes payable - banks approximated fair value as of December 31, 1998 and 1997 because of the relatively short maturity of these instruments.

       The Company hedges its foreign currency exposure to the extent considered practicable by use of foreign exchange forward contracts. As of December 31, 1998, the Company had foreign exchange forward contracts maturing through November 1999 to purchase approximately $0.6 million in foreign currency, and to sell approximately $4.0 million in foreign currency, at contracted forward rates. As of December 31, 1997, the Company had foreign exchange forward contracts maturing through October 1998 to purchase approximately $1.6 million in foreign currency, and to sell approximately $7.4 million in foreign currency, at contracted forward rates. As of December 31, 1998 and 1997, the fair value of such foreign exchange forward contracts amounted to approximately $10,000 and $270,000, respectively.

(4)    Other Assets - Current and Noncurrent

       As of December 31, 1998, other current assets include a loan due from a third party of $50,000. This loan is noninterest bearing and will be repaid in the first quarter of 1999. As of December 31, 1997, this loan was included in loans due from employees and third party.

       As of December 31, 1998 and 1997, loans due from related parties consisted of a loan to Empire Resources Pacific Ltd., an affiliated company, in the amount of $202,150. As of December 31, 1998 and 1997, loans to employees amounted to $165,000 and $150,000, respectively. All of these loans are noninterest bearing and are not expected to be repaid within one year. During 1998, 1997 and 1996, the Company paid approximately $183,000, $200,000 and $4,000, respectively, in fees to an affiliate for certain services.

                             EMPIRE RESOURCES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

 (5)   Notes Payable - Banks

       At December 31, 1998 and 1997, the Company operated under a line of credit of $25,000,000 with two commercial banks. Borrowings by the Company under this line of credit are collateralized by security interests in the Company's accounts receivable and inventory. In addition, the Company is required to maintain working capital and net worth ratios, as defined by the loan agreement. As of December 31, 1998 and 1997, the weighted-average interest rate on the loans outstanding under the line of credit of $15,900,000 and $17,700,000 was 7.63% and 8.15%, respectively. The facility expires on March 31, 1999.

       The Company expects to renew the existing facility to June 30, 2001.

(6)    Income Taxes

       The Company has elected S corporation status for Federal income tax purposes. Accordingly, the Company is not subject to Federal tax on its income. Instead, the stockholders are required to include the Company's income or loss in their individual income tax returns. Income tax expense of $39,300, $50,418 and $68,500 for the years ended December 31, 1998,
       1997 and 1996, respectively, represents state and local taxes.

(7)    Commitments and Contingencies

       The Company leases its office facilities under a lease expiring on March 31, 2000. The future minimum rental payments under the lease are $173,802 in 1999 and $43,451 in 2000, and rental expense for the years ended December 31, 1998, 1997 and 1996, was $177,767, $169,234 and $161,203,
       respectively. Unused letters of credit at December 31, 1998 and 1997 amounted to $6,745,705 and $720,501, respectively.

                             EMPIRE RESOURCES, INC.

                        NOTES TO THE FINANCIAL STATEMENTS

(8)      Subsequent Events

       (a)    Promissory Notes

       On February 19, 1999 the Company distributed to its stockholders two promissory notes in the aggregate principal amount of $10,922,475. This amount represents the total stockholders' equity of the Company as of December 31, 1998. These promissory notes (1) bear interest at the rate of 6% per annum, (2) are due and payable in full on June 30, 1999 and (3) are secured by all accounts receivable and inventory of the Company that were in existence on the date the notes were issued and by any proceeds received in respect of such collateral.

       (b)    Merger Agreement

       On February 22, 1999 the Company signed a merger agreement (the "Merger Agreement") with Integrated Technology USA, Inc. ("ITI"). The merger is subject to approval of ITI's stockholders. Under the terms of the Merger Agreement, the Company will be merged with and into ITI and ITI will issue to the current stockholders of the Company 9,384,761 shares of common stock, of which 3,824,511 shares of common stock will be placed in escrow. Some or all of the escrowed shares will be released to the stockholders of the Company based on a two-year earn-out formula. Any escrowed shares not released to the stockholders of the Company will be returned to the treasury of the merged company or retired. Upon completion of the merger, the merged company will continue the business of the Company under the name of Empire Resources, Inc.

                             EMPIRE RESOURCES, INC.
                                 BALANCE SHEETS
                      December 31, 1998 and March 31, 1999


                                                                         December 31, 1998            March 31, 1999
                                                                         -----------------            --------------
                                                                                                       (unaudited)
                                 Assets
Current assets:
         Cash                                                            $      147,161                $     331,407
         Trade accounts receivable, less allowance for
             doubtful accounts of $125,788                                   20,438,800                   18,649,310
         Inventories                                                         14,005,173                   14,680,673
         Prepaid expenses                                                        70,670                       83,509
         Other current assets                                                    76,932                      127,335
                                                                         --------------                -------------
                  Total current assets                                       34,738,736                   33,872,234
Furniture and equipment                                                         276,493                      284,385
         Less:  accumulated depreciation                                       (196,459)                    (206,959)
                                                                         --------------                -------------
                  Net furniture and equipment                                    80,034                       77,426
Loan due from related party                                                     202,150                      202,150
Loans due from employees                                                        165,000                      150,000
                                                                         --------------                -------------
                                                                         $   35,185,920                $  34,301,810
                                                                         ==============                =============

                 Liabilities and Stockholders' Equity

Current liabilities:
         Notes payable - banks                                           $   15,900,000                $  19,050,000
         Notes payable to stockholders                                                -                   10,922,475
         Trade accounts payable                                               7,834,845                    4,232,406
         Accrued expenses                                                       528,600                      117,495
         Accrued interest on notes payable to stockholders                            -                       72,817
                                                                         --------------                -------------
                  Total current liabilities                                  24,263,445                   34,395,193
                                                                         ==============                =============

Stockholders' equity
         Common stock, no par value.  Authorized 200 shares:
           issued and outstanding 10 shares                                      50,000                       50,000
Retained earnings (accumulated deficit)                                      10,872,475                     (143,383)
                                                                         --------------                -------------
                  Total stockholders' equity (deficit)                       10,922,475                      (93,383)
                                                                         --------------                -------------
                  Total liabilities and stockholders' equity             $   35,185,920                $  34,301,810
                                                                         ==============                =============


See accompanying notes to financial statements

                             EMPIRE RESOURCES, INC.
                              STATEMENTS OF INCOME
                   Three months ended March 31, 1998 and 1999
                                   (unaudited)


                                                                   Three months ended March 31,
                                                               1998                             1999
                                                         ---------------                   -------------

Net sales                                                $    26,773,422                   $ 21,132,340
Cost of goods sold                                            25,025,031                     19,525,716
                                                         ---------------                   ------------
         Gross profit                                          1,748,391                      1,606,624

Selling, general and administrative expenses                     667,570                        680,870
Interest expense, net                                            378,451                        462,723
                                                         ---------------                   ------------
         Income before income taxes                              702,370                        463,031

Income taxes                                                       9,825                          6,414
                                                         ---------------                   ------------
         Net income                                      $       692,545                   $    456,617
                                                         ===============                   ============


See accompanying notes to financial statements

                             EMPIRE RESOURCES, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                        Three months ended March 31, 1999
                                   (Unaudited)


                                                                Common                  Retained earnings
                                                                 stock                      (deficit)               Total
                                                              ----------                -----------------        -----------

Balances at December 31, 1998                                 $   50,000                 $ 10,872,475            $10,922,475

Issuance of promissory notes to stockholders                                              (10,922,475)           (10,922,475)

Net income                                                                                    456,617                456,617

Dividends                                                                                    (550,000)              (550,000)
                                                              ----------                 ------------            -----------

Balances at March 31, 1999                                    $   50,000                  $  (143,383)             $ (93,383)
                                                              ==========                  ===========              =========



See accompanying notes to financial statements

                             EMPIRE RESOURCES, INC.
                            STATEMENTS OF CASH FLOWS
                   Three months ended March 31, 1998 and 1999

                                   (unaudited)

                                                                                          Three months ended March 31
                                                                                       1998                      1999
                                                                                 ---------------            -------------
Cash flows from operating activities:
    Net income                                                                   $       692,545            $      456,617
                                                                                 ---------------            --------------
       Adjustments to reconcile net income to cash
          provided by operating activities:
                Depreciation                                                              10,444                    10,500
                Changes in assets and liabilities
                   Decrease in accounts receivable                                     3,865,518                 1,789,490
                   Decrease (increase) in inventories                                 10,501,622                  (675,500)
                   Increase in prepaid expenses                                          (17,565)                  (12,839)
                   Increase in other current assets                                            -                   (50,403)
                   Decrease in trade accounts payable                                (10,850,625)               (3,602,439)
                   Decrease in accrued expenses                                         (176,630)                 (411,105)
                   Decrease in loans due from employees                                        -                    15,000
                   Increase in accrued interest on notes payable to stockholders               -                    72,817
                                                                                 ---------------            --------------
                     Net cash provided by (used in) operating activities               4,025,309                (2,407,862)
                                                                                 ---------------            --------------

Cash flows from investing activities:
    Additions to fixed assets                                                             (9,745)                   (7,892)
                                                                                 ---------------            --------------
                     Net cash used in investing activities                                (9,745)                   (7,892)
                                                                                 ---------------            --------------
Cash flows from financing activities:
    (Repayments of) proceeds from notes payable - banks                               (3,250,000)                3,150,000
    Distributions to stockholders                                                       (410,000)                 (550,000)
                                                                                 ---------------            --------------
                     Net cash (used in) provided by financing activities              (3,660,000)                2,600,000
                                                                                 ---------------            --------------
                     Net increase in cash                                                355,564                   184,246
Cash at beginning of period                                                              559,686                   147,161
                                                                                 ---------------            --------------
Cash at end of period                                                            $       915,250                   331,407
                                                                                 ===============            ==============
Supplemental disclosures of cash information
    Cash paid during the year for:

       Interest                                                                  $       378,451            $      368,384
                                                                                 ===============            ==============
       Taxes                                                                     $             -            $          830
                                                                                 ===============            ==============
       Non-cash financing activity:

          Notes payable to stockholders                                          $             -            $   10,922,475
                                                                                 ===============            ==============

See accompanying notes to financial statements

                             EMPIRE RESOURCES, INC.

                          Notes to financial statements


(1)      Presentation

The accompanying unaudited financial statements have been prepared by management and include all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the financial position, results of operations and cash flow of the Company. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the operating results to be expected for the year ending December 31, 1999. For further information, refer to the Company's financial statements and notes thereto for the year ended December 31, 1998.

(2)      Promissory Notes

On February 19, 1999 the Company distributed to its stockholders two promissory notes in the aggregate principal amount of $10,922,475. This amount represents the total stockholders' equity of the Company as of December 31, 1998. These promissory notes (1) bear interest at the rate of 6% per annum, (2) are due and payable in full on August 31, 1999 (as extended from June 30, 1999) and (3) are secured by all accounts receivable and inventory of the Company that were in existence on the date the notes were issued and by any proceeds received in respect of such collateral.

(3)      Merger Agreement

On February 22, 1999 the Company signed a merger agreement (the "Merger Agreement") with Integrated Technology USA, Inc. ("ITI"). The merger is subject to approval of ITI's stockholders. Under the terms of the Merger Agreement, the Company will be merged with and into ITI and ITI will issue to the current stockholders of the Company 9,384,761 shares of common stock, of which 3,824,511 shares of common stock will be placed in escrow. Some or all of the escrowed shares will be released to the stockholders of the Company based on a two-year earn-out formula. Any escrowed shares not released to the stockholders of the Company will be returned to the treasury of the merged company or retired. Upon completion of the merger, the merged company will continue the business of the Company under the name of Empire Resources, Inc.

                                   ANNEX A

                         AGREEMENT AND PLAN OF MERGER

                         AGREEMENT AND PLAN OF MERGER


                         DATED AS OF FEBRUARY 22, 1999

                               TABLE OF CONTENTS

                         AGREEMENT AND PLAN OF MERGER

Article I       Definitions........................................................................................-2-
                         Section 1.1.    Definitions...............................................................-2-

Article II      The Merger.........................................................................................-6-
                         Section 2.1.    The Merger................................................................-6-
                         Section 2.2.    Effective Time............................................................-6-
                         Section 2.3.    Closing of the Merger.....................................................-6-
                         Section 2.4.    Effects of the Merger.....................................................-6-
                         Section 2.5.    Certificate of Incorporation and By-laws..................................-6-
                         Section 2.6.    Directors and Officers....................................................-6-
                         Section 2.7.    Conversion of Shares......................................................-7-
                         Section 2.8.    No Fractional Shares......................................................-7-
                         Section 2.9.    Exchange of Empire Share Certificates.....................................-7-
                         Section 2.10.   Rights Represented by Empire Certificates.................................-7-
                         Section 2.11.   Escrow of Certain Shares by the Sellers...................................-8-

Article III     Closing Date Balance Sheet; Possible Adjustments...................................................-9-
                         Section 3.1.    Closing Date Balance Sheet................................................-9-
                         Section 3.2.    Adjustment for Net Capital Deficiency....................................-10-
                         Section 3.3.    Adjustments Relating to Receivables and Inventory........................-10-
                         Section 3.4.    Adjustments Relating to Loans to Employees...............................-11-
                         Section 3.5.    Interest.................................................................-11-

Article IV      Certain Preparations for Closing..................................................................-12-
                         Section 4.1.    Proxy Statement; Blue Sky Laws...........................................-12-
                         Section 4.2.    Mailing of Proxy Statement...............................................-13-
                         Section 4.3.    Stockholders Meeting.....................................................-13-

Article V       Representations and Warranties of Sellers.........................................................-13-
                         Section 5.1.    Organization; Foreign Qualifications.....................................-13-
                         Section 5.2.    Subsidiaries.............................................................-13-
                         Section 5.3.    Execution and Binding Effect.............................................-13-
                         Section 5.4.    No Violation; Consents and Approvals.....................................-14-
                         Section 5.5.    Capitalization; Share Ownership..........................................-14-
                         Section 5.6.    Officers and Directors...................................................-14-
                         Section 5.7.    Books and Records........................................................-15-
                         Section 5.8.    Financial Statements.....................................................-15-
                         Section 5.9.    Absence of Undisclosed Liabilities.......................................-15-

                         Section 5.10.   Absence of Change........................................................-16-
                         Section 5.11.   Suppliers and Customers..................................................-16-
                         Section 5.12.   Inventory................................................................-16-
                         Section 5.13.   Receivables..............................................................-17-
                         Section 5.14.   Claims For Return........................................................-17-
                         Section 5.15.   Relationships with Sellers and Related Persons...........................-17-
                         Section 5.16.   Offices..................................................................-18-
                         Section 5.17.   Contracts................................................................-18-
                         Section 5.18.   Permits..................................................................-19-
                         Section 5.19.   Compliance with Instruments, Permits, Laws, etc..........................-19-
                         Section 5.20.   Litigation...............................................................-20-
                         Section 5.21.   Assets...................................................................-20-
                         Section 5.22.   Bank Accounts............................................................-20-
                         Section 5.23.   Power of Attorney........................................................-21-
                         Section 5.24.   Improper Payments........................................................-21-
                         Section 5.25.   Taxes....................................................................-21-
                         Section 5.26.   ERISA....................................................................-23-
                         Section 5.27.   Brokers..................................................................-24-
                         Section 5.28.   Accredited Investor Exemption............................................-24-
                         Section 5.29.   Acknowledgment of Complete Access to Information.........................-24-
                         Section 5.30.   Disclosure...............................................................-24-

Article VI      Representations and Warranties of ITI.............................................................-24-
                         Section 6.1.    Organization; Foreign Qualifications.....................................-24-
                         Section 6.2.    Subsidiaries.............................................................-25-
                         Section 6.3.    Execution and Binding Effect.............................................-25-
                         Section 6.4.    No Violation; Consents and Approvals.....................................-25-
                         Section 6.5.    Capitalization; Share Ownership..........................................-26-
                         Section 6.6.    Officers and Directors...................................................-26-
                         Section 6.7.    Books and Records........................................................-26-
                         Section 6.8.    SEC Reports and Financial Statements.....................................-26-
                         Section 6.9.    Absence of Undisclosed Liabilities.......................................-27-
                         Section 6.10.   Absence of Change........................................................-27-
                         Section 6.11.   Offices..................................................................-27-
                         Section 6.12.   Contracts................................................................-27-
                         Section 6.13.   Assets...................................................................-28-
                         Section 6.14.   Permits..................................................................-28-
                         Section 6.15.   Compliance with Instruments, Permits, Laws, etc..........................-28-
                         Section 6.16.   Litigation...............................................................-28-
                         Section 6.17.   Bank Accounts............................................................-29-
                         Section 6.18.   Power of Attorney........................................................-29-
                         Section 6.19.   Improper Payments........................................................-29-
                         Section 6.20.   Taxes....................................................................-29-

                         Section 6.21.   ERISA....................................................................-30-
                         Section 6.22.   Brokers..................................................................-31-
                         Section 6.23.   Business Activities......................................................-31-
                         Section 6.24.   Vote Required............................................................-31-

Article VII     Closing Conditions................................................................................-32-
                         Section 7.1.    Conditions to Each Party's Obligation to Effect the Merger...............-32-
                         Section 7.2.    Conditions to Obligations of ITI to Effect the Merger....................-33-
                         Section 7.3.    Conditions to Obligations of Empire-US and Sellers to Effect
                                           the Merger.............................................................-34-

Article VIII    Certain Covenants.................................................................................-35-
                         Section 8.1.    Conduct of Business of the Empire Companies..............................-35-
                         Section 8.2.    Conduct of Business of ITI...............................................-37-
                         Section 8.3.    Access to Records and Properties; Opportunity to Ask Questions...........-38-
                         Section 8.4.    Confidentiality..........................................................-38-
                         Section 8.5.    Publicity................................................................-39-
                         Section 8.6.    Notification of Certain Matters..........................................-39-
                         Section 8.7.    Acquisition Proposals....................................................-39-
                         Section 8.8.    Insurance................................................................-40-
                         Section 8.9.    Good Faith Efforts.......................................................-40-

Article IX      Indemnification By Sellers........................................................................-40-
                         Section 9.1.    Indemnification Obligation of Sellers....................................-40-
                         Section 9.2.    Notice, etc..............................................................-41-

Article X       Termination.......................................................................................-42-
                         Section 10.1.   Termination..............................................................-42-
                         Section 10.2.   Effect of Termination; Survival..........................................-43-
                         Section 10.3.   Termination Fee In Certain Event.........................................-44-

Article XI      Miscellaneous.....................................................................................-44-
                         Section 11.1.   Expenses and Fees........................................................-44-
                         Section 11.2.   Survival and Termination of Representations and Warranties...............-44-
                         Section 11.3.   Governing Law............................................................-44-
                         Section 11.4.   Descriptive Headings.....................................................-44-
                         Section 11.5.   Notices..................................................................-45-
                         Section 11.6.   Parties in Interest......................................................-45-
                         Section 11.7.   Counterparts.............................................................-46-
                         Section 11.8.   Successors and Assigns...................................................-46-
                         Section 11.9.   Amendment................................................................-46-
                         Section 11.10.  Extension; Waiver........................................................-46-

                         Section 11.11.  Entire Agreement.........................................................-46-
                         Section 11.12.  Enforcement of the Agreement.............................................-46-
                         Section 11.13.  Validity.................................................................-46-
                         Section 11.14.  Pronouns.................................................................-47-
                         Section 11.15.  Use of Term "Party"......................................................-47-
                         Section 11.16.  Sellers obligations Joint and Several....................................-47-

                               List of Exhibits
                               ----------------


Exhibit A           Voting Agreement
Exhibit B           Continuing Directors; Officers following Merger
Exhibit C           Escrow Agreement
Exhibit D           Opinion of Proskauer Rose LLP
Exhibit E           Opinion of Ehrenreich Eilenberg Krause & Zivian LLP
Exhibit F           Employment and Non-Compete Agreement with Nathan Kahn
Exhibit G           Employment and Non-Compete Agreement with Sandra Kahn

         AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of February 22, 1999, by and among INTEGRATED TECHNOLOGY USA, INC., a Delaware corporation ("ITI"), EMPIRE RESOURCES, INC., a Delaware corporation ("Empire-US"), EMPIRE RESOURCES PACIFIC LTD., a Delaware corporation ("Empire-Pacific"), and the Sellers (as defined herein).

                                   Preamble

         WHEREAS, the Sellers are the sole stockholders of Empire-US and Empire-Pacific (such companies being referred to individually as an "Empire Company" and collectively as the "Empire Companies"); and

         WHEREAS, ITI and Empire-US have determined to engage in a business combination whereby Empire will be merged with and into ITI, with ITI as the surviving corporation of such merger (the "Merger"); and

         WHEREAS, immediately prior to the Merger, Empire-Pacific will become a wholly owned subsidiary of Empire-US (which will result in Empire-Pacific becoming a wholly owned subsidiary of ITI upon consummation of the Merger); and

         WHEREAS, in furtherance of the Merger, this Agreement and the Merger have been approved by (i) the respective boards of directors of ITI and each Empire Company and (ii) the Sellers (in their capacity as the sole stockholders of Empire-US); and

         WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and Section 368.3 of the Treasury Regulations; and

         WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization within the meaning of Section 368 of the Code; and

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, certain of the directors of ITI have executed and delivered to the Sellers and Empire-US an agreement in the form of Exhibit A hereto, pursuant to which such directors have agreed to vote their shares of ITI Common Stock (as defined) in favor of the approval of this Agreement and the Merger.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

                                  Article I
                                 Definitions

         Section 1.1. Definitions. (a) The following terms when used herein have the following meanings:

         "Affiliate" with respect to any Person shall mean any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term "control" shall mean the possession, directly or indirectly, of the power to direct the affairs of such Person by reason of ownership of voting stock, by contract or otherwise.

         "Asset-Backed Note" shall mean collectively the promissory notes dated February 19, 1999, issued by Empire-US to each of the Sellers, which notes are in the aggregate principal amount of $10,922,475, provide for interest of 6% per annum, and are secured by the accounts receivable and inventory of Empire-US existing on the date the notes were issued.

         "Continuing Directors" shall mean those persons named on Exhibit B hereto who are members of the Board of Directors of ITI on the date hereof.

         "Contracts" shall mean all contracts, agreements, commitments and other binding arrangements of any kind.

         "Empire Disclosure Schedule" shall mean the schedules relating to this Agreement delivered by the Empire Companies to ITI.

         "Employee Benefit Plans" shall mean any pension, retirement, profit-sharing, deferred compensation, bonus or other incentive plan, any other similar employee benefit program, arrangement or agreement, any medical, vision, dental or other health plan and any life insurance plan (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA) to which either of the Empire Companies contributes or is a party or is bound or under which it may have liability or under which employees of either of the Empire Companies are eligible to participate or derive a benefit.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Existing Credit Facility" shall mean the credit facility provided by the Amended and Restated Credit Agreement dated as of March 12, 1997, among Empire-US, Chase Manhattan Bank and Fleet Bank, N.A. and the related documents contemplated thereby.

         "ITI Disclosure Schedule" shall mean the schedules relating to this Agreement delivered by ITI to the Empire Companies.

         "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other legal requirement.

         "Liabilities" shall mean liabilities and obligations of every nature or kind (whether accrued, absolute, contingent or otherwise and whether asserted or unasserted, and whether due or to become due), including, without limitation, those related to taxes of any sort or penalties or fines resulting from failure to comply with any Law.

         "Lien" shall mean any charge against or interest in any asset to secure payment or performance of any Liabilities (whether arising by Contract, operation of law or otherwise).

         "Operative Documents" shall mean (i) this Agreement, (ii) the Escrow Agreement and (iii) each of the Employment and Non-Compete Agreements contemplated by Section 7.2 hereof.

         "Permits" shall mean licenses, permits, authorizations and approvals issued or granted by any governmental authority, any agency or instrumentality thereof or any corporation or other entity sponsored thereby.

         "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization, or a government or agency or political subdivision thereof.

         "Prime Rate" shall mean the "prime rate" in effect from time to time as published in "The Wall Street Journal".

         "Related Person" with respect to any individual shall mean each of the following: (i) such individual's spouse, parents, grandparents, parents-in-law and grandparents-in-law; (ii) any issue of such individual or of any person referred to in the preceding clause; (iii) any spouse of any person referred to in the preceding two clauses; and (iv) any Person in which such individual or any person referred to in the preceding three clauses has any, direct or indirect, ownership or other economic interest.

         "Seller" shall mean each of Nathan Kahn and Sandra Kahn (such persons being referred to collectively as the "Sellers").

         "Subsidiary" of any corporation shall mean any other corporation, or other business entity, a majority of whose stock or comparable equity interest ordinarily entitled to vote for the election for a majority of its board of directors or comparable governing body is owned directly or indirectly by such corporation.

         (b) Unless otherwise indicated, each reference herein to "assets" refers to assets and properties of every kind and nature, whether tangible or intangible.

         (c) Additional terms defined elsewhere in this Agreement are set forth below:

----------------------------------------------------------- --------------------------------------------------------
Term                                                        Section Where Defined
----------------------------------------------------------- --------------------------------------------------------
1998 Form 10-KSB                                            6.6
----------------------------------------------------------- --------------------------------------------------------
Actual Inventories Amount                                   3.3
----------------------------------------------------------- --------------------------------------------------------
Actual Receivables Amount                                   3.3
----------------------------------------------------------- --------------------------------------------------------
Appropriate Number                                          2.7
----------------------------------------------------------- --------------------------------------------------------
Certificate of Merger                                       2.2
----------------------------------------------------------- --------------------------------------------------------
Claim                                                       9.2
----------------------------------------------------------- --------------------------------------------------------
Closing                                                     2.3
----------------------------------------------------------- --------------------------------------------------------
Closing Date                                                2.3
----------------------------------------------------------- --------------------------------------------------------
Closing Date Balance Sheet                                  3.1
----------------------------------------------------------- --------------------------------------------------------
Code                                                        Preamble
----------------------------------------------------------- --------------------------------------------------------
Contingent Shares                                           2.11(b)
----------------------------------------------------------- --------------------------------------------------------
Defense                                                     9.2
----------------------------------------------------------- --------------------------------------------------------
DGCL                                                        2.1
----------------------------------------------------------- --------------------------------------------------------
Effective Time                                              2.2
----------------------------------------------------------- --------------------------------------------------------
Empire Certificate                                          2.10
----------------------------------------------------------- --------------------------------------------------------
Empire Companies and Empire Company                         Preamble
----------------------------------------------------------- --------------------------------------------------------
Empire-US Common Stock                                      2.7
----------------------------------------------------------- --------------------------------------------------------
Escrow Agreement                                            2.11
----------------------------------------------------------- --------------------------------------------------------
Exchange Act                                                2.11
----------------------------------------------------------- --------------------------------------------------------
Inventory Determination Date                                3.3
----------------------------------------------------------- --------------------------------------------------------
ITI Certificate                                             2.5
----------------------------------------------------------- --------------------------------------------------------
ITI Common Stock                                            2.7
----------------------------------------------------------- --------------------------------------------------------
ITI Indemnified Parties                                     9.1
----------------------------------------------------------- --------------------------------------------------------
IRS                                                         5.26
----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------
Latest Balance Sheet                                        5.8
----------------------------------------------------------- --------------------------------------------------------
Losses                                                      9.1
----------------------------------------------------------- --------------------------------------------------------
Merger                                                      Preamble
----------------------------------------------------------- --------------------------------------------------------
Permitted Distributions                                     8.1
----------------------------------------------------------- --------------------------------------------------------
Pre-Closing Balance Sheet                                   7.2
----------------------------------------------------------- --------------------------------------------------------
Proxy Statement                                             4.1
----------------------------------------------------------- --------------------------------------------------------
Receivables Determination Date                              3.3
----------------------------------------------------------- --------------------------------------------------------
Sellers and Seller                                          Preamble
----------------------------------------------------------- --------------------------------------------------------
SEC                                                         6.6
----------------------------------------------------------- --------------------------------------------------------
SEC Reports                                                 6.8
----------------------------------------------------------- --------------------------------------------------------
Specified Inventory                                         5.12
----------------------------------------------------------- --------------------------------------------------------
Specified Periods                                           5.11
----------------------------------------------------------- --------------------------------------------------------
Surviving Corporation                                       2.1
----------------------------------------------------------- --------------------------------------------------------
Taxes                                                       5.26
----------------------------------------------------------- --------------------------------------------------------
Tax Returns                                                 5.26
----------------------------------------------------------- --------------------------------------------------------

                                  Article II
                                  The Merger

         Section 2.1. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Empire-US shall be merged with and into ITI. Following the Merger, ITI shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Empire-US shall cease.

         Section 2.2. Effective Time. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing an appropriate certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL, as soon as practicable on or after the Closing Date. The Merger shall become effective upon such filing or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

         Section 2.3. Closing of the Merger. The closing of the Merger (the "Closing") shall take place at a time and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII hereof (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) (the "Closing Date") at the offices of Ehrenreich Eilenberg Krause & Zivian LLP, 11 East 44th Street, New York, New York 10017, unless another time, date or place is agreed to in writing by the parties hereto.

         Section 2.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of Empire-US shall vest in the Surviving Corporation, and all debts, liabilities and duties of Empire-US shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 2.5. Certificate of Incorporation and By-laws. (a) Subject to the amendment provided for in the following sentence, the amended and restated certificate of incorporation of ITI (the "ITI Certificate") in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation until amended in accordance with its terms and applicable law. At the Effective Time, Article I of the ITI Certificate shall be amended to read in its entirety as follow:

         The name of the corporation is Empire Resources, Inc.

         (b) The by-laws of ITI in effect at the Effective Time shall be the by-laws of the Surviving Corporation until amended in accordance with its terms and applicable law.

         Section 2.6. Directors and Officers. (a) The directors of the Surviving Corporation at the Effective Time shall be the persons identified on Exhibit B hereto, each such person to serve until his successor shall have been duly elected or appointed and qualified or as otherwise provided by the by-laws of the Surviving Corporation and applicable law.

         (b) The officers of the Surviving Corporation at the Effective Time shall be the persons identified on Exhibit B hereto, each such person to hold the office set forth opposite his name on such Exhibit B until his or her successor shall have been duly elected or appointed and qualified or as otherwise provided by the by-laws of the Surviving Corporation and applicable law.

         Section 2.7. Conversion of Shares. At the Effective Time, each share of common stock, no par value, of Empire-US ("Empire-US Common Stock") that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger (and without any action on the part of ITI, Empire-US, or the holder thereof) be converted into the right to receive the Appropriate Number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of ITI ("ITI Common Stock"). For purposes of the preceding sentence, the "Appropriate Number" means (i) 9,384,671 divided by (ii) the number of shares of Empire-US Common Stock issued and outstanding immediately prior to the Effective Time.

         (b) Any shares of Empire-US Common Stock which at the Effective Time are held in the treasury of Empire shall, by virtue of the Merger (and without any action on the part of ITI or Empire-US) be canceled, retired and cease to exist and no payment shall be made with respect thereto.

         Section 2.8. No Fractional Shares. In the event that the number of shares of ITI Common Stock to which any Seller is entitled pursuant to Section
2.7 hereof is a fractional number, the Seller will receive the number of shares to which he is entitled under Section 2.7 hereof rounded down to the next whole number, and will be paid by ITI in cash the value of his fractional share interest (such value to determined by multiplying (i) the fractional share interest to which the Seller would otherwise be entitled and (ii) the average of the last reported sales price per share of ITI Common Stock as reported by the American Stock Exchange for the five trading days immediately preceding the Effective Time).

         Section 2.9. Exchange of Empire Share Certificates. Upon surrender to ITI after the Effective Time of a Seller's certificates representing shares of Empire-US Common Stock, ITI shall promptly cause to be issued to such Seller certificates representing the shares of ITI Common Stock into which such shares of Empire-US Common Stock were converted pursuant to Section 2.7 hereof and cash in lieu of fractional shares of ITI Common Stock in an amount calculated pursuant to Section 2.8.

         Section 2.10. Rights Represented by Empire Certificates. (a) Until surrender as contemplated by Section 2.9 hereof, each stock certificate that represented Empire-US Common Stock ("Empire Certificates") shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the shares of ITI Common Stock specified in Section 2.7 hereof (and cash in lieu of any fractional share as specified in Section 2.8 hereof). There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Empire-US Common Stock which is outstanding immediately prior to the Effective Time. If, after the Effective Time, Empire Certificates are presented to the Surviving Corporation for any reason, they shall be surrendered and canceled in accordance with Section 2.9 hereof.

         (b) Each share of ITI Common Stock delivered pursuant to Section 2.7 hereof shall be deemed to have been issued at the Effective Time. No dividends or other distributions declared with respect to ITI Common Stock and payable to the holders thereof after the Effective Time shall be paid to the holder of any unsurrendered Empire Certificate with respect to the shares of ITI Common Stock represented thereby until the holder surrenders such Empire Certificate. Subject to the effect, if any, of applicable escheat laws, after the subsequent surrender and exchange of an Empire Certificate, the holder of certificate(s) for shares of ITI Common Stock delivered in respect of the surrendered Empire Certificate shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore became payable with respect to the shares of ITI Common Stock represented by such Empire Certificate.

         Section 2.11. Escrow of Certain Shares by the Sellers. (a) Concurrently with the Closing, the Sellers shall (i) execute and deliver an Escrow Agreement in the form of Exhibit C hereto (the "Escrow Agreement") and
(ii) deliver to the escrow agent thereunder an aggregate of 3,824,511 shares of ITI Common Stock, together with stock powers executed in blank. Such shares are referred to as the "Contingent Shares".

         (b) The number of the Contingent Shares (if any) that will be released to the Sellers will be a function of ITI's cumulative after-tax income during the two-year period commencing April 1, 1999 and ending March 31, 2001, as indicated in the table below. Such net income shall be calculated excluding any extraordinary expenses (such as legal and accounting fees and printing expenses) relating to the transactions contemplated hereby and shall be determined from the audited financial statements provided for in Section 2.11(c) hereof. If during any portion of the aforementioned period, ITI or the Empire Companies are treated as an "S" corporation for federal or state tax purposes, such-after tax income shall be calculated on a pro forma basis as if all such corporations were liable for federal and state income taxes as taxable corporate entities throughout the entire period. It is understood that such after-tax net income will be based upon the income of the Empire Companies (and not of ITI) with respect to any portion of such two-year period that is prior to the Effective Time. Any shares that are not required to be released to the Sellers shall be returned to ITI and canceled.


----------------------------------------------------------- --------------------------------------------------------
Cumulative After-Tax Income During the Two-Year Period      Number of Contingent Shares to Be Released to the
Ending March 31, 2001 (in Millions of Dollars)              Sellers
----------------------------------------------------------- --------------------------------------------------------
less than 4.4                                                                         0
----------------------------------------------------------- --------------------------------------------------------
4.4 to but excluding 4.8                                                        228,817
----------------------------------------------------------- --------------------------------------------------------

----------------------------------------------------------- --------------------------------------------------------
4.8 to but excluding 5.2                                                        466,268
----------------------------------------------------------- --------------------------------------------------------
5.2 to but excluding 5.6                                                        712,853
----------------------------------------------------------- --------------------------------------------------------
5.6 to but excluding 6.0                                                        969,107
----------------------------------------------------------- --------------------------------------------------------
6.0 to but excluding 6.4                                                      1,235,611
----------------------------------------------------------- --------------------------------------------------------
6.4 to but excluding 6.8                                                      1,512,993
----------------------------------------------------------- --------------------------------------------------------
6.8 to but excluding 7.2                                                      1,801,933
----------------------------------------------------------- --------------------------------------------------------
7.2 to but excluding 7.6                                                      2,103,168
----------------------------------------------------------- --------------------------------------------------------
7.6 to but excluding 8.0                                                      2,417,500
----------------------------------------------------------- --------------------------------------------------------
8.0 to but excluding 8.4                                                      2,745,802
----------------------------------------------------------- --------------------------------------------------------
8.4 to but excluding 8.8                                                      3,089,028
----------------------------------------------------------- --------------------------------------------------------
8.8 to but excluding 9.2                                                      3,448,217
----------------------------------------------------------- --------------------------------------------------------
9.2 or greater                                                                3,824,511
----------------------------------------------------------- --------------------------------------------------------


         (c) Promptly following March 31, 2001, ITI shall cause to be prepared an income statement for ITI for the two-year period ending March 31, 2001. Such income statement shall be audited by the same accounting firm that audited the most recent audited financial statements filed by ITI pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (d) Any dividends or distributions with respect to the Contingent Shares will be paid or distributed to the Sellers. The Sellers agree to refund to ITI any dividends or distributions that are attributable to any Contingent Shares that are returned to ITI and canceled. The Sellers agree that, as long as any Contingent Shares remain in escrow, they will not take any action to approve any dividends or distributions with respect to the ITI Common Stock, unless such action is approved by a majority of the Continuing Directors then in office.

                                  Article III
               Closing Date Balance Sheet; Possible Adjustments

         Section 3.1. Closing Date Balance Sheet. (a) As soon as reasonably practicable following the Closing Date, the Sellers shall provide to the Board of Directors of the Surviving Corporation an audited consolidated balance sheet of the Empire Companies as of the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be audited by KPMG Peat Marwick LLP and shall be prepared on the same basis (including using the same accounting principles and practices) as the most recent financial statements of the Empire Companies referred to in Section 5.8 hereof. It is understood that the Closing Date Balance Sheet will eliminate intercompany transactions, including without limitations, the loans from Empire-US to Empire-Pacific which are reflected as assets on the balance sheets of Empire-US referred to in Section
5.8 hereof.

         (b) If a majority of the Continuing Directors disagree with any aspect of the Closing Date Balance Sheet, they may object to the Closing Balance Sheet in writing, detailing their disagreement (the Dispute Notice). If no Dispute Notice is given to the Sellers within 45 days of the date that the Closing Balance Sheet is furnished to the Continuing Directors, the Closing Balance Sheet shall be deemed final and binding for all purposes under this Agreement. If the Sellers and the majority of the Continuing Directors fail to resolve such dispute within 45 days after the Dispute Notice is given to the Sellers, then such disagreement shall be referred to a "big five" accounting firm selected by a majority of the Continuing Directors for a determination, which shall be final and binding upon the parties hereto for all purposes of this Agreement. Unless consented to by the Sellers, such accounting firm shall not be PriceWaterhouseCoopers LLP.

         (c) The Sellers shall bear the cost of preparing the Closing Date Balance Sheet (including the audit thereof); provided, however, that the Surviving Corporation shall pay the fees and expenses of any accounting firm retained pursuant to Section 3.1(b) hereof.

         (d) If as of the Closing Date there remains unpaid any costs and expenses that either of the Empire Companies is responsible for pursuant to
Section 11.1(a) hereof, then the full amount of such unpaid costs and expenses shall be accrued for on the Closing Date Balance Sheet.

         Section 3.2. Adjustment for Net Capital Deficiency. If the Closing Date Balance Sheet shows that the total stockholders' equity of the Empire Companies as of the Closing Date (but prior to giving effect to the Merger) was negative, then the Sellers shall pay to the Surviving Corporation the amount of the net capital deficiency shown on the Closing Date Balance Sheet. Any payment required by this Section 3.2 shall be made within 45 days after the later of (i) the date the Closing Date Balance Sheet is delivered to the Board of Directors of the Surviving Corporation and (ii) if there is a disagreement relating to the Closing Date Balance Sheet, the final resolution thereof pursuant to Section 3.1(c) hereof).

         Section 3.3. Adjustments Relating to Receivables and Inventory. (a) Within 270 days following the Closing Date, the Sellers shall deliver to the Board of Directors of the Surviving Corporation a certificate of the chief financial officer of the Surviving Corporation that sets forth as of a date (the "Receivables Determination Date") within 180 days of the Closing Date the aggregate amount realized by the Surviving Corporation (including any insurance proceeds and credits and refunds from suppliers) from the collection of the accounts receivable reflected on the Closing Date Balance Sheet (the "Actual Receivables Amount"). If the Actual Receivables Amount (as of the Receivables Determination Date) is less than the aggregate amount of the accounts receivable (less allowance for doubtful accounts) shown on the Closing Date Balance Sheet, the Sellers shall pay to the Surviving Corporation an amount equal to the difference between the aggregate amount of accounts receivable (less allowance for doubtful accounts) shown on the Closing Date Balance Sheet and the Actual Receivables Amount (as of the Determination
Date). Upon receiving such payment from the Sellers, the Surviving Corporation shall assign to the Sellers (without recourse or warranty) all of the Surviving Corporation's rights to any accounts receivable that were reflected on the Closing Date Balance Sheet and remained uncollected as of the Determination Date. In the event that the Surviving Corporation receives any payments with respect to such accounts receivable (including any insurance proceeds) after the Receivables Determination Date, the Surviving Corporation shall promptly pay such amounts to the Sellers (but only after the Sellers make the payment required by them pursuant to this Section 3.3(a)). Any payment required by this Section 3.3(a) shall be made by the Sellers within 10 days after the certificate of the chief financial officer referred to in Section 3.3(a) hereof is delivered.

         (b) Within 455 days following the Closing Date, the Sellers shall deliver to the Board of Directors of the Surviving Corporation a certificate of the chief financial officer of the Surviving Corporation that sets forth as of a date (the "Inventory Determination Date") within 365 days of the Closing Date the aggregate amount of sales proceeds (including any insurance proceeds and credits and refunds from suppliers) realized by the Surviving Corporation from the disposition of the inventories reflected on the Closing Date Balance Sheet (the "Actual Inventories Amount). If the Actual Inventories Amount (as of the Inventory Determination Date) is less than the aggregate book value of the inventories shown on the Closing Date Balance Sheet, the Sellers shall pay to the Surviving Corporation an amount equal to the difference between the aggregate amount of inventories shown on the Closing Date Balance Sheet and the Actual Inventories Amount (as of the Determination Date). In the event that the Surviving Corporation receives any payments with respect to such inventories (including any insurance proceeds) after the Inventories Determination Date, the Surviving Corporation shall promptly pay such amounts to the Sellers (but only after the Sellers make the payment required by them pursuant to this Section 3.3(b)); provided, however, that in lieu of making any payment to the Sellers pursuant to this sentence, the Surviving Corporation may elect to refund to the Sellers the payment made by the Sellers pursuant to this Section 3.3(b). Any payment required by this Section 3.3(b) shall be made by the Sellers within 10 days after the certificate of the chief financial officer referred to in Section 3.3(b) hereof is delivered.

         Section 3.4. Adjustments Relating to Loans to Employees. Prior to January 31, 2000, the Sellers shall deliver to the Board of Directors of the Surviving Corporation a certificate of the chief financial officer of the Surviving Corporation that sets forth: (i) the aggregate amount of loans to employees that were reflected on the Closing Date Balance Sheet and (ii) the aggregate amount of such loans (if any) that remained outstanding as of January 1, 2000. The Sellers shall pay to the Surviving Corporation an amount equal to the amount of such outstanding loans (if any) as of January 1, 2000. Any such required payment shall be made prior to February 15, 2000. Upon receiving such payment from the Sellers, the Surviving Corporation shall assign to the Sellers (without recourse or warranty) all of the Surviving Corporation=s rights to such loans. In the event that the Surviving Corporation receives any payments with respect to such loans, the Surviving Corporation shall promptly pay such amounts to the Sellers (but only after the Sellers make the payment required by them pursuant to this Section 3.4).

         Section 3.5. Interest. If the Sellers are required to pay any amount to the Surviving Corporation pursuant to Section 3.2, 3.3 or 3.4 hereof, then the Sellers shall also pay to the Surviving

Corporation interest on such amount at the Prime Rate from and including the Closing Date to but excluding the payment date.

                                  Article IV
                       Certain Preparations for Closing

         Section 4.1. Proxy Statement; Blue Sky Laws. (a) As soon as reasonably practicable after the date hereof, ITI shall prepare and file with the Securities and Exchange Commission a proxy statement (the "Proxy Statement") to be used by ITI in connection with soliciting proxies from its stockholders in connection with the Merger. As soon as reasonably practicable after comments are received from the Securities and Exchange Commission with respect to the Proxy Statement, ITI shall use commercially reasonable efforts to respond to such comments.

         (b) ITI shall use commercially reasonable efforts to take such actions as are required under any applicable state blue sky or securities laws in order to permit the issuance to Sellers of the shares of ITI Common Stock required by this Agreement; provided, however, that ITI shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified.

         (c) The Empire Companies and the Sellers shall cooperate with ITI in connection with the matters set forth in Sections 4.1(a) and 4.1(b) hereof including, without limitation, by:

                  (i) furnishing to ITI all information concerning the Empire Companies and the Sellers as ITI reasonably requests in connection with such matters; and

                  (ii) if requested by ITI, preparing those portions of the Proxy Statement which relate primarily to the Empire Companies or its stockholders or Affiliates.

         (d) Subject to fiduciary requirements under applicable law, ITI agrees that the Proxy Statement shall contain the recommendation of the Board of Directors of ITI in favor of the Merger and the recommendation that the stockholders of ITI vote in favor of the Merger and this Agreement.

         (e) ITI represents and warrants to the Sellers that (i) none of the information supplied by it for inclusion in the Proxy Statement will, on the date the Proxy Statement is first mailed to ITI's stockholders, at the time of the meetings of ITI's stockholders to be held in connection with the Merger, and at the Effective Time contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) the Proxy Statement will comply, both as to form and otherwise, with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

         (f) Each of the Sellers, jointly and severally, represents and warrants to ITI that none of the information supplied by either of the Empire Companies or either Seller for inclusion in the Proxy

Statement will, on the date the Proxy Statement is first mailed to ITI's stockholders, at the time of the meeting of ITI's stockholders to be held in connection with the Merger, and at the Effective Time contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         Section 4.2. Mailing of Proxy Statement. ITI shall cause the Proxy Statement to be mailed to its stockholders as soon as reasonably practicable after the date the Proxy Statement may first be sent to ITI's stockholders under applicable law.

         Section 4.3. Stockholders Meeting. (a) ITI shall cause a meeting of its stockholders to be duly called and held for the purpose of approving this Agreement and the Merger, in accordance with applicable law and its certificate of incorporation and by-laws, on a date selected by ITI, such date to be as soon as reasonably practicable after the date the Proxy Statement may first be sent to ITI's stockholders under applicable law.

         (b) Each of the Sellers, jointly and severally, represents and warrants to ITI that the stockholders of Empire-US have approved this Agreement and the Merger as required by the DGCL and Empire's certificate of incorporation and by-laws.

                                  Article V
                   Representations and Warranties of Sellers

         Each of the Sellers, jointly and severally, represents and warrants to ITI that:

         Section 5.1. Organization; Foreign Qualifications. (a) Each of the Empire Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and to own or lease its assets.

         (b) Each of the Empire Companies is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) where the nature of its business conducted there or its assets located there requires it to be so qualified or licensed, except where the failure to be so qualified will not have a material adverse effect individually or in the aggregate, on the financial condition, results of operations, business, assets, liabilities or properties of the Empire Companies taken as a whole. Schedule 5.1(b) of the Empire Disclosure Schedule lists each jurisdiction in which each of the Empire Companies is qualified or licensed as a foreign corporation.

         Section 5.2. Subsidiaries. Neither of the Empire Companies has any Subsidiaries or owns, directly or indirectly, any equity interest in any Person or has the right to control, alone or in combination with others, any Person.

         Section 5.3. Execution and Binding Effect. This Agreement has been duly executed and delivered by each of the Empire Companies and each of the Sellers, and this Agreement constitutes each such party's legal, valid and binding obligation enforceable against such party in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies). Each of the other Operative Documents to which any Seller is a party will be duly executed and delivered by such Seller and thereupon will be such Seller's valid and binding obligation enforceable against such Seller in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies).

         Section 5.4. No Violation; Consents and Approvals. Except as set forth on Schedule 5.4 of the Empire Disclosure Schedule, neither the execution, delivery and performance by the Empire Companies and the Sellers of this Agreement or the other Operative Documents nor the consummation of the transactions contemplated thereby will: (i) violate any provision of the certificate of incorporation or by-laws of either of the Empire Companies,
(ii) result in any violation by either of the Empire Companies or either Seller of any Law, judgment, decree or order binding upon it or any of its assets, (iii) violate, conflict with or result in the breach or termination of, or otherwise give rise to any right to terminate, modify or accelerate the performance of, any Contract or Permit to which either of the Empire Companies or either Seller or any of their respective assets may be bound, (iv) result in the creation of any Lien upon the assets of either of the Empire Companies or either Seller or (v) require the consent, approval, authorization or waiver of, or declaration, filing or registration with, or notification to, any governmental or regulatory authority.

         Section 5.5. Capitalization; Share Ownership. (a) The authorized capital stock of each of the Empire Companies and the number of shares of such stock issued and outstanding are as set forth in Schedule 5.5 of the Empire Disclosure Schedule. All of the issued and outstanding shares of capital stock of each of the Empire Companies are duly and validly issued and outstanding and are fully paid and nonassessable. None of such outstanding shares of capital stock has been issued in violation of, or is subject to, any preemptive or subscription rights. There are no outstanding warrants, options, agreements, convertible or exchangeable securities or other Contracts pursuant to which either of the Empire Companies may become obligated to issue, sell, purchase, retire or redeem any shares of its capital stock or other securities.

         (b) Each Seller is the lawful owner of that portion of the shares of the Empire Companies that Schedule 5.5(a) of the Empire Disclosure Schedule indicates is owned by such Seller, and such shares are owned free and clear of all Liens, options and rights of first refusal.

         (c) Immediately prior to the Effective Time, Empire-US will be the lawful owner of all of the issued and outstanding capital stock of Empire-Pacific, and such capital stock will be owned free and clear of all Liens, options and rights of first refusal.

         Section 5.6. Officers and Directors. Schedule 5.6 of the Empire Disclosure Schedule identifies each officer and director of each of the Empire Companies.

         Section 5.7. Books and Records. (a) There has been delivered to ITI true and complete copies of the certificate of incorporation of each of the Empire Companies, as amended to date, and of the by-laws of each of the Empire Companies, in effect on the date hereof.

         (c) Minutes books of each of the Empire Companies, as heretofore exhibited to ITI and its representatives, are true and complete in all material respects, and in all material respects contain complete and accurate records of all meetings and material corporate action of the stockholders and board of directors of each of the Empire Companies through the date hereof.

         (d) The books and records of each of the Empire Companies have been maintained in all material respects in accordance with good business practices.

         Section 5.8. Financial Statements. (a) The following financial statements of the Empire Companies have heretofore been furnished to ITI:

                  (i) the audited balance sheets of Empire-US as of December 31 of the years 1994, 1995, 1996, 1997 and 1998, and the related statements of income and retained earnings and cash flows for each of the years then ended, together with the notes thereto, in each case certified by KPMG Peat Marwick LLP; and

                  (ii) the audited balance sheets of Empire-Pacific as of December 31 of the years 1997 and 1998, and the related statements of income and retained earnings and cash flows for the years then ended, together with the notes thereto.

Such financial statements, together with the notes thereto, are in accordance with the books and records of the Empire Company to which it relates, and fairly present the financial position of such company and the results of operations and cash flows of such company as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The audited balance sheets of the Empire Companies as of December 31, 1998, are referred to collectively as the "Latest Balance Sheet ".

         (b) The Closing Date Balance Sheet will fairly present the financial position of the Empire Companies as of its date in accordance with generally accepted accounting principles consistently applied.

         Section 5.9. Absence of Undisclosed Liabilities. (a) The Empire Companies do not have any Liabilities of a type which would be required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles that are not specifically set forth on or adequately reserved for on the Latest Balance Sheet, other than (i) Liabilities which were incurred by the Empire Companies since the date of the Latest Balance Sheet in the ordinary and usual course of business consistent with past practice and which are not materially adverse to the operations or the business of the Empire Companies, (ii) Liabilities incurred in connection with this Agreement or (iii) Liabilities under the Asset-Backed Note.

         (b) As of the Closing Date, the Empire Companies will not have any Liabilities of a type which would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles, except for Liabilities that will be specifically set forth on or adequately reserved for on the Closing Date Balance Sheet.

         Section 5.10. Absence of Change. Since December 31, 1997, each of the Empire Companies has operated its business only in the ordinary and usual course of business consistent with past practice and has not suffered any change that has had (or can reasonably be expected to have) a material adverse effect, either in any case or in the aggregate, on its condition (financial or other), results of operations, properties or business.

         Section 5.11. Suppliers and Customers. (a) Schedule 5.11(a) of the Empire Disclosure Schedule sets forth the following information with respect to each of the years in the two- year period ended December 31, 1998:

                  (i) the name of certain suppliers to the Empire Companies during such year and the approximate dollar amount purchased by each Empire Company from each such supplier during such period (it being represented and warranted that the suppliers listed with respect to each year accounted for at least 80% of the total purchases made by the Empire Companies during such year from suppliers);

                  (ii) the name of certain customers of the Empire Companies during such year and the approximate dollar amount purchased by each such customer from each Empire Company during such year (it being represented and warranted that the customers listed with respect to each year accounted for at least 60% of the total sales made by the Empire Companies during such year).

         (b) Except as indicated on Schedule 5.11(b) of the Empire Disclosure Schedule, (i) there has not been any material adverse change, and there are no facts known to either Seller which indicate that any material adverse change is reasonably foreseeable, in the business relationship of either Empire Company with any Person that was a supplier or customer during 1997 or 1998 and is identified on Schedule 5.11(a) of the Empire Disclosure Schedule and
(ii) neither of the Empire Companies is engaged in any material dispute with any of its customers or suppliers named on such Schedule.

         Section 5.12. Inventory. Except as indicated on Schedule 5.12 of the Empire Disclosure Schedule, the Empire Companies have either sold in the ordinary course of their business, or have a binding Contract to sell to customers in the ordinary course of their business, the Specified

Inventory. The "Specified Inventory" means (i) all inventory that is reflected on the Latest Balance Sheet, (ii) all inventory that either of the Empire Companies has purchased subsequent to the date of the Latest Balance Sheet and on or prior to the date hereof and (iii) all inventory that as of the date hereof either of the Empire Companies is committed to purchase pursuant to any Contract.

         Section 5.13. Receivables. Except as indicated on Schedule 5.13 of the Empire Disclosure Schedule, all of the accounts receivable of the Empire Companies that are reflected on the Latest Balance Sheet or that were acquired subsequent to the date of the Latest Balance Sheet (i) represent sales actually made in the ordinary course of business for goods or services delivered or rendered in bona fide transactions with unaffiliated third parties, (ii) have been collected or are current (i.e., have not been outstanding for a period greater than 90 days), (iii) constitute valid and, to the best knowledge of Sellers, undisputed claims, (iv) to the best knowledge of Sellers, are not subject to any counterclaims or setoffs, and (v) have not been extended or rolled over in order to make them current.

         Section 5.14. Claims For Return. Except as indicated on Schedule 5.14 of the Empire Disclosure Schedule, as of December 31, 1998, there were no outstanding claims by any customers of either of the Empire Companies to return any merchandise purchased from either of the Empire Companies.

         Section 5.15. Relationships with Sellers and Related Persons. (a)
Schedule 5.15 of the Empire Disclosure Schedule sets forth:

                  (i) a list of all transactions and business relationships since January 1, 1995, between either Empire Company and any Seller (or any Related Person of any Seller), other than (i) services rendered by the Sellers to the Empire Companies in the ordinary course of performing their duties as employees of the Empire Companies, (ii) employee compensation (including employee benefits) paid or provided by the Empire Companies to Sellers (in their capacity as employees of Empire) and (iii) distributions made to the Sellers (in their capacity as stockholders of Empire) which are reflected in the financial statements referred to in Section 5.8 hereof;

                  (ii) a list of all Contracts with either Seller (or any Related Person of either Seller) to which either Empire Company is a party or by which it or its assets are bound;

                  (iii) a list of all indebtedness owed by either Empire Company to either Seller (or any Related Person of either Seller) or by either Seller (or any Related Person of either Seller) to either Empire Company.

         (b) Neither any Seller nor any Related Person of any Seller owns or has any interest in any assets used in the business of either Empire Company.

         (c) Neither any Seller nor any Related Person of any Seller has any direct or indirect interest in any Person or business that is a competitor, potential competitor, supplier or customer of either Empire Company.

         Section 5.16. Offices. Schedule 5.16 of the Empire Disclosure
Schedule identifies each location where each Empire Company maintains an office or other facility.

         Section 5.17. Contracts. (a) Except as set forth on Schedule 5.17(a) of the Empire Disclosure Schedule, neither of the Empire Companies is a party to or bound by any:

                  (i) Contract with either Seller, Harvey Wrubel or any Related Person of any of the foregoing, including, without limitation, any employment agreement;

                  (ii) Contract under which either of the Empire Companies has borrowed any money or issued any note, bond, indenture or other evidence of indebtedness or under which it has the right or obligation to do any of the foregoing;

                  (iii) Contract with any labor union or association;

                  (iv)  consulting agreement;

                  (v)   covenant not to compete or confidentiality agreement;

                  (vi)  Employee Benefit Plan;

                  (vii) license or royalty agreement or Contract relating to intellectual property rights;

                  (viii) Contract for capital expenditures or the acquisition or construction of fixed assets which, in the aggregate, requires payments of more than $5,000;

                  (ix) Contract with any supplier or any customer (other than any Ordinary Course Contract);

                  (x) Contract which requires payments of more than $25,000 or performance valued at more than $25,000 (other than any Ordinary Course Contract);

                  (xi) Contract entered into on other than an arm's-length basis;

                  (xii) partnership or joint venture agreement;

                  (xiii) mortgage, pledge, security agreement, deed of trust or other document granting a Lien;

                  (xiv) guaranty or endorsement (other than endorsements for the purpose of collection in the ordinary course of business) of, or obligation to purchase goods or services for the purpose of supplying funds for the purchase or payment of, or obligation measured by, or any other contingent obligations in respect of, Liabilities of others;

                  (xv) Contract relating to the lending of money by either of the Empire Companies;

                  (xvi) Contract with any employee;

                  (xvii) Contract entered into not in the ordinary course of business; or

                  (xviii) other Contract that is material to the Empire Companies (other than any Ordinary Course Contract).

         For purposes of the foregoing, an "Ordinary Course Contract" means a purchase or sales contract with a customer or supplier that (a) has been entered into in the ordinary course of business consistent with past practice by either of the Empire Companies, (b) relates to the purchase or sale of specific materials, (c) contemplates that the contract will be fully performed within 12 months from the date it is originally entered into and (d) does not require payments of (or performance valued at) more than $4 million in the aggregate by any party thereto

         (b) Complete and correct copies of each Contract identified on any Schedule to the Empire Disclosure Schedule, together with all amendments thereto, have been furnished to, or made available for inspection by, ITI. Except as set forth in Schedule 5.17(b) of the Empire Disclosure Schedule: (i) each Empire Company and, to the best knowledge of the Sellers, the other parties thereto have complied in all material respects with such Contracts, all of which are valid and enforceable in all material respects, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditor=s rights generally and by general principles of equity; (ii) the Empire Companies are not and have not been, and, to the best knowledge of the Sellers, each other party to such Contracts is not and has not been, in material breach or default under (with or without the lapse of time or the giving of notice or both) any provision of any such Contracts; and (iii) except as disclosed on Schedule 5.17(b) of the Empire Disclosure Schedule, all such Contracts have been entered into on an arm's-length basis.

         Section 5.18. Permits. Schedule 5.18 of the Empire Disclosure Schedule sets forth each Permit held or received by each Empire Company which is material to the conduct of the business of such Empire Company, and each such Permit is valid and in full force and effect. Neither of the Empire Companies has received notice of, or has knowledge of, any attempt to revoke any of such Permits. Each of the Empire Companies has all Permits required for the operation of its business as presently conducted.

         Section 5.19. Compliance with Instruments, Permits, Laws, etc. Each Empire Company (including, without limitation, its assets and the conduct of its business) is and has at all times been in compliance with, and is not and has not been in violation of or in breach or default under (with or without the lapse of time or the giving of notice or both), and has not received any notice of any alleged violation of or breach or default under:

                  (i)    its certificate of incorporation or by-laws;

                  (ii)   the terms of any Permit held or received by it;

                  (iii)  any applicable Law; or

                  (iv) the terms of any judgment, decree or order binding upon it or any of its assets.

         Section 5.20. Litigation. Except as set forth on Schedule 5.20 of the Empire Disclosure Schedule, there are no actions, suits, proceedings or investigations pending or, to the best knowledge of the Sellers, threatened against either Empire Company or any of the assets of either Empire Company or, in connection with the business of either Empire Company, any employee or agent of either Empire Company. There are no unsatisfied judgments or outstanding orders, decrees, or awards (whether rendered by a court or administrative agency or by arbitration) against either Empire Company or any of the assets or business of either Empire Company.

         Section 5.21. Assets. (a) Neither Empire Company owns any real property or any interest therein. Schedule 5.21(a) of the Empire Disclosure Schedule sets forth a list of all leases of real property to which each Empire Company is a party or by which it or any of its assets is bound. The real property subject to such leases is the only real property used by the Empire Companies in connection with their business.

         (b) Except as set forth on Schedule 5.21(b) of the Empire Disclosure Schedule, each Empire Company has good title to all assets owned by it and valid, subsisting and enforceable leasehold interests in all assets leased by it, in each case free of all Liens other than (i) Liens securing the Existing Credit Facility, (ii) Liens for Taxes not yet due and (iii) Liens imposed by law in the ordinary course of business securing obligations which are not overdue. To the best knowledge of the Sellers, no adverse claim has been asserted with respect to any assets owned or leased by either Empire Company. All tangible personal property owned or leased by each Empire Company is generally in reasonable working condition, subject to ordinary wear and tear.

         (c) The assets owned or leased by each Empire Company constitutes all of the assets used in its business. All Contracts, obligations and transactions relating to the business of the Empire Companies have been entered into, incurred and conducted in the name, and for the benefit, of the Empire Companies rather than the Sellers or any of their Related Persons.

         (d) To the best knowledge of the Sellers, the intellectual property used by the Empire Companies do not conflict with or infringe on the rights of others.

         Section 5.22. Bank Accounts. Schedule 5.22 of the Empire Disclosure Schedule lists all bank accounts and safe deposit boxes maintained by each Empire Company and all authorized signatories therefor, specifying their respective authority.

         Section 5.23. Power of Attorney. Schedule 5.23 of the Empire Disclosure Schedule lists all general or special power of attorney from either Empire Company to any person.

         Section 5.24. Improper Payments. Neither Empire Company or any Seller, nor to the knowledge of any Seller any employees or agents of either Empire Company, has made any illegal payments to, or provided any illegal benefit or inducement for, any governmental official, supplier, client or other Person, in an attempt to influence any such Person to take or to refrain from taking any action relating to either Empire Company.

         Section 5.25. Taxes. (a) The following terms have the following meanings:

         "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i); and (iii) any transferee liability in respect of any items described in clauses (i) and/or
(ii).

        "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

         (b) Each of the Empire Companies has been a validly electing "S" corporation within the meaning of sections 1361 and 1362 of the Code since its inception and will continue to be an S corporation up to and including the day before the Closing Date. Each Empire Company has properly and timely elected to be treated (or alternatively in light of its being treated as an "S" corporation for federal income tax purposes has automatically been treated) as an "S" corporation in each of the states identified on Schedule 5.26 of the Empire Disclosure Schedule effective in each state for the taxable year indicated on such Schedule, and unless otherwise noted on such Schedule each Empire Company will continue to be treated as an "S" corporation in those states for all taxable periods up to and including the day before the Closing Date.

         (c) All Tax Returns required to be filed by or on behalf of each Empire Company have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; and (ii) all Taxes that are due from each Empire Company with respect to the periods covered by such Tax Returns have been fully and timely paid.

         (d) The Latest Balance Sheet contains, and the Closing Date Balance Sheet will contain, adequate accruals for all Taxes payable by the Empire Companies relating to all periods prior to the date of such balance sheet.

         (e) Each Empire Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

         (f) ITI has received complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of each Empire Company relating to the last three taxable periods of each Empire Company and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or with respect to either Empire Company or its income, assets or operations.

         (g) No claim has been made by a taxing authority in a jurisdiction where either Empire Company does not file Tax Returns that Empire is or may be subject to taxation by that jurisdiction.

         (h) All deficiencies asserted or assessments made as a result of any examinations by the Internal Revenue Service ("IRS") or any other taxing authority of the Tax Returns of or covering or including either Empire Company have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has either Seller or Empire Company received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. Neither Empire Company is subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

         (i) Neither of the Empire Companies nor any other Person on behalf of either of the Empire Companies has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by either Empire Company or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of either Empire Company, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign Law with respect to either Empire Company, (iii) extended the time within which to file any Tax Return, which Tax Return has since not been filed, or extended the time for the assessment or collection of any Taxes, which Taxes have not since been paid or
(iv) filed or granted any power of attorney with respect to any Tax matter, which power of attorney is currently in force.

         (j) No property owned by either Empire Company is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of
Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

         (k) There are no Liens as a result of any unpaid Taxes upon any of the assets of either Empire Company.

         (l) Neither Seller is a foreign person within the meaning of Section 1445 of the Code.

         (m) Neither Empire Company is a party to any tax sharing or similar Contract or arrangement (whether or not written).

         (n) Except as set forth on Schedule 5.26 of the Empire Disclosure Schedule, neither Empire Company has any elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or
4977 of the Code.

         (o) Neither Empire Company has ever been a member of any consolidated, combined or affiliated group of corporations for any Tax purposes.

         Section 5.26. ERISA. (a) The term "ERISA Plan" refers to each employee benefit plan within the meaning of Section 3(3) of ERISA or any other bonus, profit sharing, compensation, pension, severance, deferred compensation, fringe benefit, insurance, welfare, medical, post-retirement health or welfare benefit, medical reimbursement, relocation, disability, accident, sick pay, sick leave, vacation, termination, individual employment, executive compensation, incentive, commission, payroll practices, retention or other plan, agreement, policy or arrangement, maintained by either Empire Company or by any group of corporations, trades or businesses (whether or not incorporated) under common control with either Empire Company or any other entity that would be deemed a "single employer" of either Empire Company, within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Sections 4001(a)(14) and 4001(b)(1) of ERISA (collectively, the ERISA Affiliates"), or to which either Empire Company or any of the ERISA Affiliates has or had an obligation to contribute. There are no ERISA Plans, except for group health insurance.


         (b) With respect to any Empire Companies' group health plans, each of the Empire Companies and each of the ERISA Affiliates have satisfied all requirements of Part 6 of Subtitle B of title I of ERISA and Section 4980 B(f) of the Code ("COBRA"); and neither the Empire Companies nor any ERISA Affiliate maintains, contributes to or in any way provides for benefits of any kind whatsoever (other than under COBRA, the Federal Social Security Act or a plan qualified under Section 401(a) of the Code) to any current or future retiree or terminee.

         (c) The consummation of the transactions contemplated by this Agreement will not give rise to any liability on the part of either Empire Company or any Plans for severance pay or termination pay solely by reason of such transactions; and no amounts payable under the Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

         (d) Neither the Empire Companies nor any ERISA affiliate maintains any post-retirement health, medical or welfare benefits for retired employees or have any obligations in respect of such type of plans. Except for the requirements of COBRA, no condition exists that would prevent a sponsor of an ERISA Plan from amending or terminating any ERISA Plan providing health, medical or other welfare benefits in respect of active employees.

         (e) There has been no amendment to, written interpretation or announcement by the Empire Companies or any ERISA Affiliate relating to, or change in employee participation or coverage under, any ERISA Plan which would materially increase the expense of maintaining such Plan.

         Section 5.27. Brokers. No broker, finder or investment banker engaged by any Seller or any of the Empire Companies is entitled to any brokerage, finder's or other fee or commission, in connection with the transactions contemplated hereby

         Section 5.28. Accredited Investor Exemption. Each of the Sellers acknowledges its understanding that the offering and sale of the ITI Common Stock in connection with the Merger is intended to be exempt from registration under the Securities Act of 1933, as amended, by virtue of Section 4(2) of such Act and the provisions of Regulation D thereunder. Each of the Sellers is an "Accredited Investor" as that term is defined under such Regulation D under such Act.

         Section 5.29. Acknowledgment of Complete Access to Information. Each of the Sellers has been given the opportunity to ask questions of, and receive answers from, ITI and its officers, concerning the terms and conditions of the Merger and other matters pertaining to its acquisition of ITI Common Stock, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the ITI SEC Documents and any other information that was provided to it in order for it to evaluate the merits and risks of the transactions contemplated by this Agreement.

         Section 5.30. Disclosure. All copies of Contracts and other documents delivered to ITI or any of its representatives pursuant hereto are true, complete and accurate in all material respects.

                                  Article VI
                     Representations and Warranties of ITI

         ITI represents and warrants to the Sellers that:

         Section 6.1. Organization; Foreign Qualifications. (a) ITI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as presently conducted and to own or lease its assets.

         (b) ITI is duly qualified or licensed and in good standing as a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) where the nature of its business conducted there or its assets located there requires it to be so qualified or licensed. Schedule 6.1(b) of the ITI Disclosure Schedule lists each jurisdiction in which ITI is qualified or licensed as a foreign corporation.

         Section 6.2. Subsidiaries. Except as set forth on Schedule 6.2(b) of the ITI Disclosure Schedule, ITI does not have any Subsidiaries and does not own, directly or indirectly, any equity interest in any Person or have the right to control, alone or in combination with others, any Person. Except as set forth on Schedule 6.2(b) of the ITI Disclosure Schedule, the Subsidiaries of ITI are inactive and do not own any assets. Each of the Subsidiaries of ITI is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.

         Section 6.3. Execution and Binding Effect. (a) The execution and delivery of this Agreement by ITI and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of ITI and, except for the adoption of this Agreement and the approval of the Merger by the stockholders of ITI, no other corporate action is required on the part of ITI to approve this Agreement and the Merger.

         (b) This Agreement has been duly executed and delivered by ITI, and this Agreement constitutes ITI's legal, valid and binding obligation enforceable against ITI in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies). Each of the Other Agreements to which ITI is a party will be duly executed and delivered by ITI and thereupon will be ITI's valid and binding obligation enforceable against ITI in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies).

         Section 6.4. No Violation; Consents and Approvals. (a) Neither the execution, delivery and performance by ITI of this Agreement or the Other Agreements nor the consummation of the transactions contemplated thereby will:
(i) violate any provision of the certificate of incorporation or by-laws of ITI or any of its Subsidiaries, (ii) result in any violation by ITI of any Law, judgment, decree or order binding upon it, or any of its Subsidiaries or any of their respective assets, (iii) violate, conflict with or result in the breach or termination of, or otherwise give rise to any right to terminate, modify or accelerate the performance of, any Contract or Permit to which ITI, or any of its Subsidiaries or any of their respective assets may be bound or
(iv) result in the creation of any Lien upon the assets of ITI.

         (b) Neither the execution, delivery and performance by ITI of this Agreement or the Other

Agreements nor the consummation of the transactions contemplated thereby will require the consent, approval, authorization or waiver of, or declaration, filing or registration with, or notification to, any governmental or regulatory authority, except for (i) filings, permits, authorizations, consents and approvals as may be required under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules of the American Stock Exchange, state securities or blue sky laws and (ii) the filing of the Certificate of Merger in accordance with the DGCL.

         Section 6.5. Capitalization; Share Ownership. The authorized capital stock of ITI and the number of shares of such stock issued and outstanding as of the date hereof are as set forth in Schedule 6.5 of the ITI Disclosure Schedule. All of the issued and outstanding shares of capital stock of ITI are duly and validly issued and outstanding and are fully paid and nonassessable. None of such outstanding shares of capital stock has been issued in violation of, or is subject to, any preemptive or subscription rights. Except as set forth in Schedule 6.5 of the ITI Disclosure Schedule, there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other Contracts pursuant to which ITI may become obligated to issue, sell, purchase, retire or redeem any shares of its capital stock or other securities.

         Section 6.6. Officers and Directors. Each officer and director of ITI is identified in the Report on Form 10-KSB for the year ended December 31, 1997 (the "1997 Form 10-KSB") filed by ITI pursuant to the Exchange Act with the Securities and Exchange Commission (the "SEC").

         Section 6.7. Books and Records. (a) There has been delivered to the Sellers true and complete copies of the certificate of incorporation of ITI, as amended to date, and of the by-laws of ITI, in effect on the date hereof.

         (c) Minutes books of ITI, as heretofore exhibited to the Sellers and their representatives, are true and complete in all material respects, and in all material respects contain complete and accurate records of all meetings and material corporate action of the stockholders and board of directors of ITI through the date hereof.

         (d) The books and records of ITI and of each of its Subsidiaries have been maintained in all material respects in accordance with good business practices.

         Section 6.8. SEC Reports and Financial Statements. (a) The filings required to be made by ITI and its subsidiaries since October 1, 1996 under the Exchange Act have been timely filed with the SEC, including all forms, statements, reports, agreements, documents, exhibits, amendments and supplements appertaining thereto, and complied, as of their respective dates, in all material respects, with all applicable requirements of the Exchange Act and the rules and regulations thereunder. Each report and definitive proxy statement filed with the SEC by ITI pursuant to the requirements of the Exchange Act, including all amendments thereto (the "SEC Reports"), as of their respective dates did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) The audited consolidated financial statements and unaudited interim financial statements of ITI and its subsidiaries included in the SEC Reports have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-QSB of the SEC) and fairly present the consolidated financial position of ITI and its subsidiaries and the consolidated results of operations and cash flows of ITI and its subsidiaries as of the dates and for the periods indicated, in each case in accordance with generally accepted accounting principles consistently applied, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

         (c) ITI has heretofore furnished to the Sellers a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by ITI with the SEC

         Section 6.9. Absence of Undisclosed Liabilities. Neither ITI nor its Subsidiaries have any Liabilities of a type which would be required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles that are not specifically set forth on or adequately reserved for on the most recent balance sheet included in the SEC Reports, except for (i) Liabilities which were incurred subsequent to the date of such balance sheet in connection with the transactions contemplated hereby or (ii) Liabilities related to maintaining ITI's existence as a publicly-traded company and complying with obligations generally applicable to public companies.

         Section 6.10. Absence of Change. Since September 30, 1998, neither ITI nor any of its Subsidiaries has suffered any change that has had (or can reasonably be expected to have) a material adverse effect, either in any case or in the aggregate, on the consolidated financial condition of ITI and its Subsidiaries.

         Section 6.11. Offices. Schedule 6.11 of the ITI Disclosure Schedule identifies each location where ITI or any of its Subsidiaries maintains an office or other facility.

         Section 6.12. Contracts. (a) Except as disclosed on the exhibit indexes to the 1997 10-KSB and the SEC Reports filed by ITI after the filing of the 1997 10-KSB, neither ITI nor any of its Subsidiaries is a party to or bound by any Contract, except for Contracts which under applicable SEC regulations were not required to be filed as exhibits to the 1997 10-KSB and such other SEC Reports.

         (b) Except as set forth in Schedule 6.12(b) of the ITI Disclosure
Schedule: (i) ITI and, to the best knowledge of ITI, the other parties thereto have complied in all material respects with such Contracts, all of which are valid and enforceable in all material respects; (ii) ITI is not and has not been, and, to the best knowledge of ITI, each other party to such Contracts is not and has not been, in material breach or default under (with or without the lapse of time or the giving of notice or both) any provision of any such Contracts; and (iii) all such Contracts have been entered into on an arm's-length basis.

         (c) To the best knowledge of ITI, ITI has no remaining Liabilities under any Contracts (whether or not such Contracts have been filed with the SEC), except for (i) potential Liabilities not in excess of $100,000 in the aggregate and (ii) obligations under outstanding options and warrants.

         Section 6.13. Assets. (a) Neither ITI nor any of its Subsidiaries owns or has any real property or any interest in real property. Each lease with respect to real property to which ITl or any of its Subsidiaries has been a party has been terminated and a general release relating thereto has been obtained.

         (b) Substantially all of the assets of ITI and its Subsidiaries consists of cash and cash equivalents which are owned by ITI. ITI has good title to all assets owned by it, free of all Liens. ITI does not lease any assets. To the best knowledge of ITI, no adverse claim has been asserted with respect to any assets owned by ITI.

         (c) Schedule 6.13 of the ITI Disclosure Schedule identifies each patent owned by ITI or its Subsidiaries.

         (f) To the best knowledge of ITI, the intellectual property rights that it used in connection with its discontinued operations did not conflict with or infringe upon the rights of others.

         Section 6.14. Permits. Schedule 6.14 of the ITI Disclosure Schedule sets forth each Permit held or received by ITI or its Subsidiaries which is material to the conduct of the business of ITI (as conducted since the beginning of 1998), and each such Permit is valid and in full force and effect. Neither ITI nor any of its Subsidiaries has received notice of, or has knowledge of, any attempt to revoke any of such Permits. ITI and its Subsidiaries have all Permits required for the operation of their business as presently conducted.

         Section 6.15. Compliance with Instruments, Permits, Laws, etc. Each of ITI and its Subsidiaries (including, without limitation, their respective assets and the conduct of their respective businesses) is and has at all times been in compliance with, and is not and has not been in violation of or in breach or default under (with or without the lapse of time or the giving of notice or both), and has not received any notice of any alleged violation of or breach or default under:

                  (i)    its certificate of incorporation or by-laws;

                  (ii)   the terms of any Permit held or received by it;

                  (iii)  any applicable Law; or

                  (iv) the terms of any judgment, decree or order binding upon it or any of its assets.

         Section 6.16. Litigation. There are no actions, suits, proceedings or investigations pending or, to the best knowledge of ITI, threatened against ITI or its Subsidiaries or any of the assets of ITI or its Subsidiaries or, in connection with any business conducted by ITI or its Subsidiaries, any of their respective assets, or any employee or agent of ITI or its Subsidiaries. There are no unsatisfied judgments or outstanding orders, decrees, or awards (whether rendered by a court or administrative agency or by arbitration) against ITI or its Subsidiaries or any of the assets or business of ITI or its Subsidiaries.

         Section 6.17. Bank Accounts. Schedule 6.17 of the ITI Disclosure Schedule lists all bank accounts and safe deposit boxes maintained by ITI and its Subsidiaries and all authorized signatories therefor, specifying their respective authority.

         Section 6.18. Power of Attorney. No person holds any general or special power of attorney from ITI or any of it Subsidiaries.

         Section 6.19. Improper Payments. Neither ITI nor any of its Subsidiaries (including their respective officers and agents)has made any illegal payments to, or provided any illegal benefit or inducement for, any governmental official, supplier, client or other Person, in an attempt to influence any such Person to take or to refrain from taking any action relating to ITI or any of its Subsidiaries.

         Section 6.20. Taxes. (a) All Tax Returns required to be filed by or on behalf of ITI or any of its Subsidiaries have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; and
(ii) all Taxes that are due from ITI or any of its Subsidiaries with respect to the periods covered by such Tax Returns have been fully and timely paid.

         (d) The most recent balance sheet included in the SEC Reports contains (and any balance sheets of ITI included in or incorporated by reference in the Proxy Statement will contain) adequate accruals for all Taxes payable by ITI or any of its Subsidiaries relating to all periods prior to the date of such balance sheet.

         (e) Each of ITI and its Subsidiaries has complied with all applicable Laws relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

         (f) The Sellers have received complete copies of (i) all federal, state, local and foreign income or franchise Tax Returns of ITI and its Subsidiaries relating to the last three taxable periods of such companies and
(ii) any audit report issued within the last three years (or otherwise with respect to any audit or investigation in progress) relating to Taxes due from or with respect to ITI or any of its Subsidiaries or the income, assets or operations of ITI or any of its Subsidiaries.

         (g) No claim has been made by a taxing authority in a jurisdiction where ITI or any of its Subsidiaries does not file Tax Returns that ITI or any of its Subsidiaries is or may be subject to taxation by that jurisdiction.

         (h) All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including ITI or any of its Subsidiaries have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has ITI or any of its Subsidiaries received any notice from any taxing authority that it intends to conduct such an audit or investigation. No issue has been raised by a federal, state, local or foreign taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent taxable period. Neither ITI nor any of its Subsidiaries is subject to any private letter ruling of the IRS or comparable rulings of other taxing authorities.

         (i) Neither ITI nor any of its Subsidiaries nor any other Person on behalf of ITI or any of its Subsidiaries has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method initiated by ITI or any of its Subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of ITI or any of its Subsidiaries, (ii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign Law with respect to ITI or any of its Subsidiaries , (iii) extended the time within which to file any Tax Return, which Tax Return has since not been filed, or extended the time for the assessment or collection of any Taxes, which Taxes have not since been paid or (iv) filed or granted any power of attorney with respect to any Tax matter, which power of attorney is currently in force.

         (j) No property owned by ITI or any of its Subsidiaries is (i) property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of
Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

         (k) There are no Liens as a result of any unpaid Taxes upon any of the assets of ITI or any of its Subsidiaries .

         (m) Neither ITI nor any of its Subsidiaries is a party to any tax sharing or similar Contract or arrangement (whether or not written).

         (n) Neither ITI nor any of its Subsidiaries has any elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 463, 472, 1017, 1033 or 4977 of the Code.

         (n) Neither ITI nor any of its Subsidiaries has ever been a member of any consolidated, combined or affiliated group of corporations for any Tax purposes.

         Section 6.21. ERISA. (a) The term "ITI ERISA Plan" refers to each employee benefit plan within the meaning of Section 3(3) of ERISA or any other bonus, profit sharing, compensation, pension, severance, deferred compensation, fringe benefit, insurance, welfare, medical, post-retirement health or welfare benefit, medical reimbursement, relocation, disability, accident, sick pay, sick leave, vacation, termination, individual employment, executive compensation, incentive, commission, payroll practices, retention or other plan, agreement, policy or arrangement, maintained by ITI or by any group of corporations, trades or businesses (whether or not incorporated) under common control with ITI (but excluding ITI's Israeli Subsidiaries) or any other entity that would be deemed a "single employer" of ITI, within the meaning of Sections 414(b), (c), (m) or (o) of the Code or Sections 4001(a)(14) and 4001(b)(1) of ERISA (collectively, the "ITI ERISA Affiliates"), or to which ITI or any of the ITI ERISA Affiliates has or had an obligation to contribute. There are no ITI ERISA Plans, except for (i) ITI's 1996 Stock Option Plan and (ii) group health insurance which was maintained for no more than four employees (such health insurance having been discontinued).

         (b) With respect to any of the ITI ERISA Plans which are "group health plans" within the meaning of Section 4980 3(g)(2) of the Code, ITI and each of the ITI ERISA Affiliates have satisfied all requirements of COBRA and neither ITI nor any ITI ERISA Affiliate maintains, contributes to or in any way provides for benefits of any kind whatsoever (other than under COBRA or the Federal Social Security Act) to any current or future retiree or terminee.

         (c) The consummation of the transactions contemplated by this Agreement will not give rise to any liability on the part of ITI or any ITI Plans for severance pay or termination pay solely by reason of such transactions; and no amounts payable under the ITI Plans will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

         (d) Neither ITI nor any ITI ERISA affiliate maintains any post-retirement health, medical or welfare benefits for retired employees or have any obligations in respect of such type of plans.

         (e) All severance pay or termination pay owed in connection with ITI=s discontinuance of business operations has been paid and releases have been obtained from all Israeli employees that were terminated by Subsidiaries of ITI. All terminations were done in accordance with applicable law. ITI currently has no employees.

         Section 6.22. Brokers. No broker, finder or investment banker engaged by ITI is entitled to any brokerage, finder's or other fee or commission, in connection with the transactions contemplated hereby, except for fees not in excess of $25,000 payable to Seidman & Co., Inc.

         Section 6.23. Business Activities. At present, ITI has no business operations, other than (i) completing the transactions contemplated hereby and
(ii) maintaining its existence as a public company.

         Section 6.24. Vote Required. The approval of the Merger by the affirmative vote of the holders of the majority of the outstanding shares of ITI Common Stock is the only approval by the holders of ITI capital stock that is required in order to approve the Merger.

         Section 6.25. Disclosure. All copies of Contracts and other documents delivered to the Sellers or any of its representatives pursuant hereto are true, complete and accurate in all material respects.


                                  Article VII
                              Closing Conditions

         Section 7.1. Conditions to Each Party's Obligation to Effect the Merger. The obligation of each party hereto to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the stockholders of ITI under applicable law, applicable listing requirements, and ITI=s certificate of incorporation and by-laws.

         (b) The shares of ITI Common Stock issuable in the Merger shall have been authorized for listing on the American Stock Exchange.

         (c) The following conditions relating to the Existing Credit Facility shall have been satisfied without any cost to ITI:

                  (i) the lenders under the Existing Credit Facility shall have consented to (a) the Merger and the other transactions contemplated hereby and (b) the assumption of such credit facility by ITI upon consummation of the Merger;

                  (ii) the credit agreement relating to the Existing Credit Facility shall have been amended to (i) change the "Revolving Credit Commitment Termination Date to March 31, 2001, (ii) eliminate Section 9(k) (which provides that it is an event of default if the Sellers cease to own all of the stock of Empire-US) and (iii) eliminate the provisions of Section 9(d) that refer to "Guarantor" and "Individual Guarantee Agreement";

                  (iii) the terms of the agreements relating to the Existing Credit Facility shall not have been modified without the consent of ITI (which shall not be unreasonably withheld), except as contemplated by the preceding two clauses and except as required to evidence the assumption of such agreements by ITI; and

                  (iv) the amount of the "Commitment" shall be at least $25 million.

                  (v) upon completion of the Merger, there shall not be any breach or default (with or without the lapse of time the giving of notice or both) under the agreements relating to the Credit Facility.

         In lieu of the amendments relating to the Existing Credit Facility provided for above, a new credit facility may be entered into with ITI on substantially the same terms as the Existing Credit Facility (but including the amendments provided for above).

         (d) There shall not be threatened, instituted or pending any action, proceeding or other application before any court or governmental authority or other regulatory or administrative agency or commission, which challenges or seeks to restrain or prohibit consummation of the transactions contemplated by this Agreement or which seeks to impose any material restriction on ITI or either Empire Company in connection with consummation of the Merger, and which in the reasonably exercised opinion of ITI or the Sellers makes it inadvisable to consummate the transactions contemplated by this Agreement.

         (e) No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement or imposes any material restriction on ITI or either Empire Company in connection with consummation of the Merger; provided, however, that the parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

         Section 7.2. Conditions to Obligations of ITI to Effect the Merger. The obligation of ITI to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) The representations and warranties of the Sellers set forth in this Agreement shall be true and correct in all material respects as of the date hereof and (except for any representations and warranties that speak as of a specific time and except for any changes contemplated hereby) as of the Effective Time with the same effect as though such representations and warranties had been made at and as of the Effective Time.

         (b) The Empire Companies and the Sellers shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by them at or prior to the Effective Time.

         (c) Since the date of this Agreement, there shall have occurred no material adverse change in the financial condition, results of operations, properties, or business of the Empire Companies taken a whole.

         (d) ITI shall have received a certificate, dated the date of the Effective Time and signed by each of the Sellers, as to the matters set forth in clauses (a), (b) and (c) of this Section 7.2.

         (e) ITI shall have received the opinion, dated the Closing Date, of Proskauer Rose LLP, covering the matters set forth in Exhibit D hereto.

         (f) Empire shall have delivered to ITI one of the following: (a) a "letter of nonapplicability" from the New Jersey Department of Environmental Protection ("NJDEP") stating that the New Jersey Environmental Cleanup Responsibility Act ("ECRA") is not applicable to any of the transactions contemplated by or to be consummated under this Agreement; or (b) a "negative declaration" approved by NJDEP pursuant to ECRA.

         (g) The following agreements shall have been entered into by the parties thereto (other than ITI): (i) Employment and Non-Compete Agreement in the form of Exhibit F hereto between ITI and Nathan Kahn, (ii) Employment and Non-Compete Agreement in the form of Exhibit G hereto between ITI and Sandra Kahn, (iii) Employment and Non-Compete Agreement with Harvey Wrubel in a form reasonably acceptable to ITI and (iv) the Escrow Agreement.

         (h) There shall be in effect $10 million of key-man life insurance on the lives of each of the Sellers (with the proceeds being payable to ITI).

         (i) All of the issued and outstanding capital stock of Empire-Pacific shall be owned by Empire Resources, free and clear of all Liens.

         Section 7.3. Conditions to Obligations of Empire-US and Sellers to Effect the Merger. The obligation of Empire-US and Sellers to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) The representations and warranties of ITI set forth in this Agreement shall be true and correct in all material respects as of the date hereof and (except for any representations and warranties that speak as of a specific time) as of the Effective Time with the same effect as though such representations and warranties had been made at and as of the Effective Time.

         (b) ITI shall have duly performed, complied with and satisfied in all material respects all covenants, agreements and conditions required by this Agreement to be performed, complied with or satisfied by it at or prior to the Effective Time.

         (c) Since the date of this Agreement, there shall have occurred no material adverse change in the financial condition of ITI and at the Effective Time ITI shall have (i) a minimum net worth of at least $9.75 million and (ii) cash and cash equivalents of at least
$9.8 million.

         (d) The Sellers shall have received a certificate, dated the date of the Effective Time and signed by the Acting Chief Executive Officer of ITI, as to the matters set forth in clauses (a), (b) and (c) of this Section 7.3.

         (e) Sellers shall have received the opinion, dated the Closing Date, of Ehrenreich Eilenberg Krause & Zivian LLP, covering the matters set forth in Exhibit E hereto.

         (f) The following agreements shall have been entered into by ITI: (i) Employment and Non-Compete Agreement in the form of Exhibit F hereto between ITI and Nathan Kahn, (ii) Employment and Non-Compete Agreement in the form of Exhibit G hereto between ITI and Sandra Kahn and (iii) Employment and Non-Compete Agreement between ITI and Harvey Wrubel in a form reasonably acceptable to ITI.

         (g) The Sellers shall have received evidence from the American Stock Exchange that ITI's listing will be continued following the Merger.

         (h) Each of the directors of ITI shall have executed a general release in favor of ITI with respect to all claims arising prior to the Merger, except that such release shall not release (i) any rights such person may have to acquire securities of ITI under existing option or warrant agreements, (ii) any claims under existing indemnification agreements or (iii) any claim under this Agreement.

                                  Article VIII
                               Certain Covenants

         Section 8.1. Conduct of Business of the Empire Companies. (a) During the period from the date hereof and continuing until the Effective Time, each of the Empire Companies shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent therewith, use commercially reasonable efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with suppliers, customers and others having business dealings with it.

         (b) Without limiting the provisions of Section 8.1(a) hereof, until the Effective Time, neither of the Empire Companies shall (unless ITI shall otherwise consent and except as otherwise contemplated by this Agreement):

                  (i)    amend its certificate of incorporation or by-laws;

                  (ii) do any of the following: (a) declare or pay any dividend on or make any other distributions in respect of any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, any securities in respect of, in lieu of or in substitution for shares of its capital stock or (c) repurchase or otherwise acquire any shares of its capital stock; provided, however, that the foregoing shall not prohibit any distributions to Sellers ("Permitted Distributions") in the form of cash or non-interest bearing, promissory notes which in the reasonable estimation of the Sellers will not cause stockholders' equity to be less than zero on the Closing Date Balance Sheet (it being understood that such estimation may not be precise and any over-distribution will be returned pursuant to Section 3.2 hereof).

                  (iii) sell or issue any shares of its capital stock or any class of securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities;

                  (iv) incur capital expenditures in excess of $25,000 in the aggregate;

                  (v) sell, lease or otherwise dispose of or acquire any assets, other than in the ordinary and usual course of business consistent with past practice;

                  (vi) incur any indebtedness for borrowed money or issue or sell any debt securities of either Empire Company; provided, however, that the foregoing shall not prohibit borrowings under the Existing Credit Facility in order to fund business operations and/or Permitted Distributions.

                  (vii) make any loan or advance to any Person, except for advances to employees made in the ordinary and usual course of business consistent with past practice;

                  (viii) guarantee any Liabilities of any Person, except for the endorsement for the purpose of collection in the ordinary and usual course of business;

                  (ix) make any material change in its customary methods of operation;

                  (x) make any investments or acquire an interest in any Person (except the foregoing shall not prohibit the short term investment of excess cash in the ordinary course of business consistent with past practice);

                  (xi) enter into any Contract or transaction with any of the Sellers, Harvey Wrubel or any Related Person of any of the foregoing, except for the making of Permitted Distributions and the payment of compensation in the ordinary course of business consistent with past practice;

                  (xii) establish, adopt, enter into, make any new grants or awards under or amend, any Employee Benefit Plan;

                  (xiii) create any Lien on any of its assets;

                  (xiv) change any of the accounting principles or practices used by it;

                  (xv) acquire any real property or enter into (or renew or extend) any lease for real property (except for renewal of the lease for its Idaho property);

                  (xvi) authorize or enter into an agreement to do any of the foregoing.

         Section 8.2. Conduct of Business of ITI. (a) During the period from the date hereof and continuing until the Effective Time, ITI shall not engage in any business operations, except as is required in the judgement of its officers in connection with (i) completing the transactions contemplated hereby or (ii) maintaining its existence as a public company.

         (b) Without limiting the provisions of Section 8.2(a) hereof, until the Effective Time, ITI shall not (unless the Sellers shall otherwise consent and except as otherwise contemplated by this Agreement):

                  (i)    amend its certificate of incorporation or by-laws;

                  (ii) do any of the following: (a) declare or pay any dividend on or make any other distributions in respect of any of its capital stock, (b) split, combine or reclassify any of its capital stock or issue, any securities in respect of, in lieu of or in substitution for shares of its capital stock or (c) repurchase or otherwise acquire any shares of its capital stock;

                  (iii) sell or issue any shares of its capital stock or any class of securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities; provided, however, that ITI may issue shares of its capital stock as required pursuant to the term of any options, warrants or convertible securities that are outstanding as of the date hereof;

                  (iv) incur any indebtedness for borrowed money or issue or sell any debt securities of ITI;

                  (v) make any loan or advance to any Person, except for advances to employees made in the ordinary and usual course of business consistent with past practice;

                  (vi) guarantee any Liabilities of an Person, except for the endorsement for the purpose of collection in the ordinary and usual course of business;

                  (vii) make any investments or acquire an interest in any Person (except the foregoing shall not prohibit the short term investment of cash consistent with past practice);

                  (viii) enter into any Contract or transaction with any of the officers or directors of ITI, except for the payment of compensation in the ordinary course of business consistent with past practice;

                  (ix) establish, adopt, enter into, make any new grants or awards under or amend, any Employee Benefit Plan;

                  (x)    create any Lien on any of its assets;

                  (xi) change any of the accounting principles or practices used by it;

                  (xii) acquire any real property or enter into (or renew or extend) any lease for real property;

                  (xiii) take any action which is reasonably likely to cause the failure of the condition in Section 7.3(c) hereof; and

                  (xiv) authorize or enter into an agreement to do any of the foregoing.

         Section 8.3. Access to Records and Properties; Opportunity to Ask Questions. (a) Until the Closing, the Empire Companies and the Sellers shall
(i) permit ITI and its representatives to have full and free access, during regular business hours and upon reasonable advance notice, to the assets and books and records of the Empire Companies and to the work papers of its accountants which support its financial statement amounts and (ii) shall furnish to ITI such financial and operating data and other information with respect to the business and assets of the Empire Companies as ITI shall from time to time reasonably request.

         (b) Until the Closing, ITI shall (i) permit the Sellers and their representatives to have full and free access, during regular business hours and upon reasonable advance notice, to the assets and books and records of ITI and to the work papers of its accountants which support its financial statement amounts and (ii) shall furnish to the Sellers such financial and operating data and other information with respect to the business and assets of ITI as the Sellers shall from time to time reasonably request.

         (c) Within 15 days following each calendar month that ends 15 day or more prior to the Closing Date, the Sellers shall deliver to ITI with respect to each Empire Company an unaudited balance sheet of such company as of the last day of such month and the related statement of income and retained earnings and cash flows for such month, together with the notes thereto

         Section 8.4. Confidentiality. (a) Unless and until the Merger has been consummated, ITI shall, and shall use commercially reasonable efforts to cause its officers, directors, employees, counsel and other authorized representatives to, hold in strict confidence, and not disclose to any other Person, and not use in any way except in connection with the transactions contemplated by this Agreement, without the prior consent of Sellers, all information obtained from Sellers or the Empire Companies in connection with the transactions contemplated by this Agreement, except such information may be disclosed (i) in connection with this Agreement, to ITI's auditors, attorneys, financial advisors and other consultants and to financial institutions and lenders (provided that such

Person is informed of the confidential nature of the information and directed to treat such information confidentially), (ii) if required by court order or decree or applicable law, (iii) if it is, or becomes, publicly available, (iv) if it was in the possession of ITI prior to any discussions with the Empire Companies and can be so demonstrated (and if not obtained from the Sellers or the Empire Companies or their authorized representatives in connection with the transactions contemplated by this Agreement), or (v) if it is received by ITI from a third party having a right to make such a disclosure (other than a third party which is an authorized representative of the Sellers or the Empire Companies and which makes such disclosure in connection with the transactions contemplated by this Agreement). If this Agreement terminates without the Merger being consummated, ITI shall return to the Empire Companies all copies of written information furnished by the Sellers or the Empire Companies to ITI. In addition, if requested by the Sellers, ITI shall, and shall use commercially reasonable efforts to cause its officers, directors, employees, counsel or other authorized representatives to, destroy all documents, memoranda, notes and other writings prepared based on the confidential information of the Empire Companies or the Sellers.

         (b) To the extent that the Sellers or the Empire Companies, or their respective officers, directors, employees, counsel, other authorized representatives, obtains information from ITI in connection with the transactions contemplated by this Agreement, the provisions of Sections 8.4(a) hereof shall apply to the Sellers and the Empire Companies mutatis mutandis.

         Section 8.5. Publicity. Neither party hereto shall make any public announcement or issue any press release concerning this Agreement or the transactions contemplated by this Agreement without the prior approval of the other party hereto both as to the making of such announcement or release and as to the form and content thereof, except to the extent that a party is advised by counsel, in good faith, that such announcement or release is required as a matter of law (or by the rules of the American Stock Exchange) and full opportunity for prior consultation is afforded to the other party.

         Section 8.6. Notification of Certain Matters. Each party hereto shall promptly notify the other party of:

                  (i) the receipt of any notice or other communication from any third party whose consent or approval is or may be required in connection with the transactions contemplated by this Agreement, denying such consent or approval;

                  (ii) the receipt of any notice or other communication from any governmental regulatory agency or authority in connection with the transactions contemplated by this Agreement; or

                  (iii) any condition or fact which would not permit it to satisfy a condition to the other's obligation to effect the transactions contemplated hereby.

         Section 8.7. Acquisition Proposals. ITI shall not, directly or indirectly, through any officer, director, employee, agent or otherwise, (i) solicit, initiate or encourage any inquiries, or the submission of proposals or offers, from any Person relating to any acquisition or purchase of all or a substantial amount of the assets of, or any equity interest in, or any merger, consolidation or business combination with ITI, or
(ii) participate in any discussion or negotiations regarding, or otherwise cooperate in any way with (including, without limitation, by furnishing information concerning ITI or its business), or assist or participate in any effort or attempt by any other Person to do or seek any of the foregoing; provided however, that the restriction set forth in clause (ii) shall not prohibit any action by ITI to the extent that the Board of Directors of ITI in good faith believes, based upon an opinion of counsel, that the failure to take such action would involve the Board of Directors in a breach of their fiduciary duties under applicable law. ITI shall promptly notify the Sellers if any such proposal or offer, or any inquiry or contact with any Person with respect thereto, is made. ITI agrees that as of the date of this Agreement, it and its Subsidiaries, and the respective directors, officers, employees, agents and representatives of the foregoing, shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Person (other than the Empire Companies and their representatives) conducted heretofore with respect to any transaction described in clause (i) of the preceding sentence.

         Section 8.8. Insurance. For a period of six years after the Effective Time, ITI shall cause to be maintained in effect policies of directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time for the benefit of directors and officers of ITI who are currently covered by such policies on terms no less favorable than the terms of such current insurance coverage; provided, however, that ITI shall not be required to expend in any year an amount in excess of 150% of the annual aggregate premiums currently paid by ITI for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, ITI shall be obligated to obtain a policy with the best coverage available, in the reasonable judgment of the Board of Directors of ITI, for a cost not exceeding such amount. If the Merger is completed, the current directors and officers of ITI shall be third party beneficiaries of the covenants of ITI set forth in this Section 8.8.

         Section 8.9. Good Faith Efforts. Each of the parties hereto shall in good faith employ all commercially reasonable efforts to cause each of the conditions to the consummation of the transactions contemplated hereby applicable to it to be fulfilled as soon as practicable after the date hereof.


                                  Article IX
                          Indemnification By Sellers

         Section 9.1. Indemnification Obligation of Sellers. (a) Subject to Sections 9.1(b) and (c) hereof, each Seller, jointly and severally, agrees to indemnify and hold harmless ITI and its Affiliates and the successors, assigns, officers, directors, partners, employees, servants and agents of any of them (the "ITI Indemnified Parties"), promptly upon demand at any time and from time to time, from and against any and all losses, Liabilities, actions, causes of action, damages, costs, expenses (including, without limitation, reasonable fees and disbursements of counsel), charges, claims, liens and other obligations whatsoever (collectively "Losses") arising out of or in connection with any inaccuracy of any representation or any breach of any warranty, covenant or agreement made by Sellers in this Agreement.

         (b) The indemnification obligation of the Sellers under Section 9.1(a) hereof shall terminate on the later of (x) the first anniversary of the Closing Date and (y) the date that is 31 day following the date on which the Surviving Corporation files with the SEC a Form 10-KSB in respect of 1999; provided, however, that (i) any claim or demand against an indemnified party pending or asserted as of such date may continue to be asserted and indemnified against, (ii) any claim based on a violation of the representations and warranties contained in Section 5.5 hereof may continue to be asserted and shall be indemnified against at any time and (iii) any claim based on a violation of the representations and warranties contained in
Section 5.25 hereof may continue to be asserted and shall be indemnified against until the 181st day following the expiration of the applicable statute of limitations (and, if asserted prior to such time, may continue to be asserted and shall be indemnified against).

         (c) An amount of $100,000 shall be deductible from the aggregate amount payable under Section 9.1(a) hereof in respect of all inaccuracies and breaches of the representations and warranties contained in Article V hereof; provided, however, that such deductible shall not apply with respect to any amount payable in respect of any inaccuracy or breach of the representations and warranties set forth in Section 5.5, 5.25 or 5.27 hereof.

         (d) Each of the Sellers agrees that while serving as a director of the Surviving Corporation it will abstain on any matter presented to the board of directors of the Surviving Corporation that relates to the assertion (or possible assertion) by the Surviving Corporation of a claim against Sellers pursuant to this Section 9.1.

         Section 9.2. Notice, etc. (a) If any legal proceedings, claims or demands are instituted or asserted by any Person in respect of which any of the ITI Indemnified Parties may seek indemnification from any party hereto pursuant to the provisions hereof (such legal proceedings, claims or demands being referred to individually as a "Claim" and collectively as the "Claims"), the indemnified party (after receipt by it of written notice of the commencement or assertion of such Claim) shall promptly cause a written notice of such Claim to be made to the indemnifying party (but the failure to give such notice shall not relieve the indemnifying party of its indemnification obligation hereunder, except to the extent such failure materially prejudices the indemnifying party=s ability to successfully defend the matter giving rise to the indemnification claim).

         (b) Subject to the next sentence and Section 9.2(c) hereof, the indemnifying party shall have the right, at its option and expense, to assume the defense, settlement or other disposition (collectively "Defense") of any Claim, provided that within 10 days of receiving the notice with respect to such Claim pursuant to Section 9.2(a) hereof (or within such shorter period of time as an answer or other responsive motion may be required) (i) the indemnifying party, by notice delivered to the indemnified party, elects to assume such Defense and (ii) the indemnifying party acknowledges its obligation hereunder to indemnify the indemnified party with respect to such Claim (subject to any applicable deductibles provided for by Section 9.1(c) hereof). Notwithstanding the foregoing, the indemnifying party shall not have the right to assume the Defense of any Claim if representation of both the indemnified and indemnifying parties by the same counsel would be inappropriate due to actual or reasonably likely potential differing interests between them.

         (c) If the indemnifying party has assumed the Defense of a Claim in accordance with Section 9.2(b ) hereof, then the following shall apply:

                  (i) the indemnified party shall have the right to participate and assist in the Defense of such Claim and to employ its own counsel in connection therewith;

                  (ii) the indemnifying party shall not be liable to the indemnified party for the fees or expenses of the indemnified party's counsel or other expenses incurred by the indemnified party in connection with participating in the Defense of such Claim, except that the indemnifying party shall be liable for (x) any such reasonable fees and expenses incurred prior to the time the indemnifying party assumed such Defense and (y) the reasonable out-of-pocket costs of investigation and preparation incurred by the indemnified party;

                  (iii) counsel used by the indemnifying party in connection with the Defense of such Claim shall be reasonably satisfactory to the indemnified party;

                  (iv) the indemnifying party shall have no liability with respect to any compromise or settlement of such Claim effected without its consent, which consent shall not be unreasonably withheld; and

                   (v) the indemnifying party shall not effect any compromise or settlement of such Claim without the consent of the indemnified party, which consent shall not be unreasonably withheld.

          (d) If the indemnifying party does not assume the Defense of a Claim (whether because it elects not to or has no right to), then the following shall apply:

                  (i) the indemnifying party shall have the right, at its sole cost and expense, to participate in the Defense of such Claim and to employ its own counsel in connection therewith; and

                  (ii) the indemnifying party shall have no liability with respect to any compromise or settlement of such Claim effected without its consent, which shall not be unreasonably withheld.

         (e) The parties agree to cooperate to the fullest extent possible in connection with any Claim in respect of which indemnification is sought under this Agreement.

                                  Article X
                                 Termination

         Section 10.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the approval by ITI's stockholders:

                  (i)    by the mutual  consent of ITI and the Sellers;

                  (ii) by either ITI or the Sellers if the Merger shall not have been consummated prior to September 30, 1999, unless such date is extended by mutual consent of ITI and the Sellers;

                  (iii) by ITI if (x) either of the Empire Companies or either Seller materially breaches or fails to perform in any material respect any of its material covenants, agreements or warranties under this Agreement and such breach or failure is not cured by such party within 10 days after being given notice of such breach or failure or
         (y) the representations and warranties of the Sellers set forth in this Agreement are not true and correct in all material respects;

                  (v) by the Sellers if (x) ITI materially breaches or fails to perform in any material respect any of its material covenants, agreements or warranties under this Agreement and such breach or failure is not cured by ITI within 10 days after being given notice of such breach or failure, (y) the representations and warranties of ITI set forth in this Agreement are not true and correct in all material respects or (z) the Board of Directors of ITI withdraws or amends or modifies in any manner adverse to the Empire Companies or the Sellers its recommendation contemplated by Section 4.1(d) hereof or recommends any competing transaction;

                  (vi) by ITI if any event shall have occurred which renders any of the conditions set forth in Section 7.1 or 7.2 hereof incapable of fulfillment and such condition is not waived by ITI;

                    (viii)by the Sellers if any event shall have occurred
             which renders any of the conditions set forth in Section 7.1 or
             7.3 hereof incapable of fulfillment and such condition is not waived by the Sellers;

                    (ix) by ITI or Sellers, if the stockholders of ITI fail to approve this Agreement at a duly held meeting of ITI stockholders (including any adjournment thereof) called for such purpose;

                    (x) by the Sellers, if any director of ITI (i) becomes a
             participant in a solicitation in opposition to the Merger or (ii) becomes a member of a group which tenders or announces a tender for ITI Common Stock.

Any termination of this Agreement by a party pursuant to the preceding sentence shall be effective upon the delivery of a notice of termination to the other party.

         Section 10.2. Effect of Termination; Survival. In the event of termination of this Agreement as provided in Section 10.1 hereof, the obligations of the parties hereunder shall cease, except for obligations under Sections 10.3 and 11.1 hereof. Termination of this Agreement shall not affect any rights that any party may have (whether at law or in equity), consistent with the terms and conditions of this Agreement, in respect of any breach of this Agreement occurring prior to or following such termination.

         Section 10.3. Termination Fee In Certain Event. ITI shall pay Empire a fee of $250,000 if (a) this Agreement is terminated pursuant to clause (x) of Section 10.1 hereof or (b) this Agreement is terminated pursuant to clause
(ix) of Section 10.1 hereof and, at the ITI Stockholder Meeting, any director of ITI shall have failed to vote all shares of Common Stock owned by such director in favor of the Merger.

                                  Article XI
                                 Miscellaneous

         Section 11.1. Expenses and Fees. (a) Regardless of whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, investment banking, legal and accountant fees and printing costs) shall be paid by the party incurring such cost and expense; provided, however, that those costs and expenses incurred in connection with the printing and filing of the Proxy Statement and the solicitation of proxies shall be shared equally by ITI and Empire-US. Empire-US shall bear all costs and expenses in connection with satisfying the condition set forth in Section 7.1(c) hereof.

         (b) If as of the Closing Date there remains unpaid any costs and expenses that either of the Empire Companies is responsible for pursuant to
Section 11.1(a) hereof, then the full amount of such unpaid costs and expenses shall be accrued for in the Closing Date Balance Sheet.

         Section 11.2. Survival and Termination of Representations and Warranties. (a) Subject to Section 9.1(b) hereof, all representations and warranties made by the Sellers contained in this Agreement (or any certificate delivered pursuant hereto) shall survive the Closing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party hereto.

         (b) None of the representations and warranties made by ITI in this Agreement (or any certificate delivered pursuant hereto) shall survive the Closing.

         Section 11.3. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto, except the effectiveness of the Merger contemplated hereby shall be governed by and construed in accordance with the DGCL .

         Section 11.4. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 11.5. Notices. All notices, demands or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given to a party (a) when personally delivered to such party, against written receipt, at the address of such party indicated below or (b) five days after the same are mailed to such party (through deposit in the United States mail), by first-class certified or registered mail, return receipt requested, postage prepaid, to the address of the party indicated below. The respective address of each party for purposes of receiving notices, demands or other communications as aforesaid shall be the address set forth below (or such other address as a party may hereafter designate by notice delivered to the other party in accordance with this Section):

                If to ITI:

                Integrated Technology USA, Inc.
                c/o  Madison Partners
                444 Madison Avenue,  38th Floor
                New York, NY 10022
                Attention:  William Spier

                with a copy to:

                Ehrenreich Eilenberg Krause & Zivian LLP
                11 East 44th Street
                New York, New York  10017
                Attention: Joseph Ehrenreich, Esq.

                If to any of the Empire Companies or any of the Sellers:

                Empire Resources, Inc.
                One Parker Plaza
                Fort Lee, NJ 07024

                with a copy to:

                Proskauer Rose LLP
                1585 Broadway
                New York, NY 10036

                Attention: Peter G. Samuels, Esq


         Section 11.6. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and (except as set forth in Section 8.8 hereof) nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 11.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         Section 11.8. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of the parties hereto. Neither this Agreement nor any of the rights or interests hereunder may be assigned by any party hereto without the prior consent of the other party, and any purported assignment without such consent shall be null and void.

         Section 11.9. Amendment. To the extent permitted by applicable law, this Agreement may be amended by the parties hereto at any time before or after approval of this Agreement by the stockholders of ITI or the Empire Companies. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

         Section 11.10. Extension; Waiver. At any time prior to the Effective Time, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein by the other party or in any document, certificate or writing delivered pursuant hereto by or on behalf of the other party or (iii) waive compliance with any of the agreements or conditions contained herein, if permitted by applicable law. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.

         Section 11.11. Entire Agreement. This Agreement (including the agreements referenced herein) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof.

         Section 11.12. Enforcement of the Agreement. Each party hereto acknowledges and agrees that the rights acquired by the other party hereto are unique and that immediate, severe and irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by it were not performed in accordance with its specific terms or were otherwise breached. Accordingly, each party agrees that the other shall be entitled to an injunction or injunctions and other appropriate equitable relief to prevent breaches of this Agreement by it and to enforce specifically the terms and provisions hereof in any federal or state court of competent jurisdiction, this being in addition to any other remedy to which the parties may be entitled at law or in equity or otherwise.

         Section 11.13. Validity. The invalidity or unenforceability of any provision of this Agreement under any circumstances shall not affect the validity or enforceability of the same provision under other circumstances or of any other provision of this Agreement, all of which shall remain in full force and effect.

         Section 11.14. Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms and the singular forms of nouns and pronouns shall include the plural and vice versa.

         Section 11.15. Use of Term "Party". Whenever there is a reference in this Agreement to "each party" or any comparable reference, the Sellers and the Empire Companies shall be deemed a single party.

         Section 11.16. Sellers obligations Joint and Several. All obligations of the Sellers hereunder shall be the joint and several obligation of each Seller.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first above written.



                                            Integrated Technology USA, Inc.


                                            By:
                                               -------------------------------


                                            Empire Resources, Inc


                                            By:
                                               -------------------------------


                                            Empire Resources Pacific Ltd.


                                            By:
                                               -------------------------------


                                               -------------------------------
                                               Nathan Kahn



                                               -------------------------------
                                               Sandra Kahn

         Amendment No. 1, dated as of July 27, 1999 (the "Amendment") to the AGREEMENT AND PLAN OF MERGER (the "Merger Agreement") dated as of February 22, 1999, by and among INTEGRATED TECHNOLOGY USA, INC., a Delaware corporation ("ITI"), EMPIRE RESOURCES, INC., a Delaware corporation ("Empire-US"), EMPIRE RESOURCES PACIFIC LTD., a Delaware corporation ("Empire-Pacific"), and the Sellers (as defined in the Merger Agreement).

                                    RECITALS

         ITI, Empire-US, Empire-Pacific and the Sellers have heretofore entered into the Merger Agreement and now desire to amend certain provisions thereof.

         NOW THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties hereto agree as follows:

         1. Amendments. Section 7.2(h) shall be deleted in its entirety and the following inserted in lieu thereof:

         "(h) There shall be in effect $10 million of key-man life insurance on the life of Nathan Kahn (with the proceeds being payable to ITI)."

         2. Terms of Merger Agreement. Except as amended hereby, all of the terms of the Merger Agreement shall remain in full force and effect and are hereby confirmed in all respects.

         3. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         4. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date and year first above written.



                                           Integrated Technology USA, Inc.


                                            By:
                                               -------------------------------

                                            Empire Resources, Inc


                                            By:
                                               -------------------------------


                                            Empire Resources Pacific Ltd.



                                            By:
                                               -------------------------------



                                               -------------------------------
                                               Nathan Kahn


                                               -------------------------------
                                               Sandra Kahn

                                     ANNEX B

                                VOTING AGREEMENT

         Reference is made to the Agreement and Plan of Merger among Integrated Technologies USA, Inc., a Delaware corporation ("ITI"), Empire Resources, Inc., a Delaware corporation ("Empire"), Empire Resources Pacific Ltd., a Delaware corporation, and Nathan Kahn and Sandra Kahn (the "Merger Agreement"), which contemplates the merger of Empire with and into ITI (the "Merger"). In accordance with the Merger Agreement, the Merger is subject to the approval of the stockholders of ITI.

         The undersigned hereby agrees with Empire as follows:

         1. During the period commencing on the date hereof and continuing through the termination of this Letter Agreement pursuant to Paragraph 5 below (the "Term"), at any meeting of the stockholders of ITI, or in connection with any written consent, the undersigned will vote (or cause to be voted) all of the shares of ITI common stock currently held of record or beneficially owned by the undersigned or hereafter acquired (collectively, the "Shares"), in favor of the Merger and for the adoption of the Merger Agreement and any actions required in furtherance thereof.

         2. During the Term, the undersigned will not, directly or indirectly, offer for sale, sell, pledge, or otherwise transfer or offer to transfer the Shares or any interest therein or, except as contemplated by this agreement, grant any proxies or powers-of-attorney or enter into any voting agreement with respect to any of the Shares; provided, however, that the foregoing shall not prohibit a public sale of Shares through the American Stock Exchange. The undersigned hereby authorizes ITI to instruct the transfer agent for the ITI common stock to place appropriate stop transfer orders with respect to any certificates evidencing the Shares to ensure compliance with the provisions of this paragraph.

         3. The undersigned represents and warrant that (i) this agreement has been duly and validly authorized, executed and delivered by the undersigned and constitutes a valid and binding agreement enforceable against the undersigned in accordance with its terms and (ii) the undersigned has not entered into any proxies, powers-of-attorney or voting agreements relating to the Shares, other than this agreement, and the Shares are not otherwise subject to any of the foregoing.

         4. From time to time at Empire's request and without further consideration, the undersigned will execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective the transactions contemplated by this agreement.

         5. The agreements contained herein shall terminate, (i) in the event the Merger Agreement is terminated in accordance with the terms thereof, upon such termination, and, (ii) in the event the Merger is consummated, upon the Effective Time (as defined in the Merger Agreement).




---------------------------
Signature of Stockholder


---------------------------
Name of Stockholder

Date:  February 22, 1999

                                    ANNEX C

                     EMPLOYMENT AGREEMENT WITH NATHAN KAHN

                    EMPLOYMENT AND NON-COMPETITION AGREEMENT

THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT, is entered into as of this day
of    , 1999 by and between Integrated Technology USA, Inc. (the "Company"), a
Delaware corporation, c/o Madison Partners, 444 Madison Avenue, New York, New York 10022 and Nathan Kahn, c/o Empire Resources, Inc., One Parker Plaza, Fort Lee, New Jersey 07024 (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company; and

         WHEREAS, the Company and the Executive desire to set forth the terms and conditions of such employment.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Term of Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment, in accordance with the terms and conditions set forth herein, for a term (the "Employment Term") commencing on the date of the consummation of the merger of the Company and Empire Resources, Inc. (the "Merger") and terminating, unless otherwise terminated earlier in accordance with Section 5 hereof, on the third anniversary of the Merger (the "Original Employment Term"), provided that the Employment Term shall be automatically extended, subject to earlier termination as provided in Section 5 hereof, for successive additional two (2) year periods (the "Additional Terms"), unless, at least one hundred eighty (180) days prior to the end of the Original Employment Term or the then Additional Term, the Company or the Executive has notified the other in writing that the Employment Term shall terminate at the end of the then current term.


         2. Position and Responsibilities. During the Employment Term, the Executive shall serve as the Chief Executive Officer of the Company and the Executive shall report exclusively to the Board of Directors of the Company (the "Board"). During the Employment Term, the Company shall recommend the Executive for election as a director. The Executive shall, to the extent appointed or elected, serve on the Board as a director and as a member of any committee of the Board, in each case, without additional compensation. The Executive shall, to the extent appointed or elected, serve as a director or as a member of any committee of the board of any of the Company's subsidiaries or affiliates and as an officer or employee (in a capacity commensurate with his position with the Company) of any such subsidiaries or affiliates, in all cases, without additional compensation and any compensation paid to the Executive in such capacities shall be a credit with regard to the amounts due hereunder from the Company. The Executive shall have all of the duties, authorities, powers and responsibilities commensurate with all of the duties, authorities, powers and responsibilities of a chief executive officer. The Executive shall devote substantially all of his business time, attention and energies to the performance of his duties hereunder, provided that the foregoing shall not prevent the Executive from participating in charitable, community or industry affairs, from managing his and his family's personal investments and from serving on the boards of directors of not-for-profit companies to the extent such activities do not interfere with the performance of his duties hereunder.

         3. Compensation and Benefits. The Company shall pay and provide the Executive the following:

                  3.1 Base Salary. The Company shall pay the Executive a base salary (the "Base Salary") at an annual rate of not less than Two Hundred Fifty Thousand Dollars ($250,000) per year in accordance with the Company's normal payroll practices for senior executives. Base Salary shall be subject to annual review by the Board (or a duly authorized committee thereof) for increase (but not decrease) following each anniversary of the date hereof, provided that on such anniversary date, the Base Salary shall be increased by not less than an amount necessary to adjust for any increase in the cost of living during the immediately prior twelve (12) months based on the Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W) selected areas (NY-NJ-CT), all items index published by the Bureau of Labor Statistics of the United States Department of Labor. Once increased, Base Salary shall not be reduced and shall thereafter, as increased, shall be the Base Salary hereunder.

                  3.2 Annual Bonus. The Company shall pay the Executive an annual bonus for each fiscal year of the Company ending during the Employment Term, commencing with the 1999 fiscal year, equal to five percent (5%) of the amount by which the Company's Earnings Before Taxes (as defined below) for each such fiscal year exceeds $4,000,000 (the "Annual Bonus Payments"); provided, however, that if any fiscal year is less than twelve (12) months due to a change in the fiscal year, then such $4,000,000 amount shall be proportionately reduced. Each Annual Bonus Payment shall be paid in a single cash lump sum not later than thirty (30) days after the audited financial statements for such fiscal year are complete. "Earnings Before Taxes" shall mean, for each fiscal year, the Company's earnings before income taxes determined without regard to charges to earnings for extraordinary items and Annual Bonus Payments with respect to the Executive or to the Chief Financial Officer (as long as its Chief Financial Officer is Sandra Kahn). Earnings Before Taxes and the amount of each Annual Bonus Payment shall be determined by the Company's independent certified public accountants (the "Accountants"), or such other party as mutually agreed by the parties hereto, in accordance with GAAP as consistently applied by the Company (as specifically modified hereby). The Company shall provide the Executive with a copy of the Accountants' final determination (together with supporting quantitative data and the methods used to make such calculations) for his review and comment at least five (5) business days prior to the payment of each Annual Bonus Payment. The Accountants' determinations shall be final, binding and conclusive on the parties hereto.

                  3.3 Employee Benefits. The Executive shall, to the extent eligible, be entitled to participate at a level commensurate with his position in all employee benefit, fringe benefit, welfare, retirement, savings and incentive plans and programs generally provided by the Company to its senior executives from time to time.

                  3.4 Vacation. The Executive shall be entitled to paid vacation in accordance with the standard written policies of the Company with regard to vacations of senior executives, but in no event less than six (6) weeks per calendar year (with proration for partial years).

         4. Expenses. Upon submission of appropriate documentation, the Company shall pay, or reimburse, the Executive for all ordinary and necessary business expenses (including, but not limited to, travel and entertainment expenses) which the Executive incurs in connection with the performance of his duties hereunder.

         5.  Termination of Employment and the Employment Term. The
Executive's employment with the Company and the Employment Term shall terminate upon the occurrence of the first of the following events:

         5.1 Death. Automatically on the date of the Executive's death.

         5.2 Disability. Upon thirty (30) days' written notice by the Company to the Executive of a termination due to Disability, provided such notice is delivered during the period of Disability. "Disability" shall mean the inability of the Executive, due to injury, illness, disease or bodily or mental infirmity, to engage in the performance of his material duties hereunder for a period of more than one hundred eighty (180) days in any twelve (12) month period.


         5.3 For Cause. Immediately upon written notice by the Company to the Executive of a termination for Cause, provided such notice is given within ninety (90) days after the discovery by the Board of the Cause event and has been approved by at least two-thirds of the directors then in office (other than the Executive and Sandra Kahn) at a meeting at which the Executive and his counsel had the right to appear and address after receiving at least five (5) business days written notice of the meeting and reasonable detail of the facts and circumstances claimed to provide a basis for such termination. "Cause" shall mean: (i) an act or acts of willful and material misrepresentation, fraud or willful dishonesty (other than good faith expense account disputes) by the Executive which is intended to result in his substantial personal enrichment at the expense of the Company; (ii) any willful misconduct by the Executive with regard to the Company that has a material adverse impact on the Company; (iii) any material, willful and knowing violation by the Executive of any fiduciary duties owed by him to the Company which has a material adverse impact on the Company; (iv) the Executive's conviction of, or pleading nolo contendere or guilty to, a felony (other than (x) a traffic infraction or (y) vicarious liability solely as a result of his position provided that the Executive did not have actual knowledge of the actions or inactions creating the violation of the law or the Executive relied in good faith on the advice of counsel with regard to the legality of such action or inaction); or (v)

\any other material breach by the Executive of this Agreement that is not cured by the Executive within twenty (20) days after receipt by the Executive of a written notice from the Company of such breach specifying the details thereof. No action or inaction should be deemed willful if not demonstrably willful and if taken or not taken by the Executive in good faith as not being adverse to the best interests of the Company. Reference in this Section 5.3 to the Company shall also include direct and indirect subsidiaries of the Company.

         6.  Non-Competition/Non-Solicitation.

                  6.1 Non-Competition. The Executive agrees that during the Specified Period (as defined below), the Executive shall not, directly or indirectly, be engaged as a principal in any other business, activity or conduct which competes with the business of the Company (or be an employee, consultant, director, principal, shareholder or adviser of, or otherwise be affiliated with, any such business, activity or conduct), provided that competition shall not include: (i) holding five percent (5%) or less of an interest in the equity or debt of any publicly traded company, (ii) engaging in any activity with the prior written approval of the Board, or (iii) being involved only in a noncompeting portion of a business which is in competition with the business of the Company (but only if such non-competing portion of the business is conducted as a separate business unit, and the Executive has no direct or indirect involvement with the operations of the competing business unit (with the burden of so demonstrating being on the Executive) and the foregoing shall not affect Executive's obligations of confidentiality). For purposes of this Section 6, "Company" shall mean the Company and its subsidiaries and affiliates. The "Specified Period" means the Executive's period of employment and the four (4) year period thereafter, provided that in the event the Executive is terminated without Cause or due to his Disability or the Executive voluntarily terminates his employment following a breach by the Company of this Agreement, the Specified Period will terminate two (2) years after the termination of his employment.

                  6.2 Non-Solicitation. The Executive agrees that during the Specified Period the Executive shall not, directly or indirectly, (i) solicit any customer, client, supplier, or middleman of the Company or induce any customer, client, supplier, or middleman of the Company to terminate, or otherwise to cease, reduce, or diminish in any way its relationship with the Company or (ii) solicit or induce, or attempt to solicit or induce, any non-clerical employee(s), sales representative(s), agent(s), or consultant(s) of the Company to terminate such person's employment, representation or other association with the Company for the purpose of affiliating with any entity with which the Executive is associated.


                  6.3 Confidentiality. The Executive specifically acknowledges that any trade secrets or confidential business and technical information of the Company or its vendors, suppliers or customers, whether reduced to writing, maintained on any form of electronic media, or maintained in mind or memory and whether compiled by the Executive or the Company (collectively, "Confidential Information"), derives independent economic value from not being readily known to or ascertainable by proper means by others; that reasonable efforts have been made by the Company to maintain the secrecy of such information; that such information is the sole property of the Company or its vendors, suppliers, or customers and that any retention, use or disclosure of such information by the Executive during the Employment Term (except in the course of performing duties and obligations of employment with the Company) or any time after termination thereof, shall constitute misappropriation of the trade secrets of the Company or its vendors, suppliers, or customers, provided that Confidential Information shall not include: (i) information that is at the time of disclosure public knowledge or generally known within the industry; (ii) information deemed in good faith by the Executive, while employed by the Company, desirable to disclose in the course of performing the Executive's duties; (iii) information the disclosure of which the Executive in good faith deems necessary in defense of the Executive's rights provided such disclosure by the Executive is limited to only disclose as necessary for such purpose; or (iv) information disclosed by the Executive to comply with a court, or other lawful compulsory, order compelling him to do so, provided the Executive gives the Company prompt notice of the receipt of such order and the disclosure by the Executive is limited to only disclosure necessary for such purpose.

                  6.4 Return of Property. Upon the termination of the Executive's employment or at any other time upon written request by the Company, the Executive shall promptly deliver to the Company all records, files, memoranda, designs, data, reports, drawings, plans, computer programs, software and other documents (and all copies or reproductions of such materials in his possession or control) belonging to the Company. Notwithstanding the foregoing, the Executive may retain his rolodex and similar phone directories (collectively, the "Rolodex") to the extent the Rolodex does not contain information other than name, address, telephone number and similar information.

                  6.5 Scope of Restrictions/Remedies. If, at the time of enforcement of this Section 6, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. In the event of a material breach or threatened material breach of this Section 6, the Company, in addition to its other remedies at law or in equity, shall be entitled to injunctive or other equitable relief in order to enforce or prevent any violations of the provisions of this Section 6. The Company agrees that it will not assert to enjoin or otherwise limit the Executive's activities based on an argument of inevitable disclosure of confidential information. Upon written request of the Executive, the Company shall within thirty (30) days notify the Executive in writing whether or not in good faith it believes that any proposed activities would be in Competition and, if it so determines or does not reply within thirty
(30) days, it shall be deemed to waive any right to treat such activities as Competition unless the facts are otherwise than as presented by the Executive or there is a change thereafter in such activities.

         7. Indemnification/Liability Insurance. The Company shall concurrently with the execution and delivery of this Agreement enter into an Indemnification Agreement with the Executive (such agreement to be the same as the agreement previously entered into by the Company with its other executives, a copy of which is filed as an exhibit to the Company's Report on Form 10-KSB for the year ended December 31, 1997). The Company shall cover the Executive under directors and officers liability insurance both during and, while potential liability exists, after the Employment Term in the same amount and to the same extent, if any, as the Company covers its other officers and directors.

         8. Assignment. This Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any Successor of the Company, and any such Successor shall be deemed substituted for all purposes of the "Company" under the terms of this Agreement. Successor shall mean any person, firm, corporation or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets of the Company. Notwithstanding such assignment, the Company shall remain, with such successor, jointly and severally liable for all its obligations hereunder. Except as herein provided, this Agreement may not otherwise be assigned by the Company. This Agreement is not assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die after a termination while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid to the Executive's devisee, legatee, or other designee or, in the absence of such designee, to the Executive's estate.

         9.  Legal Remedies.

                  9.1 Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or one (1) day after sending by express mail or other "overnight mail service," or three
(3) days after sending by certified or registered mail, postage prepaid, return receipt requested. Notice shall be sent as follows: if to the Executive, to the address as listed in the Company's records, and if to the Company, to the address set forth on the first page of this Agreement, attention of the Chairman of the Board with a copy to the Company's General Counsel. Either party may change the notice address by notice given as aforesaid.

                  9.2 Arbitration. All disputes and controversies arising under or in connection with this Agreement, other than the seeking of injunctive or other equitable relief pursuant to Section 7 hereof, shall be settled exclusively by arbitration in New York City, New York, or such other location agreed by the parties hereto, in accordance with the rules for expedited resolution of commercial disputes of the American Arbitration Association ("AAA") then in effect. The determination of the arbitrators shall be final and binding on the parties. Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. All expenses of the AAA and the arbitrator shall be borne as determined by the arbitrator.

         10. Miscellaneous.

                  10.1 Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

                  10.2 Modification. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended, nor any provision hereof waived, except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

                  10.3 Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

                  10.4  Counterparts. This Agreement may be executed in two
(2) or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

                  10.5 Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

                  10.6 Governing Law. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the state of New York, without regard to any otherwise applicable principles of conflicts of laws.

         IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement, as of the day and year first above written.



                                               INTEGRATED TECHNOLOGY USA, INC.



                                               By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                               --------------------------------
                                               Nathan Kahn

                                   ANNEX D

                    EMPLOYMENT AGREEMENT WITH SANDRA KAHN

                   EMPLOYMENT AND NON-COMPETITION AGREEMENT

         THIS EMPLOYMENT AND NON-COMPETITION AGREEMENT, is entered into as of this day of , 1999 by and between Integrated Technology USA, Inc. (the "Company"), a Delaware corporation, c/o Madison Partners, 444 Madison Avenue, New York, New York 10022 and Sandra Kahn, c/o Empire Resources, Inc., One Parker Plaza, Fort Lee, New Jersey 07024 (the "Executive").

                             W I T N E S S E T H:

         WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company; and

         WHEREAS, the Company and the Executive desire to set forth the terms and conditions of such employment.

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Term of Employment. The Company hereby agrees to employ the Executive and the Executive hereby accepts employment, in accordance with the terms and conditions set forth herein, for a term (the "Employment Term") commencing on the date of the consummation of the merger of the Company and Empire Resources, Inc. (the "Merger") and terminating, unless otherwise terminated earlier in accordance with Section 5 hereof, on the third anniversary of the Merger (the "Original Employment Term"), provided that the Employment Term shall be automatically extended, subject to earlier termination as provided in Section 5 hereof, for successive additional two (2) year periods (the "Additional Terms"), unless, at least one hundred eighty
(180) days prior to the end of the Original Employment Term or the then Additional Term, the Company or the Executive has notified the other in writing that the Employment Term shall terminate at the end of the then current term.

         2. Position and Responsibilities. During the Employment Term, the Executive shall serve as the Chief Financial Officer of the Company and the Executive shall report exclusively to the Chief Executive Officer of the Company. During the Employment Term, the Company shall recommend the Executive for election as a director. The Executive shall, to the extent appointed or elected, serve on the Board as a director and as a member of any committee of the Board, in each case, without additional compensation. The Executive shall, to the extent appointed or elected, serve as a director or as a member of any committee of the board of any of the Company's subsidiaries or affiliates and as an officer or employee (in a capacity commensurate with her position with the Company) of any such subsidiaries or affiliates, in all cases, without additional compensation and any compensation paid to the Executive in such capacities shall be a credit with regard to the amounts due hereunder from the Company. The Executive shall have all of the duties, authorities, powers and responsibilities commensurate with all of the duties, authorities, powers and responsibilities of a chief financial officer. The Executive shall devote substantially all of her business time, attention and energies to the performance of her duties hereunder, provided that the foregoing shall not prevent the Executive from participating in charitable, community or industry affairs, from managing her and her family's personal investments and from serving on the boards of directors of not-for-profit companies to the extent such activities do not interfere with the performance of her duties hereunder.

         3. Compensation and Benefits. The Company shall pay and provide the Executive the following:

            3.1 Base Salary. The Company shall pay the Executive a base salary (the "Base Salary") at an annual rate of not less than One Hundred Thousand Dollars ($100,000) per year in accordance with the Company's normal payroll practices for senior executives. Base Salary shall be subject to annual review by the Board of Directors of the Company (the "Board"), or a duly authorized committee thereof, for increase (but not decrease) following each anniversary of the date hereof, provided that on such anniversary date, the Base Salary shall be increased by not less than an amount necessary to adjust for any increase in the cost of living during the immediately prior twelve (12) months based on the Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W) selected areas (NY-NJ-CT), all items index published by the Bureau of Labor Statistics of the United States Department of Labor. Once increased, Base Salary shall not be reduced and shall thereafter, as increased, shall be the Base Salary hereunder.

            3.2 Annual Bonus. The Company shall pay the Executive an annual bonus for each fiscal year of the Company ending during the Employment Term, commencing with the 1999 fiscal year, equal to two percent (2%) of the amount by which the Company's Earnings Before Taxes (as defined below) for each such fiscal year exceeds $4,000,000 (the "Annual Bonus Payments"); provided, however, that if any fiscal year is less than twelve (12) months due to a change in the fiscal year, then such $4,000,000 amount shall be proportionately reduced. Each Annual Bonus Payment shall be paid in a single cash lump sum not later than thirty (30) days after the audited financial statements for such fiscal year are complete. "Earnings Before Taxes" shall mean, for each fiscal year, the Company's earnings before income taxes determined without regard to charges to earnings for extraordinary items and Annual Bonus Payments with respect to the Executive or to the Chief Executive Officer (as long as its Chief Executive Officer is Nathan Kahn). Earnings Before Taxes and the amount of each Annual Bonus Payment shall be determined by the Company's independent certified public accountants (the "Accountants"), or such other party as mutually agreed by the parties hereto, in accordance with GAAP as consistently applied by the Company (as specifically modified hereby). The Company shall provide the Executive with a copy of the Accountants' final determination (together with supporting quantitative data and the methods used to make such calculations) for her review and comment at least five (5) business days prior to the payment of each Annual Bonus Payment. The Accountants' determinations shall be final, binding and conclusive on the parties hereto.

            3.3 Employee Benefits. The Executive shall, to the extent eligible, be entitled to participate at a level commensurate with her position in all employee benefit, fringe benefit, welfare, retirement, savings and incentive plans and programs generally provided by the Company to its senior executives from time to time.

            3.4 Vacation. The Executive shall be entitled to paid vacation in accordance with the standard written policies of the Company with regard to vacations of senior executives, but in no event less than six (6) weeks per calendar year (with proration for partial years).

         4. Expenses. Upon submission of appropriate documentation, the Company shall pay, or reimburse, the Executive for all ordinary and necessary business expenses (including, but not limited to, travel and entertainment expenses) which the Executive incurs in connection with the performance of her duties hereunder.

         5. Termination of Employment and the Employment Term. The Executive's employment with the Company and the Employment Term shall terminate upon the occurrence of the first of the following events:

            5.1 Death.  Automatically on the date of the Executive's death.

            5.2 Disability. Upon thirty (30) days' written notice by the Company to the Executive of a termination due to Disability, provided such notice is delivered during the period of Disability. "Disability" shall mean the inability of the Executive, due to injury, illness, disease or bodily or mental infirmity, to engage in the performance of her material duties hereunder for a period of more than one hundred eighty (180) days in any twelve (12) month period.

            5.3 For Cause. Immediately upon written notice by the Company to the Executive of a termination for Cause, provided such notice is given within ninety (90) days after the discovery by the Board of the Cause event and has been approved by at least two-thirds of the directors then in office (other than the Executive and Nathan Kahn) at a meeting at which the Executive and her counsel had the right to appear and address after receiving at least five
(5) business days written notice of the meeting and reasonable detail of the facts and circumstances claimed to provide a basis for such termination.
"Cause" shall mean: (i) an act or acts of willful and material misrepresentation, fraud or willful dishonesty (other than good faith expense account disputes) by the Executive which is intended to result in her substantial personal enrichment at the expense of the Company; (ii) any willful misconduct by the Executive with regard to the Company that has a material adverse impact on the Company; (iii) any material, willful and knowing violation by the Executive of any fiduciary duties owed by the Executive to the Company which has a material adverse impact on the Company;
(iv) the Executive's conviction of, or pleading nolo contendere or guilty to, a felony (other than (x) a traffic infraction or (y) vicarious liability solely as a result of her position provided that the Executive did not have actual knowledge of the actions or inactions creating the violation of the law or the Executive relied in good faith on the advice of counsel with regard to the legality of such action or inaction); or (v) any other material breach by the Executive of this Agreement that is not cured by the Executive within twenty (20) days after receipt by the Executive of a written notice from the

Company of such breach specifying the details thereof. No action or inaction should be deemed willful if not demonstrably willful and if taken or not taken by the Executive in good faith as not being adverse to the best interests of the Company. Reference in this Section 5.3 to the Company shall also include direct and indirect subsidiaries of the Company.

         6. Non-Competition/Non-Solicitation.

            6.1 Non-Competition. The Executive agrees that during the Specified Period (as defined below), the Executive shall not, directly or indirectly, be engaged as a principal in any other business, activity or conduct which competes with the business of the Company (or be an employee, consultant, director, principal, shareholder or adviser of, or otherwise be affiliated with, any such business, activity or conduct), provided that competition shall not include: (i) holding five percent (5%) or less of an interest in the equity or debt of any publicly traded company, (ii) engaging in any activity with the prior written approval of the Board, or (iii) being involved only in a noncompeting portion of a business which is in competition with the business of the Company (but only if such non-competing portion of the business is conducted as a separate business unit, and the Executive has no direct or indirect involvement with the operations of the competing business unit (with the burden of so demonstrating being on the Executive) and the foregoing shall not affect Executive's obligations of confidentiality). For purposes of this Section 6, "Company" shall mean the Company and its subsidiaries and affiliates. The "Specified Period" means the Executive's period of employment and the four (4) year period thereafter, provided that in the event the Executive is terminated without Cause or due to her Disability or the Executive voluntarily terminates her employment following a breach by the Company of this Agreement, the Specified Period will terminate two (2) years after the termination of her employment.

            6.2 Non-Solicitation. The Executive agrees that during the Specified Period the Executive shall not, directly or indirectly, (i) solicit any customer, client, supplier, or middleman of the Company or induce any customer, client, supplier, or middleman of the Company to terminate, or otherwise to cease, reduce, or diminish in any way its relationship with the Company or (ii) solicit or induce, or attempt to solicit or induce, any non-clerical employee(s), sales representative(s), agent(s), or consultant(s) of the Company to terminate such person's employment, representation or other association with the Company for the purpose of affiliating with any entity with which the Executive is associated.

            6.3 Confidentiality. The Executive specifically acknowledges that any trade secrets or confidential business and technical information of the Company or its vendors, suppliers or customers, whether reduced to writing, maintained on any form of electronic media, or maintained in mind or memory and whether compiled by the Executive or the Company (collectively, "Confidential Information"), derives independent economic value from not being readily known to or ascertainable by proper means by others; that reasonable efforts have been made by the Company to maintain the secrecy of such information; that such information is the sole property of the Company or its vendors, suppliers, or customers and that any retention, use or disclosure of such information by the Executive during the Employment Term (except in the course of performing duties and obligations of employment with the Company) or any time after termination thereof, shall constitute misappropriation of the trade secrets of the Company or its vendors, suppliers, or customers, provided that Confidential Information shall not include: (i) information that is at the time of disclosure public knowledge or generally known within the industry; (ii) information deemed in good faith by the Executive, while employed by the Company, desirable to disclose in the course of performing the Executive's duties; (iii) information the disclosure of which the Executive in good faith deems necessary in defense of the Executive's rights provided such disclosure by the Executive is limited to only disclose as necessary for such purpose; or (iv) information disclosed by the Executive to comply with a court, or other lawful compulsory, order compelling her to do so, provided the Executive gives the Company prompt notice of the receipt of such order and the disclosure by the Executive is limited to only disclosure necessary for such purpose.

            6.4 Return of Property. Upon the termination of the Executive's employment or at any other time upon written request by the Company, the Executive shall promptly deliver to the Company all records, files, memoranda, designs, data, reports, drawings, plans, computer programs, software and other documents (and all copies or reproductions of such materials in her possession or control) belonging to the Company. Notwithstanding the foregoing, the Executive may retain her rolodex and similar phone directories (collectively, the "Rolodex") to the extent the Rolodex does not contain information other than name, address, telephone number and similar information.

            6.5 Scope of Restrictions/Remedies. If, at the time of enforcement of this Section 6, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. In the event of a material breach or threatened material breach of this Section 6, the Company, in addition to its other remedies at law or in equity, shall be entitled to injunctive or other equitable relief in order to enforce or prevent any violations of the provisions of this Section 6. The Company agrees that it will not assert to enjoin or otherwise limit the Executive's activities based on an argument of inevitable disclosure of confidential information. Upon written request of the Executive, the Company shall within thirty (30) days notify the Executive in writing whether or not in good faith it believes any proposed activities would be in Competition and, if it so determines or does not reply within thirty (30) days, it shall be deemed to waive any right to treat such activities as Competition unless the facts are otherwise than as presented by the Executive or there is a change thereafter in such activities.

         7. Indemnification/Liability Insurance. The Company shall concurrently with the execution and delivery of this Agreement enter into an Indemnification Agreement with the Executive (such agreement to be the same as the agreement previously entered into by the Company with its other executives, a copy of which is filed as an exhibit to the Company's Report on Form 10-KSB for the year ended December 31, 1997). The Company shall cover the Executive under directors and officers liability insurance both during and, while potential liabil-ity exists, after the Employment Term in the same amount and to the same extent, if any, as the Company covers its other officers and directors.

         8. Assignment. This Agreement may and shall be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any Successor of the Company, and any such Successor shall be deemed substituted for all purposes of the "Company" under the terms of this Agreement. Successor shall mean any person, firm, corporation or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or substantially all of the assets of the Company. Notwithstanding such assignment, the Company shall remain, with such successor, jointly and severally liable for all its obligations hereunder. Except as herein provided, this Agreement may not otherwise be assigned by the Company. This Agreement is not assignable by the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die after a termination while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid to the Executive's devisee, legatee, or other designee or, in the absence of such designee, to the Executive's estate.

         9. Legal Remedies.

            9.1 Notices. All notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, or one (1) day after sending by express mail or other "overnight mail service," or three (3) days after sending by certified or registered mail, postage prepaid, return receipt requested. Notice shall be sent as follows: if to the Executive, to the address as listed in the Company's records, and if to the Company, to the address set forth on the first page of this Agreement, attention of the Chairman of the Board with a copy to the Company's General Counsel. Either party may change the notice address by notice given as aforesaid.

            9.2 Arbitration. All disputes and controversies arising under or in connection with this Agreement, other than the seeking of injunctive or other equitable relief pursuant to Section 6 hereof, shall be settled exclusively by arbitration in New York City, New York, or such other location agreed by the parties hereto, in accordance with the rules for expedited resolution of commercial disputes of the American Arbitration Association ("AAA") then in effect. The determination of the arbitrators shall be final and binding on the parties. Judgment may be entered on the award of the arbitrator in any court having proper jurisdiction. All expenses of the AAA and the arbitrator shall be borne as determined by the arbitrator.

         10. Miscellaneous.

             10.1 Entire Agreement. This Agreement supersedes any prior agreements or understandings, oral or written, between the parties hereto with respect to the subject matter hereof.

             10.2 Modification. This Agreement shall not be varied, altered, modified, canceled, changed, or in any way amended, nor any provision hereof waived, except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives.

             10.3 Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

             10.4 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

             10.5 Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

             10.6 Governing Law. The provisions of this Agreement shall be construed and enforced in accordance with the laws of the state of New York, without regard to any otherwise applicable principles of conflicts of laws.

         IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement, as of the day and year first above written.


                                                 INTEGRATED TECHNOLOGY USA, INC.



                                                 By:___________________________
                                                    Name:
                                                    Title:




                                                 ______________________________
                                                 Sandra Kahn

                                    ANNEX E

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

         ESCROW AGREEMENT dated as of [ _____ ], 1999, among NATHAN KAHN, SANDRA KAHN (the foregoing parties being referred to as individually as a "Seller" and collectively as the "Sellers"), Integrated Technology USA, Inc., a Delaware corporation ("ITI"), and [ ____________ ], as escrow agent (the "Escrow Agent").

         WHEREAS, the Sellers and certain of their affiliates are parties to an Agreement and Plan of Merger dated as of February 22, 1999 (the "Merger Agreement") with ITI pursuant to which certain shares of ITI Common Stock have been issued to the Sellers; and

         WHEREAS, pursuant to the Merger Agreement the Sellers are depositing 3,824,511 of such shares (the "Escrow Shares") with the Escrow Agent; and

         WHEREAS, the parties hereto desire to enter into this Agreement in order to set forth the purpose and terms of such escrow;

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, the parties hereto hereby agree as follows:

         1. Appointment of Escrow Agent. ITI and each of the Sellers each hereby irrevocably appoints the Escrow Agent, as escrow agent, to receive, hold, administer and deliver the Escrow Shares held in escrow hereunder and any dividends or other distributions that are paid or made with respect to any of the Escrow Shares in accordance with this Escrow Agreement and the Escrow Agent hereby accepts such appointment, all subject to the terms and conditions set forth herein.

         2. Deposit of Escrow Shares. (a) The Sellers herewith deposit the Escrow Shares, together with stock powers executed in blank with the Escrow Agent, such shares being registered in the names of the Sellers.

         (b) The Escrow Agent agrees to hold and deliver the Escrow Shares and any dividends or other distributions that are paid or made with respect to any of the shares held in escrow hereunder in accordance with this Escrow Agreement.

         3. Rights of a Stockholder; Voting of Escrow Shares. The Sellers shall have all the rights and privileges of a stockholder and owner of the Escrow Shares including, (i) the right to vote the Escrow Shares and (ii) the right to receive all dividends or other distributions paid or made with respect to the Escrow Shares.

         4. No Assignment, Etc. The respective interests of the Sellers in the Escrow Shares shall not be assignable or transferable, other than by operation of law, and the Sellers shall not pledge, grant a lien or other security interest, grant an option or otherwise encumber or transfer their respective interests in the Escrow Shares; provided however that ITI acknowledges that Harvey Wrubel may be entitled to a portion of any Escrow Shares upon their release from Escrow.

         5. Rights to Escrow Shares. The rights of the Sellers and ITI to receive the Escrow Shares held in escrow hereunder and any dividends or other distributions that are paid or made with respect to any of the Escrow Shares shall be as set forth in Section 2.11 of the Merger Agreement.

         6. Release of Escrow Shares. (a) The Escrow Agent shall hold the Escrow Shares, until it delivers or deposits the Escrow Shares in accordance with one or more of the following clauses:

                  (i) if the Escrow Agent receives instructions in the form of Exhibit A hereto as to the disposition of some or all of the Escrow Shares, which instructions are signed by the Sellers and at least five members of the Board of Directors of ITI other than the Sellers, the Escrow Agent shall deliver the Escrow Shares in accordance with such instructions;

                  (ii) If the Escrow Agent receives a signed order of a court of competent jurisdiction directing delivery of some or all of the Escrow Shares, the Escrow Agent shall deliver the Escrow Shares in accordance with such order; and

                  (iii) the Escrow Agent may deposit the Escrow Shares with the clerk of any court of competent jurisdiction upon commencement of an action in the nature of interpleader or in the course of any court proceedings.

         (b) The Escrow Agent shall pay or deliver, as the case may be, to the Sellers any dividends or other distributions that are paid or made with respect to any of the Escrow Shares held in escrow hereunder.

         7. Provisions Relating to the Escrow Agent. The Escrow Agent has been induced to accept its duties under this Escrow Agreement by the following terms and conditions:

         (a) The Escrow Agent shall not be liable for any action taken by it which it believes to be authorized or within the rights and powers conferred upon it by this Escrow Agreement and shall have full and complete authorization and protection for any such action taken or suffered by it. The Escrow Agent may seek the advice of legal counsel selected by it in the event of any dispute or question as to the construction of any provision of this Escrow Agreement or its duties and obligations hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in accordance with the opinion of such counsel. The Escrow Agent shall not be liable for any error in judgment, or for any action taken, omitted or suffered by it in good faith or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith except its own gross negligence or willful misconduct and only to the extent that such gross negligence or willful misconduct is finally judicially determined as such.

Except with respect to claims against the Escrow Agent based upon such gross negligence or willful misconduct that are asserted against the Escrow Agent and that are finally judicially determined as such, ITI and each Seller jointly and severally shall indemnify and hold the Escrow Agent (and any successor escrow agent) harmless from and against any and all claims, liabilities, judgments, obligations, losses, damages, costs and expenses, including reasonable attorneys' fees, expenses and disbursements, based upon, arising out of or in any way related to this Escrow Agreement. The foregoing indemnities in this paragraph shall survive the resignation of the Escrow Agent or the termination of this Escrow Agreement.

         (b) In the event of any disagreement among the parties to this Escrow Agreement, or among them or any of them and any other person, resulting in adverse claims or demands being made in connection with the Escrow Shares, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it (but nothing herein shall obligate the Escrow Agent so to do) until (i) the Escrow Agent shall have received an order of a court of competent jurisdiction directing delivery of the Escrow Shares or (ii) all differences shall have been adjusted and all doubt resolved by written agreement executed by the parties to such disagreement. The Escrow Agent shall be entitled to assume that no such disagreement has arisen unless it has received a written notice that such disagreement has arisen which refers specifically to this Escrow Agreement and identifies by name and address the adverse claimants in the disagreement. If a disagreement of the type referred to in this paragraph arises, the Escrow Agent may, at its option (but nothing herein shall obligate the Escrow Agent so to do) commence interpleader or similar actions or proceedings for determination of the disagreement.

         (c) The Escrow Agent shall be entitled to rely upon any judgement, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

         (d) The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Escrow Agreement. The Escrow Agent shall not be bound by the provisions of any other agreement whether or not the Escrow Agent has knowledge thereof.

         (e) ITI and each Seller expressly agree that the Escrow Agent shall not be precluded from or restricted in any manner whatsoever from representing ITI or otherwise acting as attorneys for ITI in any matter, including without limitation any court proceeding or other matter related to the Merger Agreement or this Escrow Agreement, whether or not there is a dispute between ITI and the Sellers with respect thereto and the Sellers acknowledges that the Escrow Agent has represented and presently represents ITI.

         (f) The Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of any party hereto other than the Escrow Agent, or of anyone else, to deliver documents to the Escrow Agent or otherwise to honor any of the provisions of this Escrow Agreement.

         (g) The Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security, document or instrument held by or delivered to it.

         8. Successor Escrow Agent. The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrow Shares to any successor escrow agent mutually designated by ITI and the Sellers in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement.

         9. Notices. Any notice, objections or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly delivered if delivered personally (against receipt) or five days after being mailed by certified mail, return receipt requested, to Seller, ITI and the Escrow Agent at their addresses indicated below or such other addresses as a party may designate in the manner provided herein for the giving of notices. Copies of all communications shall be delivered personally or sent by certified mail, return receipt requested as follows:

         If to any Seller:

         c/o Empire Resources, Inc.
         One Parker Plaza
         Fort Lee, NJ  07024

         with a copy to:

         Proskauer Rose LLP
         1585 Broadway
         New York, NY 10036
         Attn:  Peter G. Samuels

         if to ITI, to:

         c/o Madison Partners
         444 Madison Avenue, 38th Floor
         New York, New York  10022
         Attn:  William Spier

         with a copy to:

         Ehrenreich Eilenberg Krause & Zivian LLP

         11 East 44th Street
         New York, NY  10017
         Attn: Jospeh Ehrenreich

         If to Escrow Agent:

         10. Miscellaneous. (a) Any provisions of this Escrow Agreement which may be determined by an court of competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. It is expressly understood, however, that the parties hereto intend each and every provision of this Escrow Agreement to be valid and enforceable and hereby knowingly waive all rights to object to any provision of this Escrow Agreement.

         (b) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns, and shall not be enforceable by or inure to the benefit of any third party. Subject to Section 8 hereof, no party may assign its rights or delegate its obligations under this Escrow Agreement without the written consent of the other parties.

         (c) This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of New York (without giving effect to the choice of law provisions thereof).

         (d) The parties hereby irrevocably submit to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Escrow Agreement, and the parties hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in a New York State or Federal court. The parties hereby consent to and grant to any such court jurisdiction over the persons of the parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other paper in connection with any such action or proceeding in the manner provided in Section 10 hereof, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         (e) This Escrow Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof. The Escrow Agreement may only be modified or terminated by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in writing signed by the party to be charged.

         (f) The Escrow Agent shall serve hereunder without fee.

         (g) This Escrow Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Escrow Agreement taken together shall constitute but one and the same instrument.

         (h) The Sections headings used herein are for convenience of reference only and shall not define or limit the provisions of this Escrow Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Escrow Agreement on the date first above written.



                                                 -----------------------------
                                                 Nathan Kahn



                                                 -----------------------------
                                                 Sandra Kahn

                                                 INTEGRATED TECHNOLOGY USA, INC.


                                                 By:
                                                    --------------------------
                                                    Name:
                                                    Title:

                                                 -----------------------------
                                                 as escrow agent

                                                                      Exhibit A

         Reference is made to the ESCROW AGREEMENT dated as of [        ],
1999,  among Nathan Kahn, Sandra Kahn, Integrated Technology USA, Inc., a
Delaware corporation ("ITI"), and [           ], as escrow agent (the "Escrow
Agent"). Capitalized terms used herein have the meanings given in the Escrow Agreement.

         The undersigned, being the Sellers, hereby instruct you to deliver the
Escrow Shares as follows: [           ]. We hereby certify that this
disposition of the Escrow Shares is in accordance with Section 2.11 of the Merger Agreement.

------------------------

------------------------

         Each of the undersigned is a director of ITI. We concur in the foregoing instructions and certify that (i) this disposition of the Escrow Shares is in accordance with Section 2.11 of the Merger Agreement and (ii) each member of the board of directors of ITI has received a copy of these instructions and at least 15 days have elapsed since each such member received such copy.

---------------------------------------

---------------------------------------

---------------------------------------



---------------------------------------

---------------------------------------

Date:

                                    ANNEX F

                         OPINION OF SEIDMAN & CO., INC.

SEIDMAN & CO., INC.

509 Madison Avenue, Suite 410                   101 North Main Street, Suite 430
New York, NY 10022                                           Ann Arbor, MI 48104

Telephone  (212) 843-1480                              Telephone  (734) 996-1739
Facsimile: (212) 843-1484                              Facsimile  (734) 996-1738


                                                              February 22, 1999

The Board of Directors
Integrated Technology (USA), Inc.
444 Madison Avenue, 38th Floor
New York, NY 10022

Dear Lady and Gentlemen:

         You have requested the opinion of Seidman & Co., Inc. ("Seidman") as to the fairness, from a financial point of view, to the shareholders of Integrated Technology (USA), Inc. ("Integrated"), of the merger (the "Transaction") between Integrated and Empire Resources, Inc. and its affiliates ("Empire"), a company owned by two shareholders, Mr. Nathan Kahn and Mrs. Sandra Kahn ("Mr. and Mrs. Kahn").

         It is understood that, as defined in the Agreement and Plan of Merger and Term Sheet for the Transaction, the purchase price (as defined herein for purposes of this analysis) Integrated is paying to Mr. and Mrs. Kahn in consideration for the merger with Empire approximates $8.3 million, comprised of 5,560,250 shares of Integrated stock, which translates into an adjusted pro forma ownership interest approximating 47.5% of the shares to be outstanding, quoted at $1.50 per share. The Integrated shares are adjusted to include shares underlying certain warrants, exercisable at $0.60 per share, and certain options that provide for exercise prices ranging from $0.01 per share to $2.00 per share.

         In addition, Mr. and Mrs. Kahn may receive additional shares of Integrated stock after two years. The awarding of these shares is contingent on Empire's average net income performance for two years, and potentially would total up to an additional 3,824,511 shares, for a total potential pro forma ownership of Integrated by Mr. and Mrs. Kahn approximating 58.0%.

         In reaching our fairness opinion, we have examined and considered all available information and data which we deemed relevant to determining the fairness of the subject Transaction from a financial point of view, including:

1. The "Agreement and Plan of Merger," dated February 22, 1999, and "Term Sheet," dated February 15, 1999, by and among Integrated Technology (USA), Inc., Empire Resources, Inc. and Mr. and Mrs. Kahn;

2.  Integrated's 10-Q dated September 30, 1998 and 10-K dated December 31, 1997;

3. The "Draft Due Diligence Report of Empire Resources," dated November 30, 1998 and provided by PricewaterhouseCoopers LLP;

                               INVESTMENT BANKING
                                Established 1970

4. Historic and current operating data for Empire and Integrated, actual, and pro forma for the Transaction, focusing on analysis of sales, operating costs and other charges against revenues, operating cash flow and operating cash flow margins (that is, operating cash flow as percent of revenues), operating income and operating income margins, pre-tax income and pre-tax income margins;

5. Historic and current balance sheets for Empire and Integrated, actual, and pro forma for the Transaction, focusing on analysis of assets and capital structure and on indices of liquidity, activity and coverage, including current and long-term debt to equity ratios;

6. Comparative statistical analysis of the operating performance and balance sheets of selective companies comparable to Empire which have publicly traded common stock, and, from this data, deriving financial and capitalization ratios typical of metal importers;

7. The pro forma effect of the Transaction on Integrated's earnings per share and book value per share;

8. Conditions in, and the outlook for, the metals industry in the United States at the approximate time of the Transaction;

9. Conditions in, and the outlook for, the United States economy, interest rates and financial markets; and

10. Other studies, analyses, and investigations as we deemed appropriate.

         In rendering our fairness opinion, we have taken into account the fact that (in addition to the consideration paid to Mr. and Mrs. Kahn in the proposed Transaction), Empire has issued to Mr. and Mrs. Kahn Promissory Notes dated February 19, 1999 in an aggregate principal amount approximating $10.9 million, secured by inventory and receivables on the Empire balance sheet, and payable June 30, 1999 (the "Notes"). Integrated will pay into Empire approximately $10.0 million in cash upon consummation of the merger to provide for working capital of the on-going business.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth herein without considering the analysis as a whole could create an incomplete view of the processes underlying Seidman & Co., Inc.'s fairness opinion. This letter was prepared solely for the purpose of providing an outline of the opinion as to the fairness of the subject Transaction, and does not purport to be an appraisal or necessarily reflect the prices at which businesses or securities may actually be sold. This letter only has application as it is employed with reference to Seidman's full written analysis and supporting research and tables.

         During the course of Seidman's investigation, interviews were conducted with persons who, in the judgment of Seidman, were capable of providing information necessary to complete the assignment, including members of management. Seidman assumed that the information and accounting supplied by management, PricewaterhouseCoopers, L.L.P., and others are accurate, and reflect good faith efforts to describe the current and prospective status of both Empire and Integrated from an operational and financial point of view. Seidman relied, without independent verification, upon the accuracy of the information provided by these sources.

         In determining fairness of a transaction from a financial point of view, one test provides an analysis of the fairness of the price paid for Empire based on the ratios at which a universe of comparable companies sell. Thus, a fair market valuation of Empire is provided, based on the generally accepted and recommended procedures for valuing an on-going operating business, the "market comparable" approach. The market comparable method of valuation relates to a subject company's operating and balance sheet financial data capitalizing multiples based on ratios derived from a universe of publicly-traded comparable companies. This derived valuation then is compared with the total consideration to be paid Mr. and Mrs. Kahn under the terms of the Transaction.

         Another measure of whether the proposed Transaction is fair from the perspective of Integrated's existing shareholders is whether and the extent to which Integrated shareholders experience reductions or increases in earnings and book values per share from the levels prior to the Transaction. Thus, Seidman examined and analyzed Integrated's pre- and post-transaction earnings and book value per share.

         A third fairness test provides an analysis of the capitalization factors at which conditional additional shares would be issued, and the pro forma effects on earnings per share. The incremental valuation analysis derives the price/earnings multiples that would be paid with additional shares of Integrated at various levels of incremental two year average net income, excluding extraordinary costs relating to the Transaction. In turn, in the pro forma projected earnings per share analysis, earnings per share at each level of increased earnings and shares to be distributed are calculated.

         Based on these analyses and consideration of the foregoing, it is Seidman's considered professional judgment that the consideration being paid to Mr. and Mrs. Kahn in the proposed Transaction is fair to the existing shareholders of Integrated from a financial point of view.

                                             Sincerely yours,

                                             /s/ Seidman & Co., Inc.
                                             -----------------------------------
                                             Seidman & Co., Inc.

                                                                         ANNEX G


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 10-KSB

(Mark One)

/x/ Annual report under Section 13 or 15(d) of the Securities Exchange Act of 1934
         For the fiscal year ended December 31, 1998

/ /      Transition report under Section 13 or 15(d) of the Exchange
         Act
         For the transition period from ---- to ----

Commission file number 001-12127

                         INTEGRATED TECHNOLOGY USA, INC.
                 (Name of Small Business Issuer in Its Charter)

            Delaware                                         22-3136782
(State or Other Jurisdiction of                           (I.R.S. Employer
 Incorporation or Organization)                          Identification No.)

         c/o Madison Partners
    444 Madison Avenue, 38th Floor                              10022
            New York, NY
(Address of Principal Executive Offices)                      (Zip code)


                                  212-759-3287
                (Issuer's Telephone Number, Including Area Code)

Securities registered under Section 12(b) of the Exchange Act:

Title of Each Class                              Name of Each Exchange on Which
                                                 Registered

Common Stock,                                    American Stock Exchange
  par value $0.01 per share

Redeemable Common                                American Stock Exchange
  Stock Purchase Warrants

Securities registered under Section 12(g) of the Exchange Act:  None

         Check whether the issuer: (1) filed all reports required to be filed by
Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes /x/       No  / /

         Check if there is no disclosure of delinquent filers in response to
Item 405 of Regulation S-B contained in this form and, no disclosure will be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. / /

         The registrant had no revenues (other than interest income of approximately $547,000)for its most recent fiscal year.

         As of March 22, 1999, the aggregate market value of the voting stock of the registrant held by non-affiliates was approximately $6.8 million. Such market value was calculated based upon the closing price of the stock on the American Stock Exchange as of such date.

         As of March 22, 1999, there were 6,139,401 shares of the registrant's common stock outstanding.

         Transitional Small Business Disclosure Format (check one):
Yes / /       No  /X/

                            FORM 10-KSB REPORT INDEX

10-KSB Part and Item No.                                                Page No.
------------------------                                                --------

Part I

     Item 1     Description of Business..................................  1

     Item 2     Description of Property..................................  2

     Item 3     Legal Proceedings........................................  2

     Item 4     Submission of Matters to a Vote of Security
                Holders..................................................  2

Part II

     Item 5     Market For Common Equity and Related
                Stockholder Matters......................................  2

     Item 6     Management's Discussion and Analysis or
                Plan of Operation........................................  4

     Item 7     Financial Statements.....................................  4

     Item 8     Changes in and Disagreements with
                Accountants on Accounting and Financial

                Disclosure...............................................  5

Part III

     Item 9     Directors, Executive Officers, Promoters and
                Control  Persons; Compliance with Section
                16(a) of the Exchange Act................................  5

     Item 10    Executive Compensation...................................  8

     Item 11    Security Ownership of Certain Beneficial
                Owners and Management....................................  9

     Item 12    Certain Relationships and Related
                Transactions.............................................  11

     Item 13    Exhibits, List and Reports on Form 8-K...................  11

         Unless otherwise indicated, the terms the "Company" and "Integrated Technology " refer collectively to Integrated Technology USA, Inc., and its subsidiaries.

Item 1.       Description of Business

History of Discontinued Operations

         Integrated Technology USA, Inc. was incorporated in August 1990 and completed an initial public offering ("IPO") in October 1996. The net proceeds to the Company from the IPO, after deducting offering expenses, were approximately $15.5 million.

         The Company's revenues through September 30, 1997 were principally derived from the sale of two products developed by the Company: (i) a PC keyboard which (together with a headset) could also function as a telephone, and
(ii) an enhanced version of this keyboard/telephone product which included special features that were intended to expand the potential benefits of "Internet Telephony". The Company commenced sales of the first product in early 1995 and commenced sales of the second product in September 1996. However, despite the Company's marketing efforts, the Company made only limited sales of its products and was unable to achieve profitability.

         In view of the Company's inability to achieve profitability, the Company at the end of 1997 discontinued its operations relating to the products described above. Since that time, the Company's only activity has been seeking a business combination opportunity that would enable the Company to redeploy the remaining cash from the IPO into a new operating business. As of March 1, 1999, the Company had approximately $10.1 million of cash.

Pending Merger

         On February 22, 1999, Integrated Technology announced that it had agreed to merge with Empire Resources Inc. ("Empire"), a distributor of value added, semi-finished aluminum products. Upon completion of this merger (the "Merger"), the merged company will change its name to "Empire Resources, Inc." and will continue the business of Empire. Empire had net sales of $101 million and pre-tax earnings of $2.485 million for the fiscal year ended December 31, 1998.

         Under the terms of the agreement relating to the Merger (the "Merger Agreement"), Empire will be merged with and into Integrated Technology and Integrated Technology will issue to the stockholders of Empire 9,384,761 shares of Integrated Technology common stock, of which 3,824,511 shares will be placed in escrow. Some or all of the escrowed shares may be released to the stockholders of Empire based upon a two-year earn-out formula specified in the Merger Agreement. Any escrowed shares not released to the stockholders of Empire will be returned to the treasury of the merged company or retired. The shares to be issued to the stockholders of Empire will represent approximately 47.5% of the outstanding common stock after the Merger, assuming none of the escrowed shares are released to the stockholders of Empire, and approximately 60.5%, assuming all of the escrowed shares are released. Such percentages would be reduced to approximately 45% and 58%, respectively, assuming exercise of certain outstanding options and warrants that have been issued by Integrated Technology and provide for an exercise price of $2.00 per share or less.

         Following the Merger, Nathan and Sandra Kahn, the current Chief Executive Officer and Chief Financial Officer, respectively, of Empire, will continue in these positions with the merged company. They will also join a nine-member board, together with three additional directors to be designated by them and four current directors of the Company. The four current directors that are expected to continue as directors following the Merger are Barry W. Blank, Barry L. Eisenberg, Morris J. Smith and William Spier.

         Completion of the Merger is subject to certain conditions, including approval by the stockholders of the Company. Although the Company anticipates that the Merger will be completed during the third quarter of 1999, there can be no assurance of this.

         A copy of the Merger Agreement has been filed as an Exhibit to this Report. The information included herein concerning the Merger is qualified in its entirety by reference to the full text of the Merger Agreement.

Employees

         The Company has no employees. The Company's officers devote such time to the Company's affairs as they deem appropriate.

ITEM 2.       DESCRIPTION OF PROPERTY.

         The Company does not own or lease any physical properties. The business of the Company is currently being conducted at office space which the Company's Acting Chief Executive Officer is currently making available without charge.

ITEM 3.     LEGAL PROCEEDINGS.

         The Company is not a party to any pending legal proceeding.

ITEM 4.     SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

         None.

                                     Part II

ITEM 5.       Market For Common Equity And Related Stockholder Matters.

Market for Common Stock

         The Common Stock of the Company (the "Common Stock") commenced trading on the American Stock Exchange ("AMEX") on October 1, 1996, under the symbol ITH. However, the Company has been informed by AMEX that the Company has fallen below AMEX's continued listing guidelines. As a result, there can be no assurance that the Common Stock will continue to be listed on the AMEX.

          The table below sets forth for the periods indicated the high and low sales prices for the Common Stock as reported on the AMEX.

                                                Price Range
                                                -----------
                                             High           Low
                                             ----           ---
1997

First Quarter.............................  2 5/8           1 1/8

Fourth Quarter............................  1 7/8           7/8

Fourth Quarter............................  1 15/16         1 1/4

Fourth Quarter............................  2 1/16          1 1/4

1998

First Quarter.............................  1 13/16         1 1/8

Second Quarter............................  1 11/16         1 3/16

Third Quarter.............................  1 5/8           1 1/8

Fourth Quarter............................  1 3/4           1 3/16


         On March 22, 1999, the closing price of the Common Stock on AMEX was $1 1/2. As of March 22, 1999, there were 62 holders of record of the Common Stock.

Dividends

         The Company has not paid any dividends on its Common Stock.

Recent Sale of Unregistered Securities

         In 1998, the Company issued 8,334 shares of Common Stock pursuant to certain warrants that were issued by the Company prior to its IPO. These shares were issued at a price of $0.60 per share. The issuances by the Company of such shares of Common Stock were not registered under the Securities Act of 1933, pursuant to the exemption contemplated in Section 4(2) thereof for transactions not involving a public offering.

Certain Information Concerning the Company's Initial Public Offering

         At December 31, 1998, approximately $10.1 million of the net proceeds of the Company's IPO had not been used and was invested in short-term, investment-grade securities.

ITEM 6.       Management's Discussion and Analysis or Plan of Operation.

Discontinued Operations

         As described under Item 1, the Company discontinued its operations at the end of 1997 because it was unable to achieve profitability. Since that time, the Company's only activity has been seeking a business combination opportunity that would enable the Company to redeploy its remaining cash into a new operating business. The Company's loss from the discontinued operations was $30,336 in 1998 and $4,054,557 million in 1997. The loss in 1997 included approximately $888,000 of costs associated with the discontinuance of the Company's operations.

Current Activities

         The Company's principal asset at present is its cash, which amounted to approximately $10.1 million as of March 1, 1999. This cash represents the remaining net proceeds from the Company's IPO. The Company's cash is currently invested in short-term, investment-grade securities. The Company's income from continuing operations was $58,377 in 1998. This income represents the Company's interest income of $546,920 less general and administrative expense of $488,543. The Company's general and administrative expenses in 1998 consisted primarily of
(i) costs associated with being a public company (including legal and accounting fees and directors' and officer's insurance) and (ii) cost associated with searching for a business combination opportunity.

         As described under Item 1, the Company has entered into a Merger Agreement. The Company's only activity at present is seeking to complete the Merger with Empire contemplated by the Merger Agreement. Until the Company completes the Merger, the Company expects that its principal cash requirement will be to pay (i) costs associated with being a public company and (ii) costs associated with consummating the Merger. Empire's obligation to complete the Merger is conditioned on, among other things, Integrated Technology having a minimum of $9.8 million of cash and cash equivalents as of the effective time of the Merger. The Company expects that it will be able to satisfy this condition, although there can be no assurance of this. The Company expects that, following completion of the Merger, its cash will be used to repay indebtedness of Empire that will be assumed in connection with the Merger.

ITEM 7.       Financial Statements.

         Furnished at end of report commencing on page F-1.

ITEM 8. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

         None.

                                    Part III

Item 9. Directors, Executive Officers, Promoters and Control Persons; Compliance With Section 16(a) of the Exchange Act

Executive Officers and Directors

         The executive officers and directors of the Company are as follows:


             Name                       Age                        Positions
---------------------------------     -------       ----------------------------------------
Executive Officers and Directors

William Spier                           64          Acting Chief Executive Officer and
                                                    Director

Barry L. Eisenberg                      52          Secretary; Treasurer and Director

Simon M. Kahn                           42          Chief Financial  Officer and Director

Bernard S. Appel                        67          Director

Barry W. Blank                          58          Director

Alan P. Haber                           43          Director

Nicole R. Kubin                         45          Director

Morton L. Landowne                      51          Director

Morris J. Smith                         41          Director

Michael Yudin                           52          Director


         William Spier became a director of the Company in October 1996 and became Acting Chief Executive Officer in November 1997. Mr. Spier has been a private investor since 1982 and, since 1989, has been the Chairman and President of Sutton Holding Corp., a private investment company. He also served as Chairman of DeSoto, Inc., a manufacturer and distributor of cleaning products, from May 1991 through September 1996, and as Chief Executive Officer of DeSoto, Inc., from May 1991 to January 1994 and from September 1995 through September 1996. From 1980 to 1981, Mr.

Spier was Vice Chairman of Phibro-Salomon Inc. Mr. Spier also serves as a Director of Keystone Consolidated Industries, Inc., Geotek Communications, Inc., and The Trident Rowan Group, Inc.

         Barry L. Eisenberg has been a Director of the Company since 1990 and Secretary and Treasurer of the Company since 1993. Since 1995, Mr. Eisenberg has been an active investor and director of private companies in Israel. Prior thereto, Mr. Eisenberg was, for a period of more than five years, a partner in the Roseland, New Jersey law firm of Lasser, Hochman, Marcus, Guryan & Kuskin.

         Simon M. Kahn became a director of the Company in October 1996 and has served as Chief Financial Officer since March 1996. Following the discontinuance of the Company's operations at the end of 1997 (as described under Item 1), Mr. Kahn has worked for the Company on an as-needed basis and, since July 1998, has been employed in the intellectual property department of Tadiran Telecommunications Ltd. and its successor, E.C.I. Telecom, Ltd. Mr. Kahn served as Executive Vice President of the Company from March 1996 through the end of 1997 and as Director of Research and Development of the Company from 1993 through the end of 1997. From 1982 to 1992, Mr. Kahn was Chief Financial Officer of Empire Steel Trading Co., Inc., a metals trading company. Prior thereto, Mr. Kahn was an engineer at Loral Electronic Systems. Mr. Kahn holds a M.S. degree from the Columbia University School of Engineering and an M.B.A. degree in corporate finance from the Columbia University School of Business.

         Bernard S. Appel has been a director of the Company since 1993. Since 1993, Mr. Appel has been President of Appel Associates, a marketing consulting firm. Prior thereto, for a period of more than five years, Mr. Appel held a series of positions at Tandy Corporation and its Radio Shack division, including Senior Vice President of Tandy Corporation and President and Chairman of Radio Shack. Mr. Appel also serves as a director of Curtis Mathes Holding Corporation.

         Barry W. Blank became a director of the Company in December 1997. Mr. Blank is a stockbroker and has been a member of the New York Stock Exchange since 1981 and a member of the American Stock Exchange since 1978. Since October 1998, he has served as branch manager of the Phoenix office of Dirks & Co. Prior thereto, he managed a branch office of Coleman & Co. Securities (1995 to1997) and a branch office of RAS Securities (1994 to 1995). Mr. Blank is also a director of Action Industries, Inc. and Alfin, Inc.

         Alan P. Haber, has been a director of the Company since its inception in 1990 and served as Chairman of the Board, President and Chief Executive Officer of the Company from 1990 until November 1997. From 1989 to 1990, Mr. Haber was Chief Executive Officer of an Israeli subsidiary of Intafile International Incorporated, a computer research and development company. Prior to 1989, Mr. Haber founded and served as President of an import/export company dealing in stationery and entertainment products (1985-1989) and as President of a company that operated a chain of restaurants in New York and New Jersey (1979-1985).

         Nicole R. Kubin became a director of the Company in October 1996. Ms. Kubin is President of Cornerstone Capital Advisors, a corporate advisory firm and, since 1993, Ms. Kubin has been an active investor and a consultant to public and private companies. For more than two years prior to 1993, Ms. Kubin was a marketing consultant to various Fortune 500 companies. Ms. Kubin was formerly Vice President, International Sales for Salomon Brothers, Inc.

         Morton L. Landowne became a director of the Company in October 1996. Since 1984, Mr. Landowne has been Director of Sales and Marketing of Plaza Packaging Corp., a manufacturer of set-up boxes for the cosmetics industry.

         Morris J. Smith has been a director of the Company since January 1994. Since 1993, Mr. Smith has been a private investor and investment consultant. Prior thereto, Mr. Smith was employed for a period of more than five years by Fidelity Investments as a portfolio manager.

         Michael Yudin became a director of the Company in December 1997. Mr. Yudin has been a private investor since 1985 and has served as a Managing Director of Madison Partners, LLC, a private investment partnership, since 1996, and as a principal of Coatings Group, Inc., a private investment company, since 1989.

         All directors hold office until the next annual meeting of stockholders or until their successors are elected and qualify. Executive officers hold office until their successors are chosen and qualify, subject to earlier removal by the Board of Directors.

         In connection with the Company's IPO, the Company agreed that for a period of three years after October 1, 1996, it would use its best efforts to cause an individual designated by National Securities Corporation, which acted as the representative of the underwriters for the IPO, to be elected to the Company's Board of Directors. Ms. Kubin is currently the individual that has been designated by National Securities Corporation to be elected to the Company's Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file.

         Based solely upon review of the copies of such reports furnished to the Company and written representations from certain of the Company's executive officers and directors that no other such reports were required, the Company believes that during the period from January 1, 1998 through December 31, 1998 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with on a timely basis (except that Mr. Eisenberg filed a Form 4 (Statement of Changes of Beneficial Ownership) late).

Item 10.      Executive Compensation

Executive Compensation

         The following table sets forth for the periods indicated information concerning the compensation earned by the Company's Acting Chief Executive Officer. No executive officer of the Company received total compensation in excess of $100,000 in 1998.

                           Summary Compensation Table

                                                                                Long Term
                                                                               Compensation
                                              Annual Compensation                 Awards
                                        -------------------------------        ------------              All
                                                           Other Annual         Securities              Other
                                                           Compensation         Underlying          Compensation
Name and Principal Position             Year   Salary($)       ($)              Options (#)             ($)
------------------------------------    ----   ---------   ------------        ------------         ------------
William Spier.......................    1998      --           --                    --                 4,000(2)
     Acting Chief Executive Officer
     (from November 5, 1997)(1)
                                        1997      --           --                 130,000               6,000(2)

                                        1996      --           --                  15,000                 500(2)

-----------------------------

(1) Mr. Spier was appointed Acting Chief Executive Officer on November 5, 1997. Prior to being appointed Acting Chief Executive Officer, Mr. Spier was a director of the Company, but was not an employee or officer of the Company.

(2)      Represents directors' fees.

             In 1998, no options were granted to or exercised by the officer named in the Summary Compensation table above.

         The following table provides certain information concerning the options held by the officer named in the Summary Compensation table above as of December 31, 1998.

                             Options at End of 1998

                                         Number of Securities Underlying           Value of Unexercised In-the-
                                         Unexercised Options at Year End            Money Options at Year End
                                         -------------------------------           -----------------------------
                                           Exercisable    Unexercisable              Exercisable   Unexercisable
                                         --------------  ---------------           --------------  -------------
William Spier........................         17,500         127,500                     $625          $9,374


Compensation of Directors

         Each director who is not an employee of the Company (including any officer that is serving as such without being paid a salary) is paid $500 for attendance (in person or by telephone) at meetings of the Board, and all directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at Board meetings. In addition, the Company in 1998 granted options to directors as described below:

                             Number of
Name                         Shares Underlying Option   Exercise Price Per Share
----                         ------------------------   ------------------------

Barry Blank.................       16,000                       $1.6563
Simon Kahn..................       20,000                       $1.5625
Michael Yudin ..............       16,000                      $1.6563

         The Company terminated Mr. Eisenberg's consulting arrangement with the Company effective December 31, 1997. In connection therewith, the Company in 1998 paid Mr. Eisenberg $31,945 as severance.

Item 11.  Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth certain information with respect to beneficial ownership (as defined in Item 403 of Regulation S-B under the Securities Act of 1933) of the Company's Common Stock as of March 10, 1999 by
(i) each director of the Company, (ii) each person named in the Summary Compensation Table under Item 10--"Executive Compensation," and (iii) all directors and executive officers of the Company as a group. Except as indicated in the table, the Company is not aware of any stockholder that is the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

                                                                   Percentage of
Name and Address of                    Number of Common Shares     Common Stock
Beneficial Owner(1)                     Benefically Owned(2)        Outstanding
-------------------                    -----------------------     -------------

Barry W. Blank......................          859,600(3)               12.8%
Alan P. Haber.......................        1,140,605(4)               17.8%
Barry L. Eisenberg..................          363,706(5)                5.9%
Simon M. Kahn.......................          137,095(6)                2.2%
Bernard S. Appel....................          141,600(7)                2.3%
Nicole R. Kubin.....................           54,167(8)                *
Morton L. Landowne..................           36,410(9)                *
Morris J. Smith.....................          48,667(10)                *
William Spier.......................          79,669(11)                1.3%
Michael B. Yudin....................         100,000(12)                1.6%
All executive officers and
directors as a group (10 persons)...       2,961,519(13)               39.6%

--------------

* Less than 1%

(1)     Where no address is indicated, the address is c/o the Company.

(2) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. (3) Consists of (i) 259,600 outstanding shares held by Mr. Blank and (ii) 600,000 shares underlying currently exercisable warrants held by Mr. Blank. Excludes any shares which may be owned by Mr. Blank's customers, in which he disclaims any beneficial or other interest and over which he has no voting or dispositive power.

(4) Consists of (i) 830,771 shares held by Mr. Haber, (ii) 276,444 shares underlying currently exercisable options held by Mr. Haber, (iii) 10,000 shares underlying currently exercisable warrants held by Mr. Haber and
        (iv) 23,390 shares held by Mr. Haber's wife. Mr. Haber disclaims any beneficial ownership of any stock owned by his wife.

(5)     Consists of (i) 700 currently outstanding shares held by Mr. Eisenberg,
        (ii) 76,667 shares underlying currently exercisable options held by Mr. Eisenberg, (iii) 1,000 shares underlying currently exercisable warrants held by Mr. Eisenberg, (iv) 500 shares owned by Mr. Eisenberg's wife and
        (v) 284,839 currently outstanding shares held by 241 Associates LLC, a limited liability company. Shafrira Wiener is the sole manager of 241 Associates LLC and as such has voting and investment power with respect to the shares held by 241 Associates LLC. Ms. Wiener is the daughter of Barry L. Eisenberg. A majority of the ownership interest of 241 Associates LLC is owned by Mr. Eisenberg and his wife and, as a result of such ownership interests, Mr. Eisenberg may influence the voting and disposition of the shares of Common Stock held by 241 Associates LLC. Mr. Eisenberg disclaims beneficial ownership of such shares and of the shares owned by his wife.

(6)     Consists of (i) 23,928 currently outstanding shares held by Mr. Kahn,
        (ii) 112,667 shares underlying currently exercisable options held by Mr. Kahn and (iii) 500 shares underlying currently exercisable warrants held by Mr. Kahn.

(7) Consists of shares underlying currently exercisable options held by Mr. Appel.

(8)     Consists of (i) 25,000 currently outstanding shares held by Ms. Kubin,
        (ii) 25,000 shares underlying currently exercisable options held by Ms. Kubin and (iii) 4,167 shares underlying currently exercisable warrants held by Ms. Kubin.

(9) Consists of (i) 11,410 currently outstanding shares held by Landowne & Co., a corporation controlled by Mr. Landowne and (ii) 25,000 shares underlying currently exercisable options held by Mr. Landowne.

(10)    Consists of (i) 7,000 currently outstanding shares held by Mr. Smith and
        (ii) 41,667 shares underlying currently exercisable options held by Mr. Smith. The Brook Road Nominee Trust, nominee for the Morris Smith Family Trust, is the owner of 163,653 outstanding shares of Common Stock. Esther Smith, the mother of Morris J. Smith, is the sole trustee of the Morris Smith Family Trust and as such has voting and investment power with respect to such shares. The Morris Smith Family Trust is a discretionary trust, the potential beneficiaries of which are Mr. Smith and members of his family. Mr. Smith disclaims any beneficial ownership of any and all shares owned by the Brook Road Nominee Trust.

(11) Consists of (i) 54,669 currently outstanding shares held by Mr. Spier and (ii) 25,000 shares underlying currently exercisable options held by Mr. Spier.

(12)    Consists of currently outstanding shares held by Mr. Yudin.

(13) Consists of 1,621,807 currently outstanding shares and 1,339,712 shares underlying currently exercisable options and warrants. Does not include 163,653 shares that Mr. Smith disclaims beneficial ownership of as described in footnote 10 above.

Item 12.      Certain Relationships and Related Transactions

         Certain relatives of Alan P. Haber were previously employed by the Company. Alan P. Haber is a director of the Company, beneficially owns more than 5% of the outstanding Common Stock of the Company, and served as Chairman and Chief Executive Officer until November 5, 1997. Set forth below is certain information concerning the compensation paid by the Company in 1997 to relatives of Mr. Haber. The Company no longer employs any relatives of Mr. Haber.

         1. Philip Haber, a brother-in-law of Alan Haber, was employed by the Company as warehouse manager and accounts receivable manager. Philip Haber received compensation of approximately $36,000 in 1997.

         2. Deena Haber, a sister-in-law of Alan Haber, served as assistant controller of the Company. Deena Haber received compensation of approximately $56,000 in 1997.

         3. Carol Haber, Alan Haber's wife, served as a graphic artist for the Company. Carol Haber received compensation of approximately $12,000 in 1997.

Item 13.      Exhibits, List and Reports on Form 8-K

         (a)  Exhibits

         2.1 Agreement and Plan of Merger among the Registrant, Empire Resources Inc., Empire Resource Pacific, Ltd., Nathan Kahn and Sandra Kahn, dated as of February 22, 1999

                  (incorporated by reference to Exhibit 2.1 to the Registrant's Report on Form 8-K dated March 9, 1999)

         3.1      Amended and Restated Certificate of Incorporation of the
                  Registrant*

         3.2      Amended and Restated By-Laws of the Registrant*

         3.3 Amendment No. 1 to Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Report on Form 10-KSB for the year ended December 31, 1996)

         3.4 Amendment No. 2 to Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Report on Form 8-K dated May 11, 1997)

         10.1 Form of the Subscription Agreement entered into by the Registrant with each person or entity that provided funds to the Company in connection with the bridge financing referred to in Note 4 of Notes to Condensed Consolidated Financial Statements included under Item 7 of this Report, having attached thereto the form of the notes and warrants issued in connection with such financing.*

         10.2     Registrant's 1996 Stock Option Plan*

         10.3 Form of Representative's Warrant Agreement dated as of October 1, 1996, between the Registrant and National Securities Corporation**

         10.4 Form of Warrant Agreement dated as of October 1, 1996, between the Registrant and American Stock Transfer & Trust Company**

         10.5 Form of Indemnification Agreement entered into by the Registrant with executive officers and directors (incorporated by reference to Exhibit 10.12 to the Registrant's Report on Form 10-KSB for the year ended December 31, 1996)

         10.6 Form of Indemnification Agreement between the Registrant and Edward Abramson (incorporated by reference to Exhibit 3.3 to the Registrant's Report on Form 10-KSB for the year ended December 31, 1996)

         10.7 Termination Agreement dated November 5, 1997 (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-QSB for the period ended September 30, 1997)

         10.8 Form of Rights Agreement, dated as of July 23, 1997, between the Registrant and American Stock Transfer & Trust Co., as Rights Agent, including all exhibits thereto

                  (incorporated by reference to Exhibit 4 to the Registrant's Report on Form 8-K dated July 23, 1997)

         10.9 Amendment to Rights Agreement, dated February 19, 1999, between the Registrant and American Stock Transfer & Trust Co., as Rights Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Report on Form 8-K dated March 9, 1999)

         21.1     List of subsidiaries of the Registrant*

         27.1     Financial Data Schedule***

--------------------------------------
* Incorporated by reference from the correspondingly numbered Exhibit in the Company's Registration statement on Form SB-2 (No. 333-9697)

**       Incorporated by reference from the correspondingly numbered Exhibit in the Company's Report on Form 10-QSB for the quarterly period ended September 30, 1996 (File No. 001-12127)

***       Filed herewith

         (b)  Reports on Form 8-K

         The Company did not file any Reports on Form 8-K during the quarter ended December 31, 1998.

                                   SIGNATURES

         In accordance with Section 13 or 15(d) of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Integrated Technology USA, Inc.

By:       /s/ William Spier
         --------------------------------
         William Spier
         Acting Chief Executive Officer
         March 23, 1999


/s/ William Spier
-----------------------------
William Spier
Acting Chief Executive Officer and Director (Principal Executive Officer) March 23, 1999


/s/ Simon Kahn
-----------------------------
Simon Kahn, Chief Financial Officer and Director (Principal Financial and Principal Accounting Officer)
March 23, 1999


/s/ Bernard S. Appel
-----------------------------
Bernard S. Appel, Director
March 23, 1999


/s/ Barry W. Blank
-----------------------------
Barry W. Blank, Director
March 23, 1999

 /s/ Barry L. Eisenberg
-----------------------------
Barry L. Eisenberg, Director
March  23, 1999


/s/ Alan P. Haber
-----------------------------
Alan P. Haber, Director
March  23, 1999


-----------------------------
Nicole R. Kubin, Director


/s/ Morton L. Landowne
-----------------------------
Morton L. Landowne,
Director
March 23, 1999


-----------------------------
Morris J. Smith, Director


/s/ Michael Yudin
-----------------------------
Michael Yudin, Director
March 23, 1999

INTEGRATED TECHNOLOGY USA, INC.

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 1997 and 1998

Index to Consolidated Financial Statements

                                                                            Page

Report of Independent Accountants                                            F-2

Consolidated Balance Sheet as of December 31, 1998                           F-3

Consolidated Statements of Operations for the years ended
  December 31, 1997 and 1998                                                 F-4

Consolidated Statement of Changes in Stockholders' Equity for the years
  ended December 31, 1997 and 1998                                           F-5

Consolidated Statements of Cash Flows for the years ended
  December 31, 1997 and 1998                                                 F-6

Notes to Consolidated Financial Statements                                   F-7

                        Report of Independent Accountants

To the Stockholders and Board of Directors of Integrated Technology USA, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Integrated Technology USA, Inc. and its subsidiaries (the "Company") at December 31, 1998, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the consolidated financial statements, the Company has discontinued all of its operations as of December 31, 1997. Management's intentions regarding such matters are also described in Note 1. The accompanying consolidated financial statements have been adjusted to reflect the discontinuation of operations.


PRICEWATERHOUSECOOPERS LLP
New York, New York
January 25, 1999, except as to Note 8 which is as of February 22, 1999

                         INTEGRATED TECHNOLOGY USA, INC.
                           CONSOLIDATED BALANCE SHEET

                                                                                December 31,
                                                                                   1998
                                                                                ------------
Current assets:
      Cash and cash equivalents                                                 $ 10,109,736
      Prepaid expenses and other current assets                                       82,790

            Total current assets                                                $ 10,192,526
                                                                                ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
      Accounts payable and other current liabilities                                 $29,714
      Accrued professional fees                                                      144,950
            Total current liabilities                                                174,664

Commitments and contingencies
Stockholders' equity:
      Preferred stock, $.01 par value, 5,000,000 shares authorized;
           none issued and outstanding
      Common stock, $.01 par value, 40,000,000 shares authorized;
           6,139,401 shares issued and outstanding                                    62,425
      Additional paid-in capital                                                  21,697,827
      Treasury stock, at cost, 107,048 shares                                       (217,500)
      Accumulated deficit                                                        (11,524,890)
                                                                                ------------
       Total stockholders' equity                                                 10,017,862
                                                                                ------------
            Total liabilities and stockholders' equity                          $ 10,192,526
                                                                                ============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                         INTEGRATED TECHNOLOGY USA, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 1997          1998
                                                             -----------    ----------
Interest income, net                                         $   622,333    $  546,920
                                                             -----------    ----------
Expenses - general and administrative                               --         488,543
                                                             -----------    ----------
Income from continuing operations                                622,333        58,377
Discontinued operations:
Loss from discontinued operations                             (3,166,236)      (30,336)
Loss on disposal of discontinued operations                     (888,321)         --
                                                             -----------    ----------
                Loss from discontinued operations             (4,054,557)      (30,336)
                                                             -----------    ----------
                                  Net (loss) income          $(3,432,224)      $28,041
                                                             ===========    ==========
Earnings per share from continuing operations - basic              $0.10         $0.01
Loss  per  share from discontinued operations                      (0.67)        (0.01)
                                                                  ------         -----
Net (loss) income per share - basic                               $(0.57)        $0.00
                                                                  ======         ====
Net (loss) income per share - diluted                             $(0.57)        $0.00
                                                                  ======         ====
Weighted average shares outstanding - basic                    6,041,181     6,115,361
Weighted average shares outstanding - diluted                  6,041,181     6,220,452


              The accompanying notes are an integral part of these
                       consolidated financial statements

                       INTEGRATED TECHNOLOGY USA, INC.
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                     Common    Amount   Additional      Common   Treasury    Accumulated   Cumulative         Total
                                      Stock                Paid-in    Stock to      Stock        Deficit  Translation  Stockholders'
                                     Shares                Capital   be Issued  Adjustment       Equity
                                   ---------   -------  -----------  ---------  ----------  ------------   ---------   ------------
Balance at January 1, 1997         6,005,179   $60,562  $21,678,032  $  15,051  $(165,000)  $ (8,120,707)  $ 173,726   $ 13,641,664
Issuance of previously
exercised Bridge Warrants
and stock options                     63,033       630       14,421    (15,051)      --             --          --             --

Exercise of options
and warrants                          40,458       405          457       --         --             --          --              862
Repurchase of shares                 (50,000)     --           --         --      (52,500)          --          --          (52,500)
Reversal of cumulative
translation adjustment                  --        --           --         --         --             --      (173,726)      (173,726)

Net loss for 1997                       --        --           --         --         --       (3,432,224)       --       (3,432,224)
                                   ---------   -------  -----------  ---------  ---------   ------------   ---------   ------------
Balance at December 31, 1997       6,058,670    61,597   21,692,910       --     (217,500)   (11,552,931)       --        9,984,076
Exercise of Bridge Warrants            8,334        83        4,917       --         --             --          --            5,000
Exercise of options                   72,397       745         --         --         --             --          --              745
Net income for 1998                     --        --           --         --         --           28,041        --           28,041
                                   ---------   -------  -----------  ---------  ---------   ------------   ---------   ------------
Balance at December 31, 1998       6,139,401   $62,425  $21,697,827  $    --    $(217,500)  $(11,524,890)  $    --     $ 10,017,862
                                   =========   =======  ===========  =========  =========   ============   =========   ============


             The accompanying notes are an integral part of these
                      consolidated financial statements

                                              INTEGRATED TECHNOLOGY USA, INC.
                                           CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    Year Ended December 31,
                                                                 ----------------------------
                                                                     1997             1998
                                                                 -----------      -----------
Cash flows from operating activities:
Net (loss) income                                                $(3,432,224)     $    28,041
Adjustments to reconcile net (loss) income to net cash
(used in) provided by operating activities:
Depreciation and amortization                                         64,323             --
Loss on sale of property and equipment                                84,176             --
Reversal of cumulative translation adjustment                       (173,726)            --
Changes in assets & liabilities:
   Assets of discontinued operations                                 361,769           79,904
   Prepaid expenses and other current assets                          10,749           78,110
   Accounts payable                                                 (321,586)         (58,583)
   Accrued expenses and other liabilities                           (129,301)        (125,431)
                                                                 -----------      -----------
          Net cash (used for) provided by operating activities    (3,535,820)           2,041
Cash flows used for investing activities:
Capital expenditures                                                 (89,708)            --
Proceeds from sales of property and equipment                         69,011             --
                                                                 -----------      -----------
          Net cash used for investing activities                     (20,697)            --
                                                                 -----------      -----------
Cash flows from financing activities:
Proceeds from exercise of options and warrants                           862            5,745
Purchase of treasury stock                                           (52,500)            --
                                                                 -----------      -----------
          Net cash provided by financing activities                  (51,638)           5,745
                                                                 -----------      -----------
Net (decrease) increase in cash and cash equivalents              (3,608,155)           7,786
Cash and cash equivalents, beginning of year                      13,710,105       10,101,950
                                                                 -----------      -----------
Cash and cash equivalents, end of year                           $10,101,950      $10,109,736
                                                                 ===========      ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.


                                      F-6


                         INTEGRATED TECHNOLOGY USA, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Organization and basis of presentation

Integrated Technology USA, Inc. (the "Company") was incorporated in 1990 to design, develop and market products for emerging computer related markets. On
November 6, 1997, the Company announced its decision to discontinue its existing operations in their entirety. As a result, the Company's principal asset is its remaining cash and it intends to focus on seeking merger and/or acquisition opportunities that will enable it to deploy its cash into a new operating business.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, I.T.I. Innovative Technology, Ltd.
("Innovative") and CompuPrint Ltd. ("CompuPrint"), both of which are incorporated in Israel and conducted business in Israel prior to the discontinuation of operations. All significant intercompany transactions and account balances have been eliminated in consolidation.

2. Summary of Significant Accounting Policies

Cash Equivalents
The Company considers all money market accounts and investments with original maturities of three months or less to be cash equivalents.

Fair Values of Financial Instruments
The carrying values of cash and cash equivalents, accounts payable and accrued expenses approximate their fair values due to the short-term maturities of these assets and liabilities.

Income Taxes
The Company follows the asset and liability approach for deferred income taxes.
This method provides that deferred tax assets and liabilities are recorded, using currently enacted tax rates, based upon the difference between the tax bases of assets and liabilities and their carrying amounts for financial statement purposes. Deferred tax asset valuation allowances are recorded where management does not believe that it is more likely than not that the related deferred tax assets will be realized.


                                      F-7


                         INTEGRATED TECHNOLOGY USA, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


Earnings per Share
In December 1997, the Company adopted Statement of Financial Accounting
Standards No. 128, Earnings per Share ("FAS 128"), which requires the presentation of basic earnings per share ("Basic EPS") and diluted earnings per share ("Diluted EPS") by all entities that have publicly traded common stock or potential common stock. Basic EPS is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period. The computation of Diluted EPS does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. The dilutive effect of the outstanding stock warrants and options was computed using the treasury stock method. The adoption of FAS 128 did not have a material impact of the net loss per share for the year ended December 31, 1997.

The computations of Basic EPS and Diluted EPS for the years ended December 31, 1997 and 1998 are as follows:

                                                   Year Ended December 31, 1997
                                      -----------------------------------------------------
                                      Income Available to      Weighted Average
                                      Common Stockholder      Shares Outstanding      EPS
                                      -------------------     ------------------     ------
Basic EPS                                     $(3,432,224)             6,041,181     $(0.57)
                                              ===========              =========     ======

                                                   Year Ended December 31, 1998
                                      -----------------------------------------------------
                                      Income Available to      Weighted Average
                                      Common Stockholder      Shares Outstanding      EPS

                                      -------------------     ------------------     ------
Basic EPS                                         $28,041              6,115,361     $ 0.00

Effect of dilutive stock options                     --                  105,091
                                                  -------              ---------     ------
Diluted EPS                                       $28,041              6,220,452     $ 0.00
                                                  =======              =========     ======

As of December 31, 1997, the Company had outstanding warrants and options to purchase an aggregate 5,013,069 shares of common stock, respectively, which were not included in the calculation of earnings per share for the year ended December 31, 1997, due to the anti-dilutive nature of these instruments.

Stock-Based Compensation
The Company continues to measure compensation cost using the methodology prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"). However, the Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation ("SFAS 123").

Accounting  Estimates

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Significant assumptions made by the company include the valuation of inventories and certain components of the loss on disposal of discontinued operations. Actual results could differ from these estimates.

Concentration of Credit Risk

Financial instruments which subject the Company to concentration of credit risk consist principally of cash and cash equivalents. The Company tries to minimize its credit risk by diversifying its investment portfolio. As of December 31, 1998, the Company's cash and investments were diversified through three investment advisors.

3. Discontinued Operations

In connection with its decision to discontinue its existing operations (see Note
1), the Company had substantially completed the disposition of its net assets and the settlement of its outstanding purchase commitments and lease obligations by December 31, 1997, resulting in a loss on disposal of approximately $888,000. Included in the loss on disposal is a gain of $173,726, representing the cumulative translation adjustment relating to the discontinued operations of the Company's Israeli subsidiaries. The Company's net cash outlay in connection with the discontinuation of its operations to date was approximately $1,225,000, of which approximately $962,000 was paid in the year ending December 31, 1997 and approximately $263,000 was paid in the year ending December 31, 1998. Revenues, costs and expenses of the Company's discontinued operations for the year ended December 31, 1997, excluding the above loss, were as follows:

Net sales                                           $   481,319
Cost of products sold                                   328,823
                                                    -----------
Gross profit                                            152,496
Operating expenses
 Selling, general and administrative                  2,804,437
  Research and development, net                         514,295

         Total costs and expenses                     3,318,732
                                                    -----------
         Loss from discontinued operations           (3,166,236)
                                                    ===========

The loss from discontinued operations in the year ended December 31, 1998 of $30,336 was attributable to the write down of all remaining assets of discontinued operations.

4. Common Stock

Stock repurchase plan
In April 1997, the Board of Directors authorized the Company to repurchase shares of its common stock for an aggregate cost not to exceed $1,000,000. During the year ended December 31, 1997, the Company repurchased 50,000 shares for an aggregate cost of $52,500. No shares were repurchased during the year ended December 31, 1998.

Outstanding warrants
In connection with the a bridge financing during the year ended December 31, 1996, the Company issued warrants to purchase an aggregate of 199,174 shares of the Company's common stock at an exercise price of $0.60 per share. As of December 31, 1998, there were 90,838 such warrants outstanding.

In connection with its initial public offering in October 1996 (the "IPO"), the Company issued warrants to acquire 3,360,082 shares of its common stock at an exercise price of $9.00 per share, subject to adjustment under certain circumstances. These warrants are exercisable at any time during the four-year period commencing October 1, 1997.

In connection with the IPO, the Company sold to an underwriter of the IPO, for nominal consideration, warrants to purchase up to 300,000 shares of the Company's common stock and/or 300,000 warrants to acquire 300,000 shares of the Company's common stock (the "Representative Warrants"). The Representative Warrants are initially exercisable at a price of $9.90 per share of common stock and approximately $0.17 per warrant for a four-year period commencing on the first anniversary of the issuance of such warrants. The warrants issuable upon exercise of the Representative Warrants are initially exercisable at a price of $14.85 and provide for adjustments in the number of shares of common stock and warrants issuable upon exercise of the Representative Warrants as a result of certain events.

5. Income Taxes

There was no provision for income taxes for the years ended December 31, 1997 and 1998 due to the realization of a net loss for the year ended December 31, 1997 and the utilization of a net operating loss carryforward during the year ended December 31, 1998.

(Loss) income before United States and Israeli income taxes were as follows:

                            1997             1998
                        -----------        -------
United States           $(1,448,290)       $28,041
Israel                   (2,157,660)          --
                        -----------        -------
                        $(3,605,950)       $28,041
                        ===========        =======

Deferred income tax assets comprise the following:

                                                 December 31,
                                          --------------------------
                                              1997          1998
                                          -----------    -----------
Compensatory stock options                $   227,532    $      --
Net operating loss carryforwards-U.S        2,201,765      4,362,340
Net operating loss carryforwards-Israel     1,630,800      2,097,297
Other                                          81,411          9,895
                                          -----------    -----------
                                            4,141,508      6,469,532
Valuation allowance                        (4,141,508)    (6,469,532)
                                          -----------    -----------
                                                 --             --
                                          ===========    ===========

Net operating loss carryforwards of approximately $10,900,000 at December 31, 1998 are due to expire in the years 2006 to 2013. Internal Revenue Code Section 382 places a limitation on the utilization of Federal net operating loss carryforwards when an ownership change, as defined by tax law, occurs. Generally, an ownership change, as defined, occurs when a greater than 50 percent change in ownership takes place. The annual utilization of net operating loss carryforwards generated prior to such changes in ownership will be limited, in any one year, to a percentage of fair market value of the Company at the time of the ownership change. Such an ownership change occurred upon completion of the IPO and from the additional equity financing obtained by the Company since its formation. Management estimates that the utilization of net operating losses of approximately $3,600,000 which were incurred prior to such ownership changes, will be limited to approximately $1,000,000 per annum.

At December 31, 1998 the net operating loss carryforwards for Innovative and CompuPrint in the State of Israel, which do not expire, amounted to approximately $5,169,000 and $657,000, respectively.

Financial Accounting Standard No. 109, "Accounting for Income Taxes", requires that a valuation allowance be recorded when it is more likely than not that deferred tax assets will not be realized. Since the Company has discontinued its operations, and future income is uncertain, and due to the limitation in the utilization of the net operating loss carryforwards described above, the Company has recorded a full valuation allowance against all deferred tax assets at December 31, 1998.

6.  Stock Options

The following is a summary of stock option activity:

                                                  Number      Exercise price
                                                of shares       per share
                                                ---------       ---------

Options outstanding at January 1, 1997            877,956     $0.01 - 6.00
Granted                                           480,000      1.00 - 2.125
Exercised                                         (40,458)     0.01 - 0.05
Forfeited                                         (69,511)         6.00
Forfeited                                        (195,000)     1.00 - 2.125
                                                ---------
Options outstanding at
December 31, 1997                               1,052,987      0.01 - 6.00
Granted                                            52,000     $1.56 - $1.66
Exercised                                         (72,397)        $0.01
Forfeited                                         (20,878)    $0.01 - $6.00
                                                ---------
Options outstanding at
December 31, 1998                               1,011,712     $0.01 - $6.00
                                                =========

545,588 and 572,381 options were exercisable at December 31, 1997 and 1998, respectively, at a weighted average exercise price of $2.97 and $3.01, respectively.

No compensation expense was recognized with respect to the stock options granted during the years ended December 31, 1997 and December 31, 1998 respectively.

In July 1996, the shareholders approved the Company's 1996 Stock Option Plan (the "1996 Plan") which, as amended, provides for the granting of options to purchase not more than an aggregate of 1,129,000 shares of Common Stock. All officers, directors and employees of the Company and other persons who perform services for the Company are eligible to participate in the 1996 Plan. Some or all of the options may be "incentive stock options" within the meaning of the Internal Revenue Code of 1986, as amended. The 1996 Plan provides that it is to be administered by the Board of Directors, or by a committee appointed by the Board, which will be responsible for determining, subject to the provisions of the 1996 Plan, to whom the options are granted, the number of shares of Common Stock subject to an option, whether an option shall be incentive or non-qualified, the exercise price of each option (which, other than in the case of incentive stock options, may be less than the fair market value of the shares on the date of grant), the period during which each option may be exercised and the other terms and conditions of each option. No options may be granted under the 1996 Plan after July 29, 2006.

As of December 31, 1998, the Company had granted options to purchase 1,075,944 shares under the 1996 Plan (303,778 of which had been forfeited), including an aggregate of approximately 882,001 options to executive officers and directors of the Company (of which

175,000 had been forfeited). Such options have an exercise price of ranging between $1.38 and $6.00 per share. The Company has also reserved 350,332 shares of Common Stock for possible future grants of options under the 1996 Plan.

As permitted by SFAS 123, the Company continues to account for its stock plans in accordance with APB 25 and its related interpretations. Had the compensation cost for the options issued in 1997 and 1998 to officers, directors and employees been determined based upon the fair value at the grant date in accordance with the methodology prescribed under SFAS No. 123, the Company's net
(loss) income for the years ended December 31, 1997 and 1998 would have increased/decreased by approximately $682,612 (or $0.11 per share), and $809,850 (or $0.13 per share), respectively. The weighted average fair value of the options granted in 1997 and 1998 was estimated at $99,466, and 33,530 respectively, on the date of grant, using the Black-Scholes option-pricing model which included the following assumptions stated on a weighted average basis:

                                         1997              1998
                                         ----              ----

Dividend yield                           0%                0%
Volatility                               68.72             70.0
Risk free interest rate                  6.10%              5.50%
Expected life                            101 months        97 months

7. Stock Rights Agreement

In July 1997, the Company adopted a Stockholder Rights Plan (the "Rights Plan"). The Rights Plan provides for the issuance of a common stock purchase right (a "Right") in respect of each share of common stock outstanding as of August 4, 1997 and each share issued thereafter. Each Right entitles the holder to buy one-quarter of one share of the Company's common stock for $1.50. The Rights become exercisable only if a person or a group acquires beneficial ownership of 15% or more of the Company's common stock (25% in the case of a person or group that was a 15% holder at the time the plan was adopted) or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15% or more of the Company's common stock.

If any person or group (an "Acquiring Person") becomes the beneficial owner of 15% or more of the Company's common stock (25% in the case of a person that was a 15% holder at the time the plan was adopted), other than pursuant to a tender or exchange offer for all outstanding shares of the Company approved by a majority of the independent directors, then each Right not owned by the Acquiring Person will entitle its holder to purchase, at the Right's then current exercise price, shares of the Company's common stock having a value of twice the Right's then current exercise price.

In addition, if after any person has become an Acquiring Person, the Company is involved in a merger or other business combination transactions in which the Company is not the surviving entity or in which its common stock is changed or exchanged, or sells 50% or more of its assets or earning power to another person, each Right will entitle its holder to purchase, at the Right's then current exercise price, shares of common stock of such other person having a value of twice the Right's then current exercise price.

The Company may redeem the Rights at one-quarter of a cent per Right at any time until ten days following a public announcement that an Acquiring Person has acquired a 15% position. During the years ended December 31, 1997 and 1998, no Rights were exercised or redeemed. The Rights expire on July 23, 2007.

8. Subsequent events

On February 22, 1999 the Company signed a merger agreement (the "Merger Agreement") with Empire Resources, Inc. ("Empire"), a distributor of value added, semi-finished aluminum products. The merger is subject to approval of the Company's shareholders and will effect a change in control of the Company. Under the terms of the Merger Agreement, Empire will be merged with and into the Company and the Company will issue to the current shareholders of Empire 9,384,761 shares of common stock, of which 3,824,511 shares of common stock will be placed in escrow. Some or all of the escrowed shares will be released to the stockholders of Empire based on a two-year earn-out formula. Any escrowed shares not released to the stockholders of Empire will be returned to the treasury of the merged company or retired. Upon completion of the merger, the merged company will continue the business of Empire. Prior to signing the Merger Agreement, the Company amended its Rights Plan to provide that (1) neither the signing of the Merger Agreement with Empire, nor the consummation of the merger, will have any affect on the Rights and (2) the Rights Plan will terminate upon completion of the merger with Empire.

                        INTEGRATED TECHNOLOGY USA, INC.

                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

         The undersigned hereby appoints William Spier, Barry W. Blank, Barry
L. Eisenberg or any of them with full power of substitution, proxies to represent the undersigned shareholder and to vote at the Annual Meeting of Stockholders of Integrated Technology USA, Inc. (the "Company") to be held on September 15, 1999 at 9:30 a.m., local time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, all shares of Common Stock of the Company that the undersigned would be entitled to vote as directed below, and in their discretion upon such other matters as may come before the meeting.

                         (To be Signed on Reverse Side)

-------------------------------------------------------------------------------

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

/X/ Please mark your votes
    as in this example.

1.  Approval of Agreement and Plan of    For      Against      Abstain
    Merger ("Merger Agreement") with     / /        / /          / /
    Empire Resources, Inc.

2.  If the Merger Agreement is           For     Withheld     Nominees:
    approved, election of Directors      / /       / /        Nathan Kahn
                                                              Sandra Kahn
                                                              Harvey Wrubel
                                                              Jack Bendheim
                                                              Barry W. Blank
                                                              Barry L. Eisenberg
For, except vote withheld from the following nominees:        Peter G. Howard
                                                              Nathan Mazurek
-----------------------------------------------------         Morris J. Smith
                                                              William Spier

3.  Ratification of Appointment of KPMG LLP      For      Against     Abstain
    Independent Auditors                         / /        / /         / /


SIGNATURES(S)                                  DATE
             --------------------------------       --------------------
NOTE: Please sign exactly as name appears hereon, joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.